SCHEDULE 14A INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                    SECURITIES EXCHANGE ACT OF 1934
                     (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

             Rancon Realty Fund IV, a California Limited Partnership
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/ /  No fee required.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:
Units of Limited Partnership Interest ("Units")
----------------------------------------------------------------------------

(2)  Aggregate number of securities to which transactions applies:
79,846 Units
----------------------------------------------------------------------------

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee of $9,640.90 has been calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of 1% of $48,204,500 (the aggregate amount of cash to be received by Registrant).
----------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:
$48,204,500
----------------------------------------------------------------------------

(5)  Total fee paid:
$9,640.90
----------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

----------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

----------------------------------------------------------------------------

(3)  Filing party:

----------------------------------------------------------------------------

(4)  Date filed:

----------------------------------------------------------------------------

October 17, 1997


Dear Unitholder:

         We are writing to request your consent to sell Rancon Realty Fund IV's ("Fund IV") interests in its remaining properties to Glenborough Realty Trust Incorporated and Glenborough Properties, L.P., the transfer of the General Partners' interests in Fund IV to Glenborough Properties, L.P. and to complete the liquidation of Fund IV. A majority of Fund IV's outstanding units must consent to the proposal for the transaction to proceed.

         The enclosed materials discuss the transaction in detail, but we would like to summarize our reasons for recommending that you consent to proceeding with the sale.

o Fund IV has held the properties for a longer period than anticipated when Fund IV was organized, administrative costs have the effect of reducing Fund IV's total assets, and therefore are too high to justify continuing operations, and current market conditions appear favorable for a sale.

o Fund IV expects to benefit substantially by selling properties in bulk instead of individually. Benefits include lower aggregate sale costs, more certainty as to the sale price, and faster liquidation of Fund IV.

o The price to be paid by Glenborough is equal to the recent appraised value of the properties as determined in an appraisal performed by Robert A. Stanger & Co., Inc.

o        The General  Partner has obtained a "Fairness  Opinion"  from Robert A.
         Stanger & Co., Inc., indicating that the consideration offered in the sale is fair to Fund IV and to its Unitholders from a financial point of view.

         After carefully weighing the facts and circumstances associated with the proposed sale to Glenborough transaction as well as alternative courses of action, we concluded that the bulk property sale to Glenborough and subsequent liquidation of Fund IV is an opportunity to maximize value for investors.


         Therefore, we recommend that you approve the proposed transaction by signing the Consent Form and returning it in the postage-paid envelope. Your participation is extremely important and your early response could save Fund IV the substantial costs associated with a follow-up mailing. If you have any questions, please feel free to call The Arlen Group at (800) 891-4105.


Sincerely,

Daniel L. Stephenson
General Partner and Chief Executive Officer of
Rancon Financial Corporation, General Partner



       Questions about the enclosed material? Please call The Arlen Group, toll-free, at (800) 891-4105.

                         NOTICE OF CONSENT SOLICITATION

To the Unitholders of Rancon Realty Fund IV, a California Limited Partnership


         NOTICE IS HEREBY GIVEN to limited partners ("Unitholders") holding units of limited partnership interest ("Units") in Rancon Realty Fund IV, a California Limited Partnership (the "Partnership") that Daniel L. Stephenson and Rancon Financial Corporation (collectively, the "General Partner") are soliciting written consents to approve a single proposal consisting of (i) the sale of substantially all of the assets of the Partnership for cash (the "Sale"), as contemplated by the Purchase Agreement, dated as of September 30, 1997, ("Purchase Agreement"), with Glenborough Realty Trust Incorporated and Glenborough Properties, L.P., as to the buyers ("Purchaser"), (ii) the transfer of the General Partner's interest in the Partnership to Glenborough Properties, L.P. (the "Transfer"), and (iii) the complete liquidation and dissolution of the Partnership (the "Liquidation"), in the manner described in the accompanying Consent Solicitation Statement. Such Liquidation will result in (a) the distribution to the Unitholders of all net cash proceeds of the Sale, (b) the net cash proceeds from the sale of the remaining Partnership assets after payment of all Partnership expenses, and (c) the payment by the General Partner of the General Partner's negative capital account balance, all as more fully described in the accompanying Consent Solicitation Statement.

         The Sale, Transfer and Liquidation must be approved by Unitholders holding a majority of the outstanding Units. Only Unitholders of record at the close of business on September 30, 1997, are entitled to notice of the solicitation of consents and to give their consent to the Sale, Purchase Agreement, Transfer and Liquidation. In order to be valid, all consents must be received before 5:00 P.M., Pacific time, on November 21, 1997, (unless such date or time is extended). The vote will be obtained through the solicitation of written consents and no meeting of Unitholders will be held. A consent may be revoked by written notice of revocation or by a later dated consent containing different instructions at any time on or before the expiration of the time by which the consent card must be received.


         Your Approval is Important. Please read the Consent Solicitation Statement carefully and then complete, sign and date the enclosed Consent Form and return it in the self-addressed postage-paid envelope. Any Consent Form which is signed and does not specifically disapprove the Sale, Transfer and Liquidation will be treated as approving the Sale, Transfer and Liquidation. Your prompt response will be appreciated.


Dated October 17, 1997                    RANCON REALTY FUND IV,
                                          a California Limited Partnership



                                          By:
                                             Daniel   L.   Stephenson,   General
                                             Partner and Chief Executive Officer
                                             of  Rancon  Financial  Corporation,
                                             General Partner

                         CONSENT SOLICITATION STATEMENT


         This Consent Solicitation Statement (this "Statement") is being furnished to holders of record ("Unitholders") of units of limited partnership interests ("Units") in Rancon Realty Fund IV, a California limited partnership (the "Partnership"), as of the close of business on September 30, 1997, (the "Record Date"), in connection with the solicitation (this "Solicitation") of consents, upon the terms and subject to the conditions of this Statement and the accompanying form of consent (the "Consent Form"), by Daniel L. Stephenson, an individual, and Rancon Financial Corporation, a California corporation, the general partners of the Partnership (collectively hereinafter referred to as the "General Partner"), on behalf of the Partnership, to (i) the proposed sale of all of the real estate assets of the Partnership to Glenborough Realty Trust Incorporated, a Maryland corporation and Glenborough Properties, L.P., a California limited partnership (collectively, the "Purchaser") pursuant to a Purchase Agreement dated as of September 30, 1997, between the Partnership and the Purchaser (the "Purchase Agreement"), (the sale of all of the Partnership's real estate assets (the "Properties") and the other transactions contemplated by the Purchase Agreement are hereinafter referred to collectively as the "Sale"), and (ii) concurrently with the liquidation of the Partnership, the Transfer of the General Partner's interests in the Partnership to Glenborough Properties, L.P. (the "Transfer") and, (iii) the dissolution and liquidation of the Partnership thereafter (the "Liquidation").

         Upon consummation of the Sale, the Partnership will receive $48,204,500 in cash consideration (the "Purchase Price,") subject to reduction by the amount of any mortgages which are secured by the Properties (the "Loans") and certain adjustments and prorations. After the consummation of the Sale, the Partnership intends to liquidate and distribute to Unitholders (A) the net proceeds of the Sale after deducting the expenses of the Sale, (B) the net cash proceeds from the sale of the remaining Partnership assets after payment of all Partnership liabilities and (C) the payment by the General Partner of the General Partner's negative capital account balance. Based on the sum of items (A), (B) and (C) above and by dividing this amount by the number of Units issued and outstanding as of the Record Date, the General Partner currently estimates that such distribution will equal approximately $316 per Unit. There can, however, be no assurances that this will be the actual amount distributed to Unitholders. Furthermore, as more fully described under the caption entitled "LIQUIDATION OF PARTNERSHIP; DISTRIBUTION OF PROCEEDS," the actual amount distributed per Unit may vary from one Unitholder to another depending on the date of the Unitholder's admission to the Partnership.


         From  1985  through   1991,   the   Partnership   has  made   aggregate
distributions to the Unitholders of approximately $20,080,000 and $1,361,000 to the General Partner.

See "LIQUIDATION OF PARTNERSHIP; DISTRIBUTION OF PROCEEDS."


         This Statement, and the enclosed Consent Form are being first mailed to Unitholders of the Partnership on or about October 17, 1997.


         This Statement, including the Fairness Opinion and Summary Appraisal, attached hereto as Exhibits, contain important information which should be read before any decision is made with respect to the Solicitation. All statements in this Statement are qualified in their entirety by reference to the Fairness Opinion and Summary Appraisal. Unitholders are urged also to read the text of each of those documents.

         The General Partner of the Partnership recommends that Unitholders consent to the Sale, the Purchase Agreement, Transfer and the Liquidation.


         THIS SOLICITATION FOR CONSENT FORMS WILL EXPIRE AT 5:00 P.M. PACIFIC TIME, ON NOVEMBER 21, 1997, (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE GENERAL PARTNER IN ITS SOLE DISCRETION. CONSENT FORMS MAY BE REVOKED AT ANY TIME UNTIL THE EXPIRATION DATE, BUT MAY NOT BE REVOKED THEREAFTER.

Questions and requests for assistance or additional copies of the Solicitation documents may be directed to The Arlen Group, (800) 891-4105; Facsimile Number
(619) 686-2056.

                                             RANCON REALTY FUND IV
                                        a California Limited Partnership

                                               TABLE OF CONTENTS

DESCRIPTION OF THE TERMS OF THE SOLICITATION.................................................................1
         Purpose of Solicitation.............................................................................1
         Expiration Date; Extension; Amendment...............................................................1
         Record Date; Requisite Consents.....................................................................1
         Consent Procedures..................................................................................2
         Revocation of Instructions..........................................................................2
         No Dissenting Unitholders' Rights...................................................................3

DESCRIPTION OF THE SALE......................................................................................3
         Background and Reasons for the Sale.................................................................3

DESCRIPTION OF THE TERMS OF THE PURCHASE AGREEMENT...........................................................4
         Parties to the Purchase Agreement...................................................................5
         Properties Transferred..............................................................................5
         Purchase Price......................................................................................5
         Liabilities.........................................................................................6
         Closing and Conditions to Closing...................................................................6
         Representations and Warranties......................................................................6
         Indemnification.....................................................................................6
         Nonconsummation of the Purchase Agreement:  Risk of Loss............................................6
         Proration...........................................................................................7
         Operation of the Properties Prior to Closing........................................................7
         Condition of the Properties; Purchaser's Review of the Properties...................................7
         Regulatory Requirements.............................................................................7

FAIRNESS OF SALE.............................................................................................8
         General Partner Recommendation......................................................................8
         Failure to Approve the Sale.........................................................................9
         Appraisals..........................................................................................9
         Summary of Methodology..............................................................................9
         Valuation Methodology -- Improved Properties Income Approach.......................................10
         Valuation Methodology -- Improved Properties -- Sales Comparison Approach..........................10
         Valuation Methodology -- Unimproved Land...........................................................10
         Conclusions as to Value............................................................................11
         Assumptions, Limitations and Qualifications of Appraisals..........................................11
         Fairness Opinion from Stanger......................................................................11

TRANSFER OF GENERAL PARTNER'S INTEREST......................................................................13

LIQUIDATION OF PARTNERSHIP; DISTRIBUTION OF PROCEEDS........................................................14
         Distribution of Proceeds...........................................................................14

BENEFITS OF THE SALE AND TRANSFER TO AND POSSIBLE CONFLICTS
         OF THE GENERAL PARTNER AND ITS AFFILIATES..........................................................15

CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE...............................................15
         General............................................................................................15
         Taxation Prior to Liquidation......................................................................15
         Taxation of Liquidation............................................................................17
         Capital Gains......................................................................................17




         Passive Loss Limitations...........................................................................17
         Certain State Income Tax Considerations............................................................17
         Tax Conclusion.....................................................................................17

SELECTED FINANCIAL DATA.....................................................................................18

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.............................................................18
         Outstanding Voting Securities; Record Date.........................................................18
         Security Ownership of Certain
         Beneficial Owners and Management ..................................................................19

MARKET FOR UNITS; DISTRIBUTIONS.............................................................................19

OTHER MATTERS...............................................................................................19

INCORPORATION BY REFERENCE..................................................................................19

CONSENT FORM REGARDING SALE OF ASSETS, TRANSFER AND LIQUIDATION.............................................20


Exhibit A:  Stanger Property Valuation...........................................................Exhibit A-1

Exhibit B:  Stanger Fairness Opinion.............................................................Exhibit B-1


Appendix A:  Financial Report on Form 10-K for the Year Ended December 31, 1996.................Appendix A-1

Appendix B:  Financial Report on Form 10-Q for the Period Ended June 30, 1997...................Appendix B-1

                  DESCRIPTION OF THE TERMS OF THE SOLICITATION

Purpose of Solicitation

         Upon the terms and subject to the conditions set forth in this Statement and in the accompanying Consent Form, the General Partner on behalf of the Partnership is soliciting consents from Unitholders for the purpose of approving the proposed Sale, the Transfer and the Liquidation. See "FAIRNESS OF THE SALE," "DESCRIPTION OF THE TERMS OF THE PURCHASE AGREEMENT," "DESCRIPTION OF THE SALE," "TRANSFER OF GENERAL PARTNER INTEREST," and "LIQUIDATION OF PARTNERSHIP; DISTRIBUTION OF PROCEEDS."

         The cost of preparing, assembling, printing and mailing this Statement and the enclosed Consent Form, and the cost of soliciting Consent Forms, will be borne by the Partnership. Solicitation of the Consent Forms will be made initially by mail. In addition to solicitation by mail, Consent Forms may also be solicited personally, by telephone, by facsimile or by telegraph by the director, officer or other regular employees of the General Partner and The
Arlen Group, the Soliciting Agent. No additional compensation will be paid to the director, officer or other regular employees of the General Partner for such services.

Expiration Date; Extension; Amendment

         This Statement is furnished in connection with the solicitation of Consent Forms by the General Partner to the Sale as contemplated by the Purchase Agreement, the Transfer and the Liquidation. This Solicitation for Consent Forms will expire at 5:00 P.M., Pacific Time, on the Expiration Date, unless extended by the General Partner in its sole discretion. The Partnership expressly reserves the right, in the sole discretion of the General Partner, (i) to extend the Expiration Date, from time to time, until the Requisite Consents (as defined below) have been obtained, and (ii) to amend, at any time or from time to time before the Requisite Consents are obtained, the terms of this Solicitation. As promptly as practicable following any such extension or amendment, notice thereof shall be given by the Partnership to each Unitholder in writing.

Record Date; Requisite Consents


         The Partnership has fixed the close of business on September 30, 1997, (the "Record Date"), as the Record Date for determining the Unitholders entitled to notice of and to consent to the Sale, the Transfer and the Liquidation. Only Unitholders on the Record Date or their duly designated proxies may execute and deliver a Consent Form. As of the Record Date, there were 79,846 Units outstanding held by approximately 11,880 holders of record. Holders of Units are entitled to one vote per Unit.


         The Sale, Transfer, and the Liquidation must be approved by at least a majority of the issued and outstanding Units (the "Requisite Consents") as required by the Partnership's Second Amended and Restated Agreement of Limited Partnership, as amended (the "Partnership Agreement").

         Units represented by "broker non-votes" (i.e., Units held in record name by brokers or nominees as to which (i) an executed Consent Form has not been received from the beneficial owners or persons entitled to Consent, (ii) the broker or nominee does not have discretionary voting authority under applicable rules or the instrument under which it serves in such capacity, or
(iii) the recordholder has indicated on the Consent Form or has otherwise notified the Partnership that it does not have authority to vote the Units with respect to the Sale, the Transfer and the Liquidation) will not be included in the vote totals, and therefore will have no effect on this Solicitation.

         If the Partnership fails to receive the Requisite Consents on or before the Expiration Date, or any extension thereof, then the Partnership will continue with its present objective of maximizing the return to Unitholders by actively managing and operating its Properties over a short holding period. In that event, the Partnership's Properties will be disposed of at an appropriate time while pursuing development opportunities for certain properties. See "DESCRIPTION OF THE SALE."

Consent Procedures

         UNITHOLDERS WHO DESIRE TO CONSENT TO THE SALE, THE TRANSFER AND THE LIQUIDATION SHOULD SO INDICATE BY MARKING THE APPROPRIATE BOX ON THE CONSENT FORM INCLUDED HEREWITH, AND COMPLETING, SIGNING, DATING AND DELIVERING THE CONSENT FORM TO THE ARLEN GROUP BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ABOVE AND ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND THEREIN. A UNITHOLDER MUST CONSENT TO EACH OF THE SALE, THE PURCHASE AGREEMENT, THE TRANSFER AND THE LIQUIDATION IF IT WISHES TO GRANT ITS CONSENT.

         All Consent Forms that are properly completed, signed and delivered to the Partnership and not properly revoked (See "Revocation of Instructions" below) prior to the Expiration Date, will be given effect in accordance with the specifications thereof. If a Consent Form is delivered and none of the "CONSENT" nor the "DOES NOT CONSENT" nor the "ABSTAIN" box is marked with respect to the Sale, the Transfer and the Liquidation, but the Consent Form is otherwise properly completed and signed, the Unitholder will be deemed to have consented to each of the Sale, the Transfer and the Liquidation.

         Consent Forms should be executed in exactly the same manner as the name(s) in which ownership of the Units is registered. If the Units to which a Consent Form relates are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and must submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

         The execution and delivery of a Consent Form will not affect a Unitholder's right to sell or transfer the Units. All Consent Forms received by the Partnership (and not properly revoked) prior to the Expiration Date will be effective notwithstanding a record transfer of such Units subsequent to the Record Date, unless the Unitholder revokes such Consent Form prior to 5:00 P.M., Pacific Time, on the Expiration Date by following the procedures set forth under "Revocation of Instructions" below.

         All questions as to the validity, form and eligibility (including time of receipt) regarding the consent procedures will be determined by the General Partner in its sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with deliveries of Consent Forms must be cured within such time as the General Partner determines. Neither the General Partner nor any of its affiliates or any other persons shall be under any duty to give any notification of any such defects or irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this Solicitation by the General Partner shall be conclusive and binding.

Revocation of Instructions

         Any Unitholder who has delivered a Consent Form to the Partnership may revoke the instructions set forth in such Consent Form by delivering to the General Partner a written notice of revocation prior to 5:00 P.M., Pacific Time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as "CONSENT" or "DOES NOT CONSENT" or "ABSTAIN," as the case may be, (iii) be signed by the Unitholder thereof in the same manner as the original signature on the Consent Form, and (iv) be received by the General Partner prior to 5:00 P.M., Pacific Time, on the Expiration Date at its address set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. No Unitholder may revoke the instructions set forth in a Consent Form after 5:00 P.M., Pacific Time, on the Expiration Date.

No Dissenting Unitholders' Rights

         Under the California Uniform Limited Partnership Act and under the Partnership Agreement, Unitholders do not have dissenter's appraisal rights in connection with the Sale and the Purchase Agreement.

Suspension of Transfer of Units

         Pending completion of the consent process, the General Partner has suspended the transfer of Units by Unitholders.


                             DESCRIPTION OF THE SALE

Background and Reasons for the Sale

         Prior to 1995, the Partnership's business strategy was to hold its Properties for future development and operation. In 1995, the Partnership modified its strategy to focus on eventual disposition of its Properties while pursuing development opportunities for certain sites.

         At its inception in 1985, the Partnership estimated that its Properties would be developed and sold after a period of seven years of ownership after completion of development or construction. The Partnership purchased one Property which it sold and used the proceeds of that sale and proceeds from its offering of Units to develop commercial offices, restaurant, retail, hotel, transportation and light industrial facilities, primarily in the Tri City Corporate Centre of San Bernardino, California.

         After acquisition and development of some of its Properties, the Partnership's Properties experienced a decrease in market value due to a substantial weakening of the markets for commercial real estate in the Inland Empire area of California, where the majority of the Partnership Properties are located and in the United States real estate markets in general. Although the markets in which the Partnership Properties are located and real estate markets in general have improved from the bottom of the cycle, these markets have proven to be volatile over time. Furthermore, it is an appropriate time for the sale of the Partnership's Properties because (1) the operations of all the improved Properties are relatively stable; (2) the real estate capital markets are active; (3) development of the majority of the Partnership's unimproved properties cannot be done on an economical basis for several years, and (iv) the administrative costs of operating the Partnership have increased as a percentage of such assets having the effect of reducing such assets.

         In December  1994,  Rancon  Financial  Corporation  ("RCF"),  a general partner of the Partnership, entered into an agreement with Glenborough Inland Realty Corporation ("GIRC") whereby RFC sold to GIRC, for the assumption of $1,715,000 of RFC's debt and approximately $4,466,000, the contract to perform the rights and responsibilities under RFC's agreement with the Partnership and other related Partnerships (collectively, "the Rancon Partnerships") to perform or contract on the Partnership's behalf for financial, accounting, data processing, marketing, legal, investor relations, asset and development management and consulting services for the Partnership for a period of ten years or to the liquidation of the Partnership, whichever comes first. Under the contract, the Partnership was required to pay GIRC for its services as follows:
(i) a specified asset administration fee of $993,000 per year, which is fixed for five years subject to reduction in the year following the sale of assets;
(ii) sales fees of 2% for improved properties and 4% for land (which is not payable in connection with the Sale); (iii) a refinancing fee of 1% and (iv) a management fee of 5% of gross rental receipts. When Glenborough's REIT was formed on December 31, 1995, it acquired 100% of the non-voting preferred stock of GIRC. In July of 1997, GIRC was merged into Glenborough Corporation ("GC"), in which Glenborough also held, and continues to hold, 100% of the non-voting preferred stock. As part of this agreement, GIRC performed and GC now performs) certain responsibilities for the General Partner of the Rancon Partnerships and RFC agreed to cooperate with GIRC should GIRC attempt to obtain a majority vote of the limited partners to substitute itself as the Sponsor for the Rancon Partnerships. The compensation payable to GIRC under the agreement will terminate when the Sale Transfer, and Liquidation are completed. None of GIRC, GC or Glenborough is an affiliate of RFC.

         RFC entered into the transaction with Glenborough described above, when it determined to sell that portion of its business relating to investor relations services, property management services and asset management services, and those services are now rendered to the Partnership, eight other related partnerships and third parties by Glenborough.

         In late 1994, during negotiations of the agreement described above, Glenborough proposed that the Partnership contribute its Properties to Glenborough's real estate investment trust ("REIT") then being formed, in return for securities of the new REIT. The Partnership elected not to do so because of the risk of investing in a start-up REIT. In addition, by contracting with GIRC to perform services, the Partnership would establish a relationship to determine its performance as a manager. Finally, the Partnership was of the opinion that the bottom of the real estate cycle was near and did not want to consider a sale until the cycle moved in a positive direction. Approximately 18 months later, Glenborough's REIT had begun operations and its stock had begun trading, and Glenborough once again proposed to acquire the Partnership's properties in exchange for securities of the REIT. For the same reasons as stated above, the Partnership again declined Glenborough's proposal.

         In  April  of  1997,   Glenborough   again   proposed  to  acquire  the
Partnership's properties, but this time for cash rather than securities. For this reason, and because the Partnership's general partner believed that the real estate cycle has moved in a positive direction, it requested that Glenborough submit a formal offer.

         In May 1997, an offer was made to buy the Properties for $45,200,000 in cash, subject to obtaining a fairness opinion as to the terms and conditions of the Sale from the financial point of view of the Unitholders.

         In June 1997, the Partnership and the Purchaser executed a letter of intent setting forth an agreement in principle on the terms and conditions of the Sale.

         In July 1997, the Partnership received an appraisal that the fair market value of the Properties was $48,575,000. Following receipt of the appraisal, the Partnership made a counter-offer to Glenborough to sell the properties for a price equal to the appraised fair market value. Glenborough accepted the counter-offer, subject to a reduction of $370,500 from the appraised value for certain lots that had been included in the appraisals but subsequently sold.


         On September 30, 1997, the Partnership and the Purchaser entered into the Purchase Agreement. Under the terms of the Purchase Agreement, the Purchaser will purchase all of the real estate assets of the Partnership for an aggregate Purchase Price of $48,204,500 to be paid in the form of cash and/or assumption of debt.



               DESCRIPTION OF THE TERMS OF THE PURCHASE AGREEMENT

         The following is a summary of the material terms of the Purchase Agreement, dated as of September 30, 1997. This summary does not purport to be complete. A complete copy of the Purchase Agreement will be provided to each Unitholder, at no cost to the Unitholder, upon request. Capitalized terms used but not defined have the meaning ascribed to them in the Purchase Agreement.

Parties to the Purchase Agreement

         The Purchase Agreement has been entered into between the Partnership, as the seller, and the Purchaser, as purchaser. Pursuant to the Purchase Agreement, the Partnership has agreed to sell all of its Properties to the Purchaser.

         The Partnership is a California limited partnership with its principal executive office at 27740 Jefferson Avenue, Temecula, California 92590; Telephone Number (909) 676-6664. For a description of the Partnership and the Properties see the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (the "Partnership's 10-K"), and the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, (the "Partnership's 10-Q"), copies of which are being mailed to Unitholders together with this Statement and are incorporated herein by reference.

         The Purchaser is a Maryland corporation and a California limited partnership, with an address at 400 South El Camino Real, San Mateo, California 94402-1708; Telephone Number: (415) 343-9300. The Purchaser is a self-administered and self-managed real estate investment trust with a diversified portfolio of properties including industrial, office, multi-family, retail and hotel properties. In addition, two associated companies of Purchaser control similarly diversified portfolios. Combined, the portfolios encompass approximately 11 million square feet and are spread among 26 states throughout the country.

Properties Transferred

         The Purchase  Agreement  provides  that at the closing of the Sale (the
"Closing") the Partnership will transfer and convey to the Purchaser all of the Properties of the Partnership, which consist of approximately 86 acres of undeveloped land, improved properties of approximately 460,741 square feet and the Shadow Ridge Woodland Apartment complex of 240 units as follows:

                                             Property                  Square
            Property Name                      Type                    Footage                Acres
-------------------------------------- ---------------------- -------------------------- ----------------
Income Producing
         Carnegie Business Center      Office/R&D                      62,605                          -
         Circuit City                  Retail                          38,600                          -
         Inland Regional Center        Office                          81,079                          -
         One Vanderbilt Way            Office                          73,089                          -
         Promotional Retail Center     Retail                          64,445                          -
         Service Retail Center         Retail                          20,780                          -
         TGI Friday's                  Retail                           9,386                          -
         Two Vanderbilt Way            Office                          69,094                          -
         Shadowridge Woodland          Apartments                     240 units                        -
           Apartments                                                                                  -

Land
         North River Tower             Land                               -                        14.67
         Brier Business Center         Land                               -                         2.80
         Vanderbilt Tower              Land                               -                         7.58
         Inland Regional - Phase II    Land                               -                         2.51
         Palm Court West               Land                               -                         3.18
         Brier Plaza                   Land                               -                         2.41
         South Palm Court Pad 1        Land                               -                          .68
         South Palm Court Pad 2        Land                               -                          .82
         Perris 17 (Retail)            Land                               -                        17.67
         Lake Elsinore                 Land                               -                        24.79
         Rancon Town Village           Land                               -                         5.63


         The Purchaser is not acquiring any of the accounts receivable relating to the Properties existing as of the Closing Date or cash reserves or other similar assets of the Partnership such as prepaid expenses, if any. The net cash proceeds from the sale of the remaining Partnership assets after payment of the Partnership's liabilities will be distributed to Unitholders along with the net proceeds of the Sale (after deducting expenses of the Sale, the amount of mortgage loans on the Properties ("Loans")) and the payment by the General Partner of the amount of the General Partner's negative capital account balance. See "TRANSFER OF THE GENERAL PARTNER INTEREST" and "LIQUIDATION OF PARTNERSHIP; DISTRIBUTION OF PROCEEDS."

Purchase Price

         The Purchase Price for the Properties is $48,204,500 (which reflects a reduction of $370,500 from the appraisal value to reflect the sale of certain lots in Rancon Town Village), $520,000 of which has been deposited by the Purchaser in escrow as earnest money with Chicago Title Insurance Company, and the remainder of which will be paid in cash, reduced by Loans and certain adjustments and prorations at the Closing. The Partnership will pay for the Fairness Opinion, Appraisals, filing fees, legal fees and similar expenses, which the General Partner estimates to be approximately $325,000.

Liabilities

         The Purchaser will assume all obligations of the Partnership relating to the Properties, including obligations under leases, and may assume the Loans on the Properties at the Closing.

Closing and Conditions to Closing

         The Purchase Agreement provides that the Closing will occur on the first day that is not less than five days after the date the Partnership has received the approval of the Partnership's Unitholders to the Sale and the Transfer (the "Closing Date").


         Under the Purchase Agreement, the consummation of the Sale is subject to the satisfaction of, among others, the following conditions: (i) the approval of the Sale and the Liquidation by Daniel L. Stephenson, as the individual general partner and as the Director of Rancon Financial Corporation (which approvals were given on September 30, 1997), (ii) the requisite approval by the Partnership's Unitholders of the Sale, and the Transfer, (iii) the Partnership's receipt of the Fairness Opinion and Appraisal, (iv) the Purchaser's approval of title to the Properties, (v) that the physical condition of the Properties at Closing shall be substantially the same, wear and tear excepted as when the Purchase Agreement was executed, and (vi) the delivery by the Partnership to the Purchaser of appropriate instruments of conveyance and certain documents relating to the Properties.


Representations and Warranties

         The Purchase Agreement contains representations and warranties with respect to the Partnership and the Properties which are generally customary in a transaction of this type and relate to, among other things, (i) due organization and authority to enter into the Purchase Agreement, (ii) the absence of any conflicts under the documents to which it is a party and violation of agreements and organizational documents by which it is formed, (iii) the absence of legal proceedings, government investigation and violations of law, (iv) environmental matters, (v) title matters, and (vi) the status of the Loans.

         The Purchaser's representations and warranties relate to, among other things, (i) due organization and ability to perform its obligations under the Purchase Agreement, (ii) the absence of conflicts under any documents to which it is a party and violation of agreements and organizational documents by which it is formed, and (iii) no litigation is pending or threatened against the Purchaser that might materially and detrimentally affect the ability to perform its obligations under the Purchase Agreement.

Indemnification

         The Partnership and the Purchaser have agreed to indemnify each other from and against all costs, charges and expenses related to the breach of any of the representations and warranties they have made in the Purchase Agreement.

         The Partnership has agreed to indemnify the Purchaser from and against all costs, charges and expenses related to the operation of the Properties (other than as a consequence of acts or omissions of Purchaser), or failure to perform any obligation under the Loan Documents prior to the Closing Date.

         The Purchaser has agreed to indemnify the Partnership from and against all costs, charges and expenses related to the ownership, management and operation of the Properties and the payment of the Loans after the Closing Date.

Nonconsummation of the Purchase Agreement:  Risk of Loss

         If there is any damage or destruction to, or condemnation of, any Properties as to which the cost of repair or the value of the portion taken exceeds $482,000 the Purchaser may, at its option, within twenty days of receiving notice thereof, elect to (i) terminate the Purchase Agreement as to the damaged or condemned Property which would then reduce the Purchase Price by the fair market value of the damaged or condemned Property, or (ii) consummate the acquisition of the Property for all of the consideration provided the Purchaser is given a credit against the consideration equal to the amount of any insurance proceeds or condemnation awards collected by the Partnership as a result of such loss. If any damage or destruction or condemnation of any of the Properties does not exceed $482,000, the Purchaser must purchase the Properties but will receive as a credit against the Purchase Price in an amount equal to the insurance proceeds or condemnation awards provided and the Loan does not result in a default because of such loss or condemnation.

         If the Sale is not consummated for a reason other than a default by the Partnership or the Purchaser, then the earnest money shall be returned to the Purchaser with interest thereon, and the Partnership and Purchaser shall each bear one-half of any escrow cancellation charges.

         If the Sale is not consummated as a result of a default by the Partnership, the Purchaser may terminate the Agreement and the earnest money and interest thereon shall be returned to it and the Partnership shall pay all the title, escrow, legal and inspection fees incurred by the Purchaser, or the Purchaser may continue the Purchase Agreement pending the Purchaser's action for specific performance and/or damages.

         If the Sale is not consummated as a result of a default by the Purchaser, the Purchaser shall pay all escrow cancellation charges and the earnest money deposit of $520,000, plus interest thereon will be paid to the Partnership as liquidated damages and the Partnership will not have any further remedies. If that occurs, the Partnership will distribute the $520,000 (after deducting expenses incurred by the Partnership in respect of the Sale) to Unitholders, and will continue with its present objective of disposing of the Properties at an appropriate time while pursuing development opportunities for certain Properties. See "DESCRIPTION OF THE SALE."

Proration

         All prorations shall be calculated as of 12:01 A.M. on the first day of the month that the Sale closes.

Operation of the Properties Prior to Closing

         Prior to the Closing, the Partnership shall operate and maintain the Properties in substantially the same manner as they were operated prior to the execution of the Purchase Agreement provided, however, that without the prior written approval of the Purchaser, the Partnership shall not execute, renew or terminate any lease or modify or waive any material term of any lease; enter into any contract with respect to the property requiring payments to be made by the Partnership in excess of $5,000 per year, or waive or modify any Loan Documents.

Condition of the Properties; Purchaser's Review of the Properties

         The Purchaser shall have the right to contact and interview Tenants and inspect the surveys, title, use and zoning matters with respect to each of the Properties. Purchaser shall have fifteen days after the receipt of the foregoing materials to approve or disapprove of the due diligence materials. If the Purchaser does not approve such materials, the Purchase Agreement may be terminated and the Purchaser will be entitled to all amounts paid for earnest money and any interest thereon.

Regulatory Requirements

         There are no federal or state regulatory requirements which must be complied with, nor are there any such governmental consents or approvals that must be obtained, other than the approval of the Unitholders solicited by this Statement, in connection with the Sale and the other transactions contemplated by the Purchase Agreement. There are certain regulatory requirements under the laws of the State of California which must be complied with in connection with the Liquidation, principally the winding up of the affairs of the Partnership and the filing of a Certificate of Cancellation (canceling the Partnership's Certificate of Limited Partnership) with the Secretary of State of California in accordance with the California Uniform Limited Partnership Act. These regulatory requirements will be complied with at the time of the Liquidation.


                                FAIRNESS OF SALE

General Partner Recommendation

         Daniel L. Stephenson, as the individual general partner and as the Director of Rancon Financial Corporation has approved the Sale to the Purchaser pursuant to the Purchase Agreement and the Liquidation, and directed that the Sale, Transfer, and the Liquidation be submitted to the Partnership's Unitholders for consent with the recommendation that Unitholders consent. The principal factors taken into consideration in approving the Sale, Purchase Agreement and the Liquidation and in recommending that Unitholders consent thereto were:

         (i) The Purchase Price was achieved by arm's length negotiations and is equal to the Properties' Appraised Value;

         (ii) The Fairness Opinion of Robert A. Stanger & Co., Inc. ("Stanger") that the consideration offered to the Partnership in connection with the Sale is fair to the Partnership and the Unitholders from a financial point of view;

         (iii) Prior to entering into the Purchase Agreement, the General Partner determined that the Purchaser has a reputation for completing purchases it contracts to make and for doing so in a timely and expeditious manner;

         (iv) The terms and conditions of the Purchase Agreement described under "Description of the Terms of the Purchase Agreement," in particular: (a) the Purchaser's obligations are not subject to obtaining financing; (b) the Purchaser will forfeit its $520,000 Escrow Deposit if it fails to consummate the Sale other than for the due diligence reasons discussed under "Description of the Terms of the Purchase Agreement"; and (c) it is unlikely that there will be any significant adjustment to the Purchase Price because the Purchaser had early access to information and because of the timing of the due diligence review;

         (v) No brokerage commissions are required to be paid by the Partnership in connection with the Sale therefore providing higher net proceeds to the Unitholders;

         (vi) Selling all of the Properties at one time will result in lower aggregate Sale costs;

         (vii) Selling all of the Properties at one time will eliminate the need for the Partnership to incur the ongoing administrative and other expenses of continuing to operate the Partnership and certain Properties during an extended sales period;

         (viii) Selling the Properties at one time provides certainty as to the sales price of the Properties, whereas selling the Properties over a period of time would not provide such certainty;

         (ix) The Sale and Liquidation will result in the more accelerated return of capital to the Unitholder; and

         (x) The Sale and Liquidation is anticipated to result in the opportunity for the Unitholders to receive their final Schedules K-1 for the fiscal year 1997 and avoid future inconvenience and expense from the requirement to reflect such schedules in their federal income tax returns in subsequent years.

         The General Partner considered the following additional factors with respect to the disposition of the Properties in general:

         (i) The fact that the Properties have been held longer than their originally anticipated holding period;

         (ii) The General Partner's belief that current market conditions are favorable for a sale of the Properties due to the favorable interest rate environment, the increased availability of investor capital and the improvement in certain of the marketplaces in which the Partnership's Properties are located.

         (iii) The liquidity the Sale will provide to Unitholders that the retention of Units does not provide. At present, there is no established public trading market for Units and liquidity is limited to sporadic sales that occur within an informal secondary market and pursuant to occasional tender offers for Units.

         (iv) The level of distributions to the Unitholders (which have been lower than originally anticipated; no distributions have been made for five years); and

         (v) Retaining the Properties will continue to subject the Partnership to the risks inherent in the ownership of property such as the development of properties, fluctuations in occupancy rates, operating expenses and rental rates, which in turn may be affected by general and local economic conditions, the supply and demand for properties of the type owned by the Partnership and federal and local laws and regulations affecting the ownership and operation of real estate.

         The primary disadvantages of disposing of the Properties pursuant to the Sale are as follows:

         (i) The Partnership will not benefit from possible improvements in economic and market conditions which could produce increased cash flow and enhance the sales price of the Properties. The concern in continuing to hold the Properties in an improving market is that the market conditions which led to this improvement may encourage an increasing supply of new properties (including development of certain of the Partnership's Properties) which could eventually lead to oversupply of the Properties and weakening of prices;

         (ii) The sales of all the Properties at one time may not result in as high a sale price as if they were sold individually; and

         (iii) Unitholders who purchased their Units during the initial public offerings of the Units may not receive aggregate distributions, including distributions from the Sale, equal to the money that they originally invested in the Partnership. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE - Taxation Prior to Liquidation."

         For the foregoing reasons, the General Partner of the Partnership has approved the Sale and the Liquidation and recommends that Unitholders consent to the Sale, the Purchase Agreement, Transfer and the subsequent Liquidation.

Failure to Approve the Sale

         If the Unitholders fail to approve the Sale, Transfer and Liquidation, the Partnership will continue to operate the Properties and attempt to sell the Properties in single or multiple sales and develop properties deemed developable.

Appraisals

         In determining the fairness of the Sale, the General Partner has relied in part upon appraisals (a summary of which is attached hereto as Exhibit A and incorporated herein by this reference) prepared by Stanger, to establish the fair market value ("Appraised Value") of the Partnership's Properties and such Appraised Values were utilized in establishing whether the Purchase Price offered by the Purchaser constitutes fair consideration in exchange for such Properties. In preparing the Appraisals, Stanger was engaged to determine the fair market value of the Properties without taking into account the specific financial interest of any person. Stanger's Appraisals were certified by an MAI appraiser.

         Stanger has substantial experience and expertise in assessing the value of real estate, having prepared real estate appraisals for over 10 years and having appraised or rendered confirming opinions of value for a variety of clients real estate assets with a value of over $10 billion. Furthermore, the General Partner believes that the use of a single independent appraiser, applying consistent methodology and criteria in assessing the value of the Partnership's Properties, increased the likelihood that the value of such assets would be determined on a fair, consistent and unbiased basis.

Summary of Methodology

         Appraisers typically consider three approaches to value: the cost approach, the market data or sales comparison approach, and the income approach. The market data or sales comparison approach involves a comparative analysis of the subject property with other similar properties that have sold recently or that are currently offered for sale in the market. The income approach involves an economic analysis of the property based on its potential to provide future net annual income.

         Pursuant to the request of the Partnership, the Appraisals were performed using the income approach and sales comparison approach for
income-producing   properties  and  the  sales  comparison   approach  for  land
properties.

Valuation Methodology -- Improved Properties -- Income Approach. Stanger's valuation has been based in part upon information supplied to it by the Purchaser, as the manager of the Properties, and the Partnerships, including but not limited to: rent rolls, building reports; lease information; financial schedules of current lease rates, income, expenses, cash flow and related financial information; property descriptive information; prior appraisals; and, where appropriate, proposed sales terms, sales agreements and supporting documentation. Stanger relied upon such information and assumed that the information provided by Purchaser and the Partnership was accurate and complete and did not attempt to independently verify such information.

         Stanger also interviewed and relied upon Purchaser's management personnel to obtain information relating to the condition of each property, including any deferred maintenance, capital budgets, environmental conditions, status of on-going or newly planned property additions, reconfiguration, improvements, and other factors affecting the physical condition of the property improvements.

         Stanger also interviewed Purchaser's management personnel regarding competitive conditions in property markets, trends affecting the properties, certain lease and financing factors, and historical and anticipated lease revenues and expenses. Stanger also reviewed historical operating statements for each of the properties.

         Based on the lease and market rent analysis, rental revenue projections were developed for each income-producing property based on the terms of existing leases and based on an analysis of market rents and historical rents achieved at the property.

         Expenses were analyzed based upon a review of actual expenses for 1995 and 1996. Stanger also reviewed 1997 budgeted expenses and published data on expenses for comparable properties.

         In its income approach analysis, Stanger utilized a ten year discounted cash flow analysis. To determine residual value, year eleven operating income estimate was capitalized. The residual value was discounted, after deducting appropriate sales expenses to a present value. The discount rate employed was based on current acquisition criteria and target rates of return among commercial property investors.

Valuation Methodology -- Improved Properties -- Sales Comparison Approach. Based upon actual and proposed sales transactions identified in the respective Properties' region, indices of value for the Properties were derived considering the respective Properties' age, location and other factors. The indices of value included price per square foot and overall capitalization rate. The indices of value were applied to the Properties to estimate value in accordance with the Sales Comparison Method. Price per square foot as estimated by reference to comparable sales transactions was multiplied by the rentable square footage of the respective Properties to derive an estimate of value. Net operating income was capitalized at a capitalization rate as estimated in accordance with comparable sales transaction data.

Valuation Methodology -- Unimproved Land. Since certain of the Properties are unimproved land Stanger has estimated the value of the fee simple interest in the Land based on the Sales Comparison Approach, and has not utilized the Income or Cost Approaches to valuation.

         The Sales Comparison Approach utilizes indices of value derived from actual or proposed sales of comparable properties to estimate the value of the subject Land. For land valuations, a unit of comparison typically analyzed for similar properties, price per square foot of land or price per buildable square foot, was utilized in applying the Sales Comparison Approach to the subject Property.

         In conducting the property valuation, representatives of Stanger performed site inspection of the Properties in June 1997. In the course of each Property site visit, the information on the local market was gathered. Information gathered during the site inspection was supplemented by a review of published information concerning economic, demographic and real estate trends in the subjects' market.

Conclusions as to Value

         Based upon the review as described above, it is Stanger's opinion that the market value of the leased fee interests or fee simple interests in the Properties as of June 30, 1997, is:

Property Name                                                Value
-------------                                                -----
Carnegie Business Center                                $3,100,000
Circuit City                                             4,700,000
Inland Regional Center                                   5,300,000
One Vanderbilt Way                                       4,500,000
Promotional Retail Center                                5,000,000
Service Retail Center                                    2,000,000
TGI Friday's                                             1,750,000
Two Vanderbilt Way                                       4,400,000
Shadowridge Woodbend Apartments                          9,200,000
North River Tower                                          500,000
Brier Business Center                                      180,000
Vanderbilt Tower                                         1,300,000
Inland Regional - Phase II                                 290,000
Palm Court West                                            540,000
Brier Plaza                                                250,000
South Palm Court Pad 1                                     125,000
South Palm Court Pad 2                                     150,000
Perris 17 (Retail)                                       1,540,000
Lake Elsinore                                            2,200,000
Rancon Town Village                                      1,550,000
                                                         ---------
    TOTAL                                              $48,575,000 *


* The Purchase Price is $370,500 less than the appraised value to reflect the sale of certain lots of Rancon Town Village which took place subsequent to the date of the appraisal.

Assumptions, Limitations and Qualifications of Appraisals

         Stanger utilized certain assumptions to determine the appraised value of the portfolios under the income approach. See Exhibit A for a discussion of the specific assumptions, limitations and qualification of the Appraisals.

         The Appraisals reflect Stanger's valuation of the real estate portfolios of the Partnerships as of June 30, 1997, in the context of the information available on such date. Events occurring after June 30, 1997, and before the Closing of the Sale could affect the Properties or assumptions used in preparing the Appraisals. Stanger has no obligation to update the Appraisals on the basis of subsequent events. In connection with preparing the Appraisals, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Exhibit A. Stanger will not deliver any additional written summary of the analysis.

Fairness Opinion from Stanger

         Stanger was engaged by the General Partner on behalf of the Partnership, to provide an opinion as to the fairness to the limited partners of the Partnership from a financial point of view of the consideration to be received in the Sale. The full text of the fairness opinion, which contains descriptions of the assumptions and qualifications made, matters considered and limitations on the review and opinion, is set forth in Exhibit B to this Statement and should be read in its entirety. Certain of the material assumptions, qualifications and limitations to the fairness opinion are set forth below. The summary set forth below does not purport to be a complete description of the analysis used by Stanger in rendering the fairness opinion. Arriving at a fairness opinion is a complex analytical process not necessarily susceptible to partial analysis or amenable to summary description.

         In connection with its analysis, Stanger made certain assumptions, described more fully below, which the General Partner and the Partnership advised Stanger it would be reasonable to make. The General Partner and the Partnership imposed no conditions or limitations on the scope of Stanger's investigation or with respect to the methods and procedures to be followed in rendering the fairness opinion. The General Partner and the Partnership have agreed to indemnify Stanger against certain liabilities arising out of its engagement to render financial advisory services and to prepare and deliver the fairness opinion.

         Experience of Stanger. Stanger, founded in 1978, has provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms and insurance companies and over 70 companies engaged in the management and operation of partnerships and real estate investment trusts. The investment banking activities of Stanger include financial advisory services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

         Stanger, as part of its investment banking business, is regularly engaged in the valuation of business and their securities in connection with mergers, acquisitions, reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically owned through partnerships including, but not limited to, real estate, oil and gas reserves, cable television systems and equipment leasing assets.

         Summary of Materials Considered. In the course of Stanger's analysis to render its opinion regarding the Transaction, Stanger: (i) reviewed the consent solicitation statement (the "Statement") relating to the Sale; (ii) reviewed historical operating statements for each income producing property for the two years ended December 31, 1996, and the six months ended June 30, 1997; (iii) reviewed the current rent roll, occupancy report and quoted rents at each income producing property; (iv) conducted a site inspection of each Property; (v) reviewed the most recent property tax assessment for each Property; (iv) reviewed the master summary appraisal report prepared by Stanger, as of June 30, 1997, for the Properties; (vii) reviewed the letter of intent between the Partnership and Glenborough; (viii) reviewed the operating history and financial statements of the Partnership for the years ended December 31, 1995, and 1996 as summarized on Forms 10-K filed with the Securities & Exchange Commission (the "SEC") and for the quarter ended March 31, 1997, as summarized on Form 10-Q as filed with the SEC; (ix) conducted such other studies, analyses and inquiries Stanger deemed appropriate.

         Summary of Analysis. Stanger observed that the purchase price paid is equal to the appraised value of the real estate assets as of June 30, 1997, (adjusted for certain assets sold after such date), and that no sales commission will be paid in connection with the transaction. Such sales commissions can range from 2% to 5% of sales prices, depending upon the total value of assets sold in a single transaction. Stanger further observed that the purchase price paid in the transaction ($48,204,500) exceeds the amount included in the original letter of intent of $44,829,500 (adjusted for certain assets sold after such date) by $3,375,000 or 7.5%.

         Conclusions. Based on the foregoing, Stanger concluded that, based upon its analysis and assumptions, and as of the date of the fairness opinion, the consideration to be received in the Sale is fair to the limited partners of the Partnership from a financial point of view.

         Assumptions. In evaluating the Transaction, Stanger relied upon and assumed, without independent verification, the accuracy and completeness of all financial and other information contained in the Statement or that was furnished or otherwise communicated to Stanger. Stanger did not perform an independent appraisal of the non-real estate assets and liabilities of the Partnership and relied upon and assumed the accuracy of the information provided. Stanger also relied on the assurances of the General Partner, the Partnership and
Glenborough, as property manager, that any financial statements, proforma statements or adjustments contained in the Statement or otherwise provided to Stanger were reasonably prepared on a basis consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the properties or the information reviewed between the date of the appraisal and the date of the opinion; and that the General Partner, the Partnership and Glenborough are not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect.

         In connection with preparing the fairness opinion, Stanger was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Exhibit B. Stanger does not intend to deliver any additional written summary of its analysis.

         Compensation and Prior Relationships. For preparing the fairness opinion in connection with the Transaction, Stanger is being paid a fee of $130,000 by the Partnership. For the appraisal services, Stanger was paid a fee equal to $65,000, plus certain reimbursements for out-of-pocket expenses for travel. An affiliated partnership paid Stanger a fee of $120,000 for preparing a fairness opinion and $60,000 for appraisal services. In addition, Stanger will be reimbursed for certain out-of-pocket expenses, including legal fees, and will be indemnified against certain liabilities including certain liabilities under the Federal securities laws.

         Stanger has provided financial advisory services and appraisal services to Glenborough Realty Trust Incorporated and affiliates during the past three years as follows: (i) Stanger appraised the real estate assets and issued opinions regarding the fairness of the allocation of shares in Glenborough Realty Trust Incorporated to Partnerships affiliated with Glenborough, at the time of formation of Glenborough in January 1996 for which Stanger was paid $600,000, plus reimbursement of certain out-of-pocket expenses; (ii) Stanger was paid a finders fee in connection with the acquisition by Glenborough of certain rights to management contracts of Rancon Financial Corporation for which Stanger was paid a fee equal to $350,000 by Glenborough; (iii) Stanger was engaged by Trust Realty Advisors and affiliates in connection with a sale of certain assets to Glenborough in 1996 for which Trust Realty Advisors and affiliates, an entity not previously affiliated with Glenborough, paid Stanger a fee equal to $165,000 for opinions regarding the fairness of the allocation of consideration in the transaction; (iv) during 1995 and 1996, Glenborough and certain Rancon Partnerships (including the Partnership) retained Stanger to appraise approximately thirty real estate assets. The aggregate fees paid to Stanger approximated $200,000 plus out-of-pocket expenses; (v) Stanger was engaged by entities affiliated with Ellis & Lane, an entity not previously affiliated with Glenborough, to represent such entities in the sale or disposition of assets. Such Ellis & Lane assets were sold or contributed to Glenborough in April 1997 and Stanger was paid a fee equal to approximately $430,000; (vi) in February 1997, Stanger was engaged by Glenborough to represent Glenborough in the acquisition of a real estate portfolio owned by partnerships affiliated with T. Rowe Price for which Glenborough has agreed to pay Stanger a fee equal to $1,000,000 upon the closing of such transaction.

         Limitations  and  Qualifications.  Stanger  was not  requested  to, and therefore did not: (i) select method of determining or determine the consideration offered in the Sale; (ii) make any recommendation to limited partners as to whether to approve or reject the Sale; (iii) express any opinion as to the business decision to effect the Sale, alternatives to the Sale, or tax factors resulting from the Sale; or (iv) whether or not alternative methods of determining the consideration would have also provided fair results or results substantially similar to the method used. Stanger's opinion is based on business, economic, real estate and securities markets, and other conditions as of the date of its analysis. Events occurring after that date may materially affect the assumptions used in preparing the Fairness Opinion.

         Among the factors considered by the General Partner in its selection of Stanger were Stanger's experience in connection with real estate assets and mergers, acquisitions and reorganizations of real estate partnerships and its expertise in real estate valuations and transactions.


                     TRANSFER OF GENERAL PARTNER'S INTEREST


         Pursuant to a Contribution Agreement dated September 30, 1997, the General Partner agreed to contribute to Glenborough its general partner interest in the Partnership, and in return Glenborough agreed to issue the General Partner $12,900 of partnership interests in Glenborough Properties, L.P., and to assume and pay to the Partnership the General Partner's negative capital account obligation of $778,617 ($681,700 of which is allocated to Daniel L. Stephenson and $96,917 of which is allocated to Rancon Financial Corporation). It was also agreed that the General Partner would provide a guaranty of up to $778,617 of the mortgage debt of Glenborough or one of its affiliates. The transfer of the general partner interest will take place only if all conditions for the Sale of the Partnership's Properties to Glenborough have been satisfied, and the Sale of the Properties will take place concurrently with the transfer of the general partner's interest. Thus, Glenborough will not actually perform any duties as general partner of the Partnership other than executing any documentation required to complete the ultimate liquidation and winding up the Partnership.


         The Transfer will not have any effect on the amount of liquidation proceeds to be distributed to the Unitholders. See "LIQUIDATION OF PARTNERSHIP; DISTRIBUTIONS OF PROCEEDS." The Unitholders will receive 100% of such proceeds, which amount is equal to the fair market value of the Properties as determined by the Appraisal and is fair, to the Unitholders, from a financial point of view, as set forth in the Fairness Opinion. The General Partner will not receive any portion of such proceeds. See "FAIRNESS OF SALE."


              LIQUIDATION OF PARTNERSHIP; DISTRIBUTION OF PROCEEDS

Distribution of Proceeds


         The General Partner estimates that the net proceeds from the Sale (after deduction of the amount of the Loans and estimated expenses of the Sale) together with the net cash from the payment by the General Partner of its negative capital account of balance of $778,617 and the net cash proceeds from the sale of the remaining assets of the Partnership after payment of all Partnership liabilities, will be approximately $316 per Unit. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE-TAXATION PRIOR TO LIQUIDATION." This amount was determined dividing the net proceeds described above by the number of issued and outstanding Units.


         The  Partnership  has  made  the  following   distributions  since  its
inception:

                                                                            Weighted
                                                                         Average Number         Distributions Per
              General Partners      Unitholders          Total       of Limited Partnership    Limited Partnership
Year            Distributions      Distributions     Distributions      Units Outstanding             Unit
--------------------------------------------------------------------------------------------------------------------
1985                 $   44,000         $  400,000       $  444,000                   22,121                $ 18.08
1986                    213,000          1,914,000        2,127,000                   40,958                  46.73
1987                    252,000          8,000,000        8,252,000                   63,202                 126.58
1988                    223,000          4,100,000        4,323,000                   80,000                  51.25
1989                    180,000          1,619,000        1,799,000                   80,000                  20.24
1990                    179,000          1,619,000        1,798,000                   80,000                  20.24
1991                    270,000          2,428,000        2,698,000                   80,000                  30.35
1992                          -                  -                -                   80,000                      -
1993                          -                  -                -                   79,949                      -
1994                          -                  -                -                   79,901                      -
1995                          -                  -                -                   79,850                      -
1996                          -                  -                -                   79,846                      -
1997                          -                  -                -                   79,846                      -
                     ----------        -----------      -----------
 Totals              $1,361,000        $20,080,000      $21,441,000
                     ==========        ===========      ===========

         Any  remaining   accounts   receivable  and  accounts  payable  of  the
Partnership relating to the Properties after the Sale will be sold and/or paid and distributed to the partners.

         The Partnership intends to liquidate as soon as possible, but no later than December 31, 1997, after the consummation of the Sale and distribute the net proceeds of the Sale, the cash payment by the General Partner of its negative capital account balance, along with the net cash proceeds from the sale of the remaining assets of the Partnership to the Unitholders. There can be no assurances, however, that the liquidation of the Partnership will take place within the estimated time frame. It is possible that it will take more time than was initially estimated to wind up the affairs of the Partnership and dissolve, but it is the Partnership's intention to do so as quickly as events allow.

         After the  Closing and pending the  distribution  to  Unitholders,  the
proceeds  of  the  Sale  will  be  held  by  the   Partnership   in  short-term,
interest-bearing liquid investments.

           BENEFITS OF THE SALE AND TRANSFER TO AND POSSIBLE CONFLICTS
                    OF THE GENERAL PARTNER AND ITS AFFILIATES

         The General Partner will not receive any fees or distributions in connection with the Sale of the Properties.

         There was a potential conflict created by the Sale because the Purchaser simultaneously offered to purchase all of the real estate assets of an affiliate of the Partnership, Rancon Realty Fund V, a California limited partnership ("Fund V"). The General Partner is the general partner of Fund V, as well as the Partnership. The apparent conflict was addressed by insisting that the Purchaser negotiate and sign separate contracts with the Partnership and Fund V. In order to further confirm the fairness of these third party contracts, the General Partner has obtained from Stanger an Appraisal of the Properties for the Partnership and Fund V and has obtained a Fairness Opinion from Stanger that the consideration to be received by the Partnership and Fund V from the Sale to the Purchaser of the Partnership's and Fund V's properties is fair, from a financial view point, to the Unitholders of the Partnership, the Unitholders of Fund V and Fund V.


         The General Partner is obligated to contribute to the Partnership for distribution to the Unitholders an amount not in excess of $778,617 (the amount of the General Partner's negative capital account deficit) in connection with the Liquidation. The Transfer by the General Partner and the payment of such amount by Glenborough Properties, L.P., will enable the General Partner to meet this obligation. Since the General Partner will not receive any fees or distributions in connection with the Sale of the Properties and to confirm the fairness of this arrangement, the General Partner has obtained the Fairness Opinion and Appraisals. The Unitholders will receive 100% of all the distributions made by the Partnership upon its Liquidation.


         Conversely, the General Partner may be adversely affected by the Sale because distributions which it would be entitled to receive will be eliminated (however, it has not received any distributions since 1991). However, the consummation of the Sale, Transfer and Liquidation will also eliminate any liability of the General Partner for liabilities of the Partnership which could arise from the continued operation of the Partnership.


          CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE

General

         The Sale, if approved, will have certain tax implications to the Unitholders that must be considered. The following summarizes the material estimated federal income tax consequences arising from the Sale and provides a general overview of certain state income tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, court decisions and published positions of the Internal Revenue Service (the "Service"), each as in effect on the date of this Statement. There can be no assurance that the Service will agree with the conclusions stated herein or that future legislation or administrative changes or court decisions will not significantly modify the federal or state income tax law regarding the matters described herein, potentially with retroactive effect. This summary is not intended to, and should not, be considered an opinion respecting the federal or state income tax consequences of the Sale. Further, this summary is not intended to provide tax or other legal advice to any Unitholder.

Taxation Prior to Liquidation

         A partnership is not a taxable entity; therefore, no federal income tax liability may be imposed upon a partnership. Instead, each partner is required to take into account in computing his or her income tax liability his or her allocable share of the Partnership's items of income, gain, loss, deduction and credit (hereinafter referred to as "income or loss") in accordance with the partnership agreement. If the allocation of income or loss in the partnership agreement does not have "substantial economic effect" as defined in Code Section 704(b), the law requires the partnership's income or loss to be allocated in accordance with the limited partners' or partners' economic interest in the partnership. Generally, the distribution of cash attributable to partnership income is generally not a separate taxable event.

         For tax purposes, the Partnership realizes and recognizes gain or loss separately for each Property sold (and in some cases, for each building which is part of a Property). The amount of gain recognized for tax purposes with respect to an asset, if any, will be an amount equal to the excess of the amount realized (i.e., cash or consideration received reduced by the expenses of the Sale) over the Partnership's adjusted tax basis for such asset. Conversely, the amount of loss recognized with respect to an asset, if any, will be an amount equal to the excess of the Partnership's adjusted tax basis over the amount realized by the Partnership for such asset. The "adjusted tax basis" of a Property is its cost (including nondeductible capital expenditures made by the Partnership at the time of purchase) or other basis with certain additions or subtractions for expenditures, receipts, losses, or other items that are properly chargeable to capital accounts during the period of time from acquisition of the Property until the sale or other disposition. To determine the gain or loss on the sale or other disposition of a Property the unadjusted basis must be (i) increased to include the cost of capital expenditures such as improvements, betterments, commissions and other nondeductible charges; and (ii) decreased by (a) items that represent a return of capital and (b) depreciation and amortization.

         Each Unitholder must report his or her allocable share of these gains and losses in the year in which the Properties are sold. Actual gain or loss amounts may vary from the estimates set forth below. Each Unitholder's allocable share of any Section 1245 gain, Section 1231 gain or loss and Partnership net taxable income or loss from operations will be reflected on his or her applicable Schedule K-l (as determined in accordance with the allocation provisions contained in the Partnership Agreement discussed below).

         Under Section 702(a)(3) of the Code, a partnership is required to separately state, and the partners are required to account separately for, their distributive share of all gains and losses. Accordingly, each Unitholder's allocable share of any Section 1231 gain or loss and depreciation recapture realized by the Partnership as a result of the Sale would be reportable by such Limited Partner on his or her individual tax return. Section 1231 gains are those gains arising from the sale or exchange of "Section 1231 Property" which means (i) depreciable assets used in a trade or business or (2) real properly used in a trade or business and held for more than one (1) year. Conversely,
Section  1231  losses are those  losses  arising  from the sale or  exchange  of
Section 1231 Property. If Section 1231 losses exceed Section 1231 gains, such losses would be treated as ordinary losses by the Unitholders.

         To the extent that Section 1231 gains for any taxable year exceed certain Section 1231 losses for the year, subject to certain exceptions (such as depreciation recapture, as discussed below), such gains and losses shall be treated as long-term capital gains. However, Section 1231 gains will be treated as ordinary income to the extent of prior Section 1231 losses from any source that were treated as ordinary in any of the previous five years.

         Under Sections 1245 and 1250 of the Code, a portion of the amount allowed as depreciation expense with respect to Section 1231 Property may be "recaptured" as ordinary income upon sale or other disposition rather than as long-term capital gains ("Section 1245 gains" and "Section 1250 gains", respectively). The Partnership does not anticipate that it would have Section 1250 gains as a result of the Sale, and that Section 1245 gains, if any, will be de minimis.

         In general, under Paragraph 11.3.5 of the Partnership Agreement, gains from the sale of properties are allocated first to Unitholders having negative capital account balances in proportion to and to the extent of their respective negative capital account balances prior to making distributions of the sale proceeds. Thereafter, any gain generally will be allocated among the Unitholders until the capital account balance of each Unitholder equals the sum of the Unitholder's "Adjusted Invested Capital," of his or her Unit plus the return provided for in paragraph 11.2.1 of the Partnership Agreement. For this purpose, Adjusted Invested Capital equals the Unitholder's original capital contribution less any distributions (other than distributions of cash from operations) made to the Unitholder. Thereafter, if any amount of unallocated gain remains, the remainder shall be allocated pursuant to subparagraphs (i)(c) and (i)(d) of Paragraph 11.3.5 of the Partnership Agreement. In the event, any portion of the gain is characterized as ordinary income pursuant to the recapture provisions of the Code then such income shall be allocated in the same ratio as prior allocations of loss attributable to depreciation deductions.


         In accordance with the Partnership Agreement, distributions upon termination and dissolution of the Partnership are determined based on positive capital account balances for the Unitholder. The Partnership expects to recognize taxable losses of approximately $26,000,000 as a result of the Sale. The expected distributions as a result of the Sale and Liquidation are anticipated to be approximately $316 per Unit.

Taxation of Liquidation

         After allocating income or loss to the Unitholders, with the concomitant tax basis adjustments, the distribution of proceeds from the Sale and Liquidation will reduce each Unitholder's federal income tax basis in his or her Unit. To the extent that the amount of the distribution is in excess of that basis, such excess will be taxed as a long-term or short-term capital gain depending on a Unitholder's holding period. If upon the subsequent termination of the Partnership a Unitholder has a basis remaining for his or her Unit, the amount of such remaining basis will give rise, in the year of the termination, to a long-term or short-term capital loss, depending on the Unitholder's holding period.

Capital Gains

         Pursuant to the Taxpayer Relief Act of 1997 net long-term capital gains of individuals, trusts and estates will be taxed at a maximum rate of 20%, while ordinary income (such as Section 1245 gain or Section 1250 gain) will be taxed at a maximum rate of up to 39.6%. Long-term capital gain is defined as the gain realized from the disposition of a capital asset that was held for at least eighteen (18) months. The amount of net capital loss that can be utilized to offset income will be limited to the sum of net capital gains from other sources recognized by the Unitholder during the tax year, plus $3,000 ($1,500 in the case of a married individual filing a separate return). The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations.

Passive Loss Limitations

         Unitholders who are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules. A Unitholder's allocable share of Partnership income or loss is treated as derived from a passive activity. A Unitholder's allocable share of any Partnership gain realized on the Sale will be characterized as passive activity income. Such passive activity income may be offset by passive activity losses from other passive activity investments. Moreover, because the Sale and Liquidation will terminate the Unitholder's interest in the passive activity, a Unitholder's allocable share of any Partnership loss realized on the sale of its investments, or loss realized by the Unitholder upon liquidation of his or her Units, will not be subject to the loss limitations.

Certain State Income Tax Considerations

         Because each state's tax law varies, it is impossible to predict the tax consequences to the Unitholders in all the state tax jurisdictions in which they are already subject to tax. Accordingly, the following is a general summary of certain common (but not necessarily uniform) principles of state income taxation. State income tax consequences to each Unitholder will depend upon the provisions of the state tax laws to which the Unitholder is subject. The Partnership will generally be treated as engaged in business in each of the states in which the Properties are located, and the Unitholders would generally be treated as doing business in such states and therefore subject to tax in such state. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules.

Tax Conclusion

         The discussion set forth above is only a summary of the material federal income tax consequences to the Unitholders from the Sale of the Properties and of certain state income tax considerations. It does not address all potential tax consequences that may be applicable to a Unitholder and may not be applicable to certain categories of Unitholders, such as non-United States persons, corporations, insurance companies, subchapter S corporations, partnerships, tax-exempt entities or financial institutions. It also does not address the state, local or foreign tax consequences of the transactions. ACCORDINGLY, UNITHOLDERS SHOULD CONSULT THEIR OWN TAX

ADVISORS REGARDING THE SPECIFIC INCOME TAX CONSEQUENCES OF THE SALE AND LIQUIDATION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.


                             SELECTED FINANCIAL DATA
                     (in thousands except for per Unit data)

         The following selected historical financial data for the Partnership for each of the years in the five year period ended December 31, 1996, have been derived from the Partnership's financial statements, which have been audited by Arthur Anderson LLP, and Price Waterhouse independent accountants. The data for the quarter ended June 30, 1997, and June 30, 1996, have been derived from unaudited financial statements appearing in the Partnership's 10-Q, and which, in the opinion of the General Partner, includes all adjustments, consisting only of normal adjustments, necessary for the fair statement of the results for the unaudited periods. The selected financial data are qualified in their entirety by and should be read in conjunction with the Partnership's financial statements and related notes appearing in the Partnership's 10-K, and in the Partnership's
10-Q.

                                  For the six months       For the   For the two
                                     Ended June 30,       year ended months ended
                                      (unaudited)          Dec. 31,    Dec. 31,              For the years ended October 31,
                                   1997        1996          1996        1995         1995          1994         1993        1992
                                   ----        ----          ----        ----         ----          ----         ----        ----
Rental Income                   $  3,287     $  2,169     $  5,149     $    768     $  5,784     $  5,465     $  5,294     $  4,708

Gain on sale of                 $   --       $   --       $   --       $   --       $   --       $   --       $    150     $   --
real estate

Provision for
impairment of                   $    378     $   --       $   --       $   --       $(12,224)    $   --       $ (1,800)    $   (250)
real estate
investments

Net loss                        $ (1,197)    $ (1,192)    $ (1,510)    $   (308)    $(13,417)    $   (663)    $ (2,027)    $ (1,026)

Net loss Allocable
  to Unitholders                $ (1,197)    $ (1,192)    $ (1,510)    $   (308)    $(13,417)    $   (663)    $ (2,034)    $ (1,026)

Net loss per Unit               $ (14.99)    $ (14.92)    $ (18.91)    $  (3.86)    $(168.03)    $  (8.30)    $ (25.44)    $ (12.83)

Total assets                    $ 56,286     $ 54,179     $ 52,695     $ 48,282     $ 49,321     $ 59,537     $ 59,937     $ 61,377

Long-term                       $ 22,135     $ 15,525     $ 17,256     $ 11,757     $ 11,766     $  8,860     $  8,647     $  8,000
obligations

Cash Distribution               $   --       $   --       $   --       $   --       $   --       $   --       $   --       $   --
  per Unit


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Outstanding Voting Securities; Record Date

         As of the Record Date, there were 79,846 Units outstanding, which represent all of the voting securities of the Partnership. Each Unit is entitled to one vote. Only Unitholders of record as of the Record Date, will be entitled to notice of and to execute and deliver a Consent Form.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, the beneficial ownership of Units of the Partnership held by Daniel L. Stephenson, the individual general partner and the sole shareholder, director and officer of Rancon Financial Corporation.

 Name and Address                 Units Beneficially Owned      Percent of Class
 Daniel L. Stephenson (IRA)                 4                           *
 Daniel L. Stephenson                     100                           *
   Family Trust
   27740 Jefferson Avenue
   Temecula, CA  92590

*Less than 1%.

There are no Unitholders holding five percent (5%) or more of the Partnership's issued and outstanding Units.


                         MARKET FOR UNITS; DISTRIBUTIONS

There is no established public trading market for the Units.

The Partnership has not declared or paid any cash distributions to Unitholders since 1991. See "LIQUIDATION OF THE PARTNERSHIP; DISTRIBUTIONS OF PROCEEDS."


                                  OTHER MATTERS

There are no other matters other than as set forth in this Statement for which Consent Forms are being solicited.


                           INCORPORATION BY REFERENCE

The following documents, which have been previously filed by the Partnership with the Securities and Exchange Commission, are hereby incorporated herein by reference:

(1)      The Partnership's 1996 10-K;
(2) The information set forth in Part 1 of the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; and
(3) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report referred to in (1) above.

Pursuant to the regulations of the Securities and Exchange Commission, the Partnership will provide to each Unitholder of record on the Record Date, without charge and upon written or oral request of such person, copies all reports (excluding exhibits) filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report in (1) above.

A copy of the Partnership's 10-K, and a copy of the Partnership's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, are being sent to Unitholders concurrently with this Statement.

                                               Rancon Realty Fund IV,
                                               a California limited partnership

                                               Daniel  L.  Stephenson,   General
                                               Partner   and   Chief   Executive
                                               Officer    of    Rancon    Realty
                                               Corporation, General Partner


October 17, 1997

                             RANCON REALTY FUND IV,
                        a California Limited Partnership

                     CONSENT FORM REGARDING SALE OF ASSETS,
                            TRANSFER AND LIQUIDATION


         The undersigned, a holder of units of limited partnership interests ("Units") (as set forth below) in Rancon Realty Fund IV, a California limited partnership (the "Partnership"), hereby


  [ ]   CONSENTS            [ ]   DOES NOT CONSENT                [ ]   ABSTAINS



     (i) to the sale of all of the real estate assets of the Partnership (the "Sale") pursuant to the Purchase Agreement dated as of September 30, 1997, between the Partnership, and Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. (the "Purchase Agreement"), (ii) the transfer of the General Partner's interest in the Partnership to Glenborough Properties, L.P., and (iii) the dissolution and liquidation of the Partnership (the "Liquidation") as described in the Partnership's Consent Solicitation Statement dated October 17, 1997, (the "Solicitation Statement"). The Units represented by this Consent will be voted in accordance with the election specified by the holder named below. If no election is specified, any otherwise properly completed and signed Consent Form will be deemed to be a consent to each of the Sale, Transfer and the Liquidation. By execution hereof, the undersigned acknowledges receipt of the Solicitation Statement.

     This Consent is proposed and solicited by the General Partner on behalf of the Partnership. The Partnership reserves the right to waive any conditions to, or modify the terms of, the Solicitation (as defined in the Solicitation Statement). A Consent Form given, if effective, will be binding upon the holder of the Units who gives such Consent Form and upon any subsequent transferees of such Units, subject only to revocation by the delivery of a written notice of revocation by the Unitholder, executed and filed in the manner and within the time period described in the Solicitation Statement. In order to count, this Consent Form must be received by the Partnership prior to 5:00 P.M., Pacific Time, on November 21, 1997.


     This fully completed and executed consent form should be sent by mail in the self-addressed, postage-paid envelope enclosed for that purpose, or by overnight courier, or by facsimile, to the Partnership, as follows:


If delivered by mail or by courier, to:       If delivered by facsimile, to:
The Arlen Group                               The Arlen Group
1650 Hotel Circle North, Suite 200            Facsimile Number: (619) 686-2056
San Diego, California  92108                  Telephone Number:  (800) 891-4105


     Please sign your name below exactly in the same manner as the name(s) in which ownership of the Units is registered. When Units are held by two or more joint holders, all such holders should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

     Date:___________________________________________, 1997

     Signature__________________________________________________________________

     Signature if held jointly__________________________________________________


     Address____________________________________________________________________

     City/State/Zip_____________________________________________________________

     Number of Units_________________________________

                                    EXHIBIT A
--------------------------------------------------------------------------------
                                                               1129 Broad Street
ROBERT A STANGER & CO., INC.                           Shrewsbury, NJ 07702-4314
   FINANCIAL AND MANAGEMENT CONSULTANTS                           (908) 389-3600
                                                             FAX: (908) 389-1751
                                                                  (908) 544-0779
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

July 21, 1997

Rancon Realty Fund IV
27740 Jefferson Avenue, Suite 200
Temecula, CA 92596

Gentlemen:

         You have engaged Robert A. Stanger & Co., Inc. ("Stanger") to estimate the market value of the real properties (the "Property") owned by Rancon Realty Fund IV (hereinafter the "Partnership"). Such appraisal reflects the estimated market value of the leased fee interests or, where appropriate, fee simple interests in the properties (the "Portfolio Valuation") as of June 30, 1997.

         This report is prepared in accordance with an agreement  between Robert
A. Stanger & Co., Inc. and the Partnership, dated June 5, 1997. Pursuant to the agreement, Stanger has been engaged to perform the appraisal on a limited scope basis in conformity with the departure provisions of the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute, relying upon the Income Approach and Sales Comparison Approach to value for income-producing properties and the Sales Comparison Approach to Value for land assets. We have been engaged to deliver to the Partnership a master limited summary appraisal report for the Portfolio.

         Our valuation has been based in part upon information supplied to us by Glenborough Realty Trust ("Glenborough"), as manager of the Properties, and the Partnerships including but not limited to: rent rolls, building reports; lease information; financial schedules of current lease rates, income, expenses, cash flow and related financial information; property descriptive information; prior appraisals; and, where appropriate, proposed sales terms, sales agreements and supporting documentation. We have also interviewed relevant property management personnel. We have relied upon such information and have assumed that the information provided by Glenborough and the Partnership is accurate and complete. We have not attempted to independently verify such information.

         We are advised by the Partnership that the purpose of the appraisal is to estimate the value of the leased fee interests or, where appropriate, fee simple interests in the Partnership's properties under present market conditions, and that the Portfolio Valuation will be used in connection with a proposed sale of such Properties to Glenborough (the "Transaction"). Stanger understands that the Portfolio Valuation may be reviewed and utilized in connection with the

                                  Exhibit A-1

ROBERT A. STANGER & CO. INC.

Transaction and Stanger agrees to the use of the appraisal for this purpose subject to the terms and conditions of the agreements related thereto.

         For these purposes, this master limited summary appraisal report was prepared stating our opinion as to the market value of the Properties as of June 30, 1997. This report may be summarized and referenced in the proxy statement for the Partnership relating to the Transaction, subject to prior review by Stanger. However, the attached summary appraisal report should be reviewed in its entirety and is subject to the assumptions and limiting conditions contained herein. Background information and analysis upon which value conclusions are based has been retained in our files.

         Our review was undertaken solely for the purpose of providing an opinion of value, and we make no representation as to the adequacy of such review for any other purpose. Our opinion is expressed with respect to the total value of the Properties, in which the Partnership has an interest and not with respect to joint venture participation or to limited partners' allocations. Stanger has no present or contemplated future interest in the Properties or the Partnership.

         The appraisal is only an estimate of the aggregate market value of the leased fee interests or, where appropriate, fee simple interests in each Property as of the date of valuation and should not be relied upon as being the equivalent of the price that would necessarily be received in the event of a sale or other disposition of each Property. Changes in corporate financing rates generally, changes in individual tenant creditworthiness, changes in tenant motivation with respect to the exercise of renewal options, or changes in real estate property markets may result in higher or lower values of real property. The use of other valuation methodologies might produce a higher or lower value.

         Our opinion is subject to the assumptions and limiting conditions set forth herein. We have used methods and assumptions deemed appropriate in our professional judgment; however, future events may demonstrate that the assumptions were incorrect or that other, different methods or assumptions may have been more appropriate.

         This summary appraisal report provides our value conclusion with respect to each Property, definitions of value, and discussions of the valuation methodology employed, assumptions, and limiting conditions.

                                                Sincerely,

                                                /s/Robert A. Stanger & Co., Inc.
                                                --------------------------------
                                                Robert A. Stanger & Co., Inc.
                                                Shrewsbury, New Jersey

                                  Exhibit A-2

ROBERT A. STANGER & CO. INC.

                           PORTFOLIO VALUE CONCLUSION

         Based upon the review as described above, it is our opinion that the market value of the leased fee interests or fee simple interests in the Properties as of June 30, 1997 is:

           Property Name                                           Value
           -------------                                           -----
           Carnegie Business Center                              3,100,000
           Circuit City                                          4,700,000
           Inland Regional Center                                5,300,000
           One Vanderbilt Way                                    4,500,000
           Promotional Retail Center                             5,000,000
           Service Retail Center                                 2,000,000
           TGI Friday's                                          1,750,000
           Two Vanderbilt Way                                    4,400,000
           Shadowridge Woodbend Apartments                       9,200,000
           North River Tower                                       500,000
           Brier Business Center                                   180,000
           Vanderbilt Tower                                      1,300,000
           Inland Regional - Phase II                              290,000
           Palm Court West                                         540,000
           Brier Plaza                                             250,000
           South Palm Court Pad 1                                  125,000
           South Palm Court Pad 2                                  150,000
           Perris 17 (Retail)                                    1,540,000
           Lake Elsinore                                         2,200,000
           Rancon Town Village                                   1,550,000
                                                               -----------
               TOTAL                                           $48,575,000
                                                               ===========

                                   Exhibit A-3

                                   EXHIBIT B

--------------------------------------------------------------------------------
                                                               1129 Broad Street
ROBERT A STANGER & CO., INC.                           Shrewsbury, NJ 07702-4314
   FINANCIAL AND MANAGEMENT CONSULTANTS                           (908) 389-3600
                                                             FAX: (908) 389-1751
                                                                  (908) 544-0779
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                         September 9, 1997

Rancon Realty Fund IV
27740 Jefferson Avenue
Suite 200
Temecula, CA 92590

Gentlemen:

         We have been advised by the general partner ("the General partner") of Rancon Realty Fund IV (the "Partnership") that the Partnership is contemplating a transaction (the "Transaction") in which Glenborough Realty Trust, Inc. or an affiliate ("Glenborough") will acquire nine income producing real estate assets and eleven land parcels (the "Properties") from the Partnership for an aggregate purchase price of $48,204,500 (the "Consideration"), payable in cash upon the closing of the Transaction. We have also been advised that the limited partners (the "Limited Partners") of the Partnership will be asked to approve the Transaction pursuant to which they will receive the Consideration.

         The General Partner has requested that Robert A. Stanger & Co., Inc. ("Stanger") provide its opinion to the Partnership, as to the fairness, from a financial point of view to the Limited Partners, of the Consideration to be received by the Partnership in the Transaction.

         Stanger, founded in 1978, has provided information, research, investment banking and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms and insurance companies and over seventy companies engaged in the management and operation of partnerships. The investment banking activities of Stanger include financial advisory services, asset and securities valuations, industry and company research and analysis, litigation support and expert witness services, and due diligence investigations in connection with both publicly registered and privately placed securities transactions.

         Stanger, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger's valuation practice principally involves partnerships, partnership securities and the assets typically owned through partnerships including, but not limited to, real estate, oil and gas reserves, cable television systems, and equipment leasing assets.

                                  Exhibit B-1

ROBERT A. STANGER & CO. INC.


         In arriving at the opinion set forth below, we have:

o Reviewed the consent solicitation statement (the "Consent Statement") relating to the Transaction;

o Reviewed historical operating statements for each income producing property for the two years ended December 31, 1996 and the six months ended June 30, 1997;

o Reviewed the current rent roll, occupancy report and quoted rents at each income producing property;

o        Conducted a site inspection of each Property;

o        Reviewed the most recent property tax assessment for each Property;

o        Reviewed  the master  summary  appraisal  report  prepared by Robert A.
         Stanger & Co., Inc., as of June 30, 1997, for the Properties;

o        Reviewed the letter of intent between the Partnership and Glenborough;

o Reviewed the operating history and financial statements of the Partnership for the years ended December 31, 1995 and 1996 as summarized on Forms 10-K fried with the Securities & Exchange Commission (the "SEC") and for the quarter ended March 31, 1997 as sram arized on Form 10-Q as filed with the SEC;

o Conducted such other studies, analyses and inquiries as we deemed appropriate.

         In rendering this opinion, we have relied, without independent verification, on the accuracy and completeness of all financial and other information contained in the consent statement or that was otherwise publicly available or furnished or otherwise communicated to us. We have not made an independent evaluation or appraisal of the non-real estate assets and liabilities of the Partnership. We have also relied on the assurance of Glenborough, the Partnership and the General Partners that: any financial projections or pro forma statements or adjustments provided to us were reasonably prepared or adjusted on bases consistent with actual historical experience or reflected the best currently available estimates and good faith judgments; that no material changes have occurred in the value of the Partnership's real estate portfolio between June 30, 1997 (the date of the appraisal) and the date of this Opinion; and that Glenborough, the Partnership, and the General Partners are not aware of any information or facts regarding the Partnership that would cause the information supplied to us to be incomplete or misleading in any material respect.

         We have not been requested to, and therefore did not: (i) select the method of determining the amount of Consideration offered to the Partnership (Glenborough and the General

                                   Exhibit B-2

ROBERT A. STANGER & CO. INC.


Partners initiated and structured the Transaction and selected the method of determining the amount of Consideration); (ii) make any recommendation to the Limited Partners, the General Partner or Glenborough with respect to whether to approve or reject the Transaction; (iii) express an opinion as to the business decision to affect the Transaction, alternatives to the Transaction or the tax consequences of the Transaction for Limited Partners in the Partnership; or (iv) whether or not altemative methods of determining the Consideration would have also provided fair results or results substantially similar to that method used. Our opinion is based upon business, economic, real estate markets, securities markets and other conditions as they existed and could be evaluated on the date of our analysis. Events occurring after that date may materially affect the assumptions used in preparing this opinion.

         Based upon and subject to the foregoing, it is our opinion that, as of the date of the information considered in this analysis, the Consideration offered to the Partnership for its Properties pursuant to the Transaction is fair to the Limited Partners of the Partnership from a financial point of view.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Stanger has advised the Partnership and the General Partner that its entire analysis must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying this opinion.

                                                Sincerely,

                                                /s/Robert A. Stanger & Co., Inc.
                                                --------------------------------
                                                Robert A. Stanger & Co., Inc.
                                                Shrewsbury, New Jersey

                                   Exhibit B-3

                                   APPENDIX A

                         Financial Report on Form 10-K
                      for the Year Ended December 31, 1996


                                     PART I


Item 1.  Business

Rancon Realty Fund IV, a California Limited Partnership, ("the Partnership") was organized in accordance with the provisions of the California Uniform Limited Partnership Act for the purpose of acquiring, developing, operating and ultimately selling real property. The Partnership was organized in 1984 and reached final funding in July, 1987. The general partners of the Partnership are Daniel L. Stephenson ("DLS") and Rancon Financial Corp. ("RFC"). RFC is wholly owned by DLS. At December 31, 1996, 79,846 limited partnership units ("Units") were outstanding. The Partnership has no employees.

In April, 1996, the Partnership formed Rancon Realty Fund IV Tri-City Limited Partnership, a Delaware limited partnership ("RRF IV Tri-City") to satisfy certain lender requirements for a loan obtained in 1996. This loan is secured by three properties (see Item 2) which have been contributed to RRF IV Tri-City by the Partnership. The limited partner of RRF IV Tri-City is the Partnership and the general partner is Rancon Realty Fund IV, Inc. ("RRF IV, Inc."), a corporation wholly owned by the Partnership. Since the Partnership owns 100% of RRF IV, Inc. and indirectly owns 100% of RRF IV Tri-City, the Partnership considers all assets owned by RRF IV, Inc. and RRF IV Tri-City to be owned by the Partnership.

At December 31, 1996, the Partnership owns six rental properties totaling approximately 412,000 square feet of space in a master-planned development known as Tri-City Corporate Centre ("Tri-City") in San Bernardino, California and a 240-unit apartment complex in Vista, California. Tri-City is zoned for mixed commercial, office, hotel, transportation-related, and light industrial uses and all of the parcels thereof are separately owned by the Partnership and Rancon Realty Fund V ("Fund V"), a partnership sponsored by the general partners of the Partnership. The Partnership also owns for development or sale approximately
35.3 acres in Tri-City, 24.8 acres in Lake Elsinore, California, 17.14 acres in Perris, California and 11.29 acres in Temecula, California.

Competition Within the Market

Management believes that characteristics influencing the competitiveness of a real estate project are the geographic location of the property, the professionalism of the property manager and the maintenance and appearance of the property, in addition to external factors such as general economic circumstances, trends, and the existence of new, competing properties in the vicinity. Additional competitive factors with respect to commercial and industrial properties are the ease of access to the property, the adequacy of related facilities, such as parking, and the ability to provide rent concessions and tenant improvements commensurate with local market conditions. Although management believes the Partnership properties are competitive with comparable properties as to those factors within the Partnership's control, over-building and other external factors could adversely affect the ability of the Partnership to attract and retain tenants. The marketability of the properties may also be affected (either positively or negatively) by these factors as well as by changes in general or local economic conditions, including prevailing interest rates. Depending on market and economic conditions, the Partnership may be required to retain ownership of its properties for periods longer than anticipated, or may need to sell earlier than anticipated or refinance a property, at a time or under terms and conditions that are less advantageous than would be the case if unfavorable economic or market conditions did not exist.

Working Capital

The Partnership's practice is to maintain cash reserves for normal repairs, replacements, working capital and other contingencies. The Partnership knows of no statistical information which allows comparison of its cash reserves to those of its competitors.

Other Factors

Approximately 23 acres of the Tri-City Corporate Centre land owned by the Partnership was part of a landfill operated by the City of San Bernardino ("the City") from approximately 1950 to 1960. There are no records of which the Partnership is aware disclosing that hazardous wastes exist at the landfill. The Partnership's landfill monitoring program currently meets or exceeds all regulatory requirements. The Partnership is currently working with the Santa Ana Region of the California Regional Water Quality Control Board and the City to determine the need and responsibility for any further testing. There is

                                  Appendix A-1
no current  requirement to ultimately clean up the site,  however,  no assurance
can  be  made  that   circumstances  will  not  arise  which  could  impact  the
Partnership's responsibility related to the property.


Item 2.  Properties

Tri-City Corporate Centre

On December 24, 1984, the Partnership acquired 68.97 acres on seven parcels of partially developed land in Tri-City. On August 19, 1985, the Partnership acquired an additional 7.59 acres on 4 parcels in Tri-City. During that time, Fund V acquired the remaining 76.21 acres within Tri-City.

The Partnership acquired the initial seven parcels of land in Tri-City for $9,019,000 and the additional 7.59 acres for $898,000.

Tri-City is located at the northeastern quadrant of the intersection of Interstate 10 (San Bernardino Freeway) and Waterman Avenue in the southernmost part of the City of San Bernardino.

The Partnership has constructed and owns the following six operating properties in Tri-City:

         Property                          Type                    Square Feet
- -----------------------      -----------------------------         -----------
One Vanderbilt               Four story office building                73,809
Two Vanderbilt               Four story office building                69,094
Carnegie Business
  Center I                   Two light industrial buildings            62,605
Service Retail Center        Two retail buildings                      20,780
Promotional Retail Center    Four strip center retail buildings       104,865
Inland Regional Center       Two story office building                 81,079

These properties total approximately 412,000 leasable square feet and offer a wide range of retail, commercial, industrial and office product to the market.

The I-10/San Bernardino corridor consists of approximately 2,865,000 square feet of office space, with a vacancy rate of 28% as of October, 1996, and approximately 12,806,000 square feet of light industrial space, with a vacancy rate of 23% as of October, 1996 (the vacancy rates and square feet amounts are according to research conducted by the Partnership's property manager).

Within the Tri-City Corporate Centre at December 31, 1996, the Partnership has 223,982 square feet of office space with a vacancy rate of 28%, 125,645 square feet of retail space with a vacancy rate of 1% and 62,605 square feet of light industrial space with a vacancy rate of 10%.

The following are the occupancy levels for the Partnership's Tri-City buildings at December 31, 1996, October 31, 1995, 1994 and 1993, expressed as a percentage of the total net rentable square feet:

                           December 31,  October 31,  October 31,   October 31,
                               1996         1995        1994          1993
                           -----------   ----------   ----------    ----------
One Vanderbilt                 86%           70%         100%          95%
Two Vanderbilt                 25%           95%         100%         100%
Carnegie Business Center I     90%           97%         100%          89%
Service Retail Center         100%           90%          98%          82%
Promotional Retail Center      98%           97%          94%          94%
Inland Regional Center        100%           N/A         N/A           N/A


In 1996, management renewed three leases totaling 5,709 square feet of space and executed six new leases totaling 111,457 square feet of space. A major tenant who occupied 73,914 square feet at various Tri-City properties vacated upon the expiration of their lease on November 15, 1995. This tenant occupied 56,744 square feet in Two Vanderbilt which is approximately 82% of the total leasable square feet of that property. Management has entered into a temporary ground lease convertible to a 20-year triple net operating lease, when construction is completed in April or May of 1997, with a nationally recognized retailer for a 38,600 square feet build-to-suit retail building. Management is currently in various stages of negotiation for two new leases totaling 39,965 square feet of space. In addition, management is negotiating three lease renewals totaling 27,801 square feet of space.

                                  Appendix A-2

The annual effective rent per square foot for the years ended December 31, 1996 and October 31, 1995 were:

                                       1996                   1995
                                     --------               --------
One Vanderbilt                       $  18.07               $  20.94
Two Vanderbilt                       $  13.91               $  19.16
Carnegie Business Center I           $  10.02               $  11.00
Service Retail Center                $  14.37               $  14.63
Promotional Retail Center            $   9.85               $  10.49
Inland Regional Center               $  13.49                   N/A


At December 31, 1996, annual rental rates ranged from $13.44 to $18.77 per square foot for office space; $9.00 to $16.67 per square foot for retail space; and $7.32 to $13.90 per square foot for industrial space. The Partnership also has a temporary ground lease for $3.89 per square foot until construction is completed in April or May of 1997.

The Two Vanderbilt property's annual effective rental rate decreased by 27% in fiscal year 1996 compared to fiscal year 1995 due to the vacancy in November, 1995 of a tenant who occupied 73,914 total square feet of office space, 56,744 square feet of which was in Two Vanderbilt.

According to research conducted by the property manager, the average annual effective rent per square foot in the Partnership's competitive market averages $17.76 for office buildings, $10.44 for retail and $9.00 for light industrial space.

Tri-City's rental properties had the following five tenants which occupied a significant portion of the net rentable square footage as of December 31, 1996:

                       Inland        ITT
                      Regional   Educational     Comp                  Circuit
       Tenant          Center     Services        USA       PetsMart    City
       ------          ------     --------        ---       --------    ----
                       Inland     Carnegie
                      Regional    Business   Promotional Promotional Promotional
Building               Center     Center I      Retail       Retail    Retail

                       Social   Educational                  Pet
Nature of Business    Services   Services     Computer      Retail  Electronics

Lease Term             13 yrs.     12 yrs.     10 yrs.      15 yrs.    20 yrs.

Expiration Date        7/16/09    12/31/04      8/31/03     1/10/09    1/31/18

Square Feet            81,079      33,551       23,000      25,015     38,600

(% of rentable total)     20%         8%           6%          6%         9%

Annual Rent           $1,104,000   $330,089    $207,000    $249,940    $150,000

Future Rent Increases  6% every   between 3%    10% in     5% in   lesser of 10%
                       2.5 yrs.   and 3.75%      1998     1999 and   or 5 yr.CPI
                                  annually                  2004     every 5 yr.
                                                                    during lease
                                                 three                    term
                        four                    5-year     5 year
                       5 year                   options,    fixed   four 5-year
Renewal Options        options     None       fixed rate    rate      options

In the opinion of management, the properties are adequately covered by insurance.

The Partnership's Tri-City rental properties are owned by the Partnership, in fee, subject to the following notes and deeds of trust:

                                  Appendix A-3

                                           Service Retail
                                          Center, Carnegie            Inland
                           One          Business Center and          Regional
Security                Vanderbilt    Promotional Retail Center       Center
--------                ----------    -------------------------       ------
Principal balance
 at December 31, 1996   $2,351,000             $6,457,000            $2,488,000

Interest Rate               9%                   8.74%                 8.75%

Monthly Payment           $20,141               $53,413               $20,771

Maturity Date             1/1/05                5/1/06                4/23/01

Approximately 26 acres of the Tri-City property owned by the Partnership remain undeveloped. It is the Partnership's intention to develop parcels of this property as tenants become available or dispose of the property at the optimal time and sales price.

During 1996, the Partnership's Tri-City properties were assessed $751,000 in property taxes based on an average realty tax rate of 2.62% (including additional assessments and bonds).

Shadowridge Woodbend Apartments

On June 26, 1987, the Partnership acquired an apartment complex known as Shadowridge Woodbend Apartments ("Shadowridge") in an all cash transaction for $12,850,000. The apartment complex contains 240 units, consisting of 124 one bedroom/one bath units, 44 two bedroom/one bath units and 72 two bedroom/two bath units and is located in Vista, California. Some of the amenities the complex has to offer include pool and spa, indoor racquetball court, tennis court, fitness center and laundry facilities.

Seven communities within the area are considered to be in competition with Shadowridge. At December 31, 1996, Shadowridge is 96% leased, just under the average of its competition of 97% (according to research conducted by the property manager). Also according to the property manager's research, all complexes are offering some type of concessions. Shadowridge is offering lower required security deposit on approved credit with a six or twelve month lease. The other complexes in the area are offering from $150 up to the first month rent free for a six or twelve month lease.

The December 31, 1996 average rental rates at Shadowridge and the market rents at the competing properties are as follows:

                                 Shadowridge           Competition
                                 ----------            -----------
        1 Bedroom/1 bath            $587                $590-$640
        2 Bedroom/1 bath            $657                $660-$690
        2 Bedroom/2 bath            $708                $710-$750


The current rents at Shadowridge are slightly below market due to a number of older leases with tenants that have below market rents.

In the opinion of management, the property is adequately covered by insurance.

The Shadowridge property is secured by a note and first deed of trust with a current balance of $5,960,000. The note bears interest at 7.95% payable in monthly installments of principal and interest of $48,416 and matures on April 15, 1998.

During 1996, the Shadowridge property was assessed $147,000 in property taxes based on an average realty tax rate of 1.32%.

Lake Elsinore Property

In 1988, the Partnership acquired 17 parcels, totaling approximately 24.8 acres in Lake Elsinore, Riverside County, California for a purchase price of $4,475,000.

The property is immediately west of Interstate 15 near the Lake Elsinore Outlet Center. The undeveloped property is commercially zoned. The Partnership had originally planned to develop this site as a neighborhood shopping center,

                                  Appendix A-4
however, improvements to the property have been put on hold indefinitely. A tentative parcel map expired and there is no development activity planned for the near future.

In the opinion of management, the property is adequately covered by insurance.

At December 31, 1996, the Lake Elsinore Square property is unencumbered.

During 1996, the Lake Elsinore Square property was assessed $36,000 in property taxes based on an average realty tax rate of 1.29%.

Perris Property

In 1988, the Partnership acquired 17.14 acres of unimproved land near Perris Lake in Perris, Riverside County, California at a purchase price of $3,000,000.

There has been no development of this property to date. The Partnership currently holds the property for sale to retail users and interested developers.

In the opinion of management, the property is adequately covered by insurance.

At December 31, 1996, the Perris property is unencumbered.

During 1996, the Perris property was assessed $17,000 in property taxes based on an average realty tax rate of 1.12%.

Temecula Property

In June, 1992, the Partnership acquired 12.4 acres of undeveloped commercial property in Temecula, Riverside County, California. The property has been divided into twelve parcels via a tentative parcel map intending to accommodate retail and commercial development. Final map approval was received on January 2, 1996. The Partnership sold a 1.11 acre parcel in March, 1996 for a sales price of $275,000. The Partnership has completed the street utility and sewer improvements on this site which will greatly assist in the marketing efforts of the property. The Partnership currently has 3.16 acres under contract to sell to a mini storage operator for $607,000, pending satisfactory completion of due diligence. Negotiations are currently underway to sell another two lots totaling
1.56 acres. The remaining lots are currently held for sale by the Partnership.

In the opinion of management, the property is adequately covered by insurance.

The Partnership is also contingently liable for a subordinated note payable in connection with the 11.29 acre property in Temecula, California, that the Partnership reacquired in June, 1992 through a deed in lieu of foreclosure in satisfaction of a $2,276,000 note receivable held by the Partnership that had gone into default during 1991. The subordinated note payable and accrued interest total $532,000 as of December 31, 1996. This amount is payable upon the sale of the property only after the Partnership receives the full amount of the prior note receivable with accrued and unpaid interest, costs of development, costs of sale, and other amounts paid to obtain good title to the property, subject to certain release provisions.

During 1996, the Temecula property was assessed $75,000 in property taxes based on an average realty tax rate of 2.60% (including additional assessments and bonds).

Item 3.  Legal Proceedings

None.

Item 4.  Submission of Matters to a Vote of Security Holders

None.

                                  Appendix A-5

                                     PART II

Item 5.  Market for Partnership's Common Equity and Related Stock Holder Matters

Market Information

There is no established trading market for the Units issued by the Partnership.

Holders

As of December 31, 1996, there were 11,880 holders of Partnership Units.

Dividends

Distributions are paid from either Cash From Operations or Cash From Sales or Refinancing.

Cash From Operations is defined in the Partnership Agreement as all cash receipts from operations in the ordinary course of business (except for the sale, refinancing, exchange or other disposition of real property in the ordinary course of business) after deducting payments for operating expenses. All distributions of Cash From Operations are paid in the ratio of 90% to the Limited Partners and 10% to the General Partners.

Cash From Sales or Refinancing is defined in the Partnership Agreement as the net cash realized by the Partnership from the sale, disposition or refinancing of any property after retirement of applicable mortgage debt and all expenses related to the transaction, together with interest on any notes taken back by the Partnership upon the sale of a property. All distributions of Cash From Sales or Refinancing are generally allocated as follows (a more explicit statement of these distribution policies is set forth in the Partnership Agreement):

                  (i) First, 1 percent to the General Partners and 99 percent to the Limited Partners until the Limited Partners have received an amount equal to their capital contributions, plus a 12 percent return on their unreturned capital contributions (less prior distributions of Cash from Operations); (ii) Second, to Limited Partners who purchased their units of limited partnership interest prior to April 1, 1985, an additional return (depending on the date on which they purchased the units) on their unreturned capital of either 9 percent, 6 percent or 3 percent (calculated through October 31, 1985); and (iii) Third, 20 percent to the General Partners and 80 percent to the Limited Partners.

There were no distributions made by the Partnership during the three most recent fiscal years (including the two month stub period ended December 31, 1995).


Item 6.  Selected Financial Data

The following is selected financial data for the year ended December 31, 1996, the two months ended December 31, 1995 and the years ended October 31, 1995, 1994, 1993 and 1992 (in thousands, except per Unit data):


                                   For the     For the two
                                 year ended    months ended                  For the years ended October 31,
                                   Dec. 31,      Dec. 31,       ------------------------------------------------------
                                    1996          1995             1995           1994           1993           1992
                                    ----          ----            ------         ------         ------         -----

Rental Income                    $   5,149      $    768        $   5,784       $  5,465       $   5,294     $   4,708

Gain on sale of real estate      $      --      $     --        $      --       $     --       $     150     $      --

Provision for impairment
  of real estate investments     $      --      $     --        $ (12,224)      $     --       $  (1,800)    $    (250)

Net loss                         $  (1,510)     $   (308)       $ (13,417)      $   (663)      $  (2,027)    $  (1,026)

Net loss Allocable
   to Limited Partners           $  (1,510)     $   (308)       $ (13,417)      $   (663)      $  (2,034)    $  (1,026)

Net loss per Unit                $  (18.91)     $  (3.86)       $ (168.03)      $  (8.30)      $ (25.44)     $  (12.83)

Total assets                     $  52,695      $ 48,282        $  49,321       $ 59,537       $  59,937     $  61,377

Long-term obligations            $  17,256      $ 11,757        $  11,766       $  8,860       $   8,647     $   8,000

Cash distributions per Unit      $      --      $     --        $      --       $     --       $      --     $      --

                                  Appendix A-6

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

LIQUIDITY AND CAPITAL COMMITMENTS:

Background

At December 31, 1996, the Partnership had cash of $97,000. The remainder of the Partnership's assets consist primarily of its investments in real estate, totaling approximately $50,058,000 at December 31, 1996.

The Partnership's primary sources of funds consist of permanent financing, construction financing, property sales and interest income on certificates of deposit and other deposits of funds invested temporarily, pending their use in the development of properties.

A majority of the Partnership's assets are located within the Inland Empire, a submarket of Southern California, and have been directly affected by the economic weakness of the region. Management believes, however, that the market has flattened and is no longer falling in terms of sales prices. While prices have not increased significantly, the Southern California real estate market appears to be improving. Management continues to evaluate the real estate markets in which the Partnership's assets are located in an effort to determine the optimal time to dispose of them and realize their maximum value.

Tri-City

The Partnership owns and operates six properties within the Tri-City Corporate Centre project in San Bernardino, California ("Tri-City") totaling approximately 412,000 leasable square feet. This includes a 81,079 square foot build-to-suit office building for Inland Regional Center ("IRC") which was completed in 1996. A 38,600 square foot build-to-suit retail building is currently under construction and is scheduled to be completed in April or May, 1997.

On April 19, 1996, the Partnership obtained permanent financing of $6,500,000 secured by Service Retail Center, Carnegie Business Center I and Promotional Retail Center. The loan is a 10-year fixed rate loan with a 25-year amortization, bearing interest at 8.744% per annum with monthly principal and interest payments of $53,413. The loan proceeds were used to payoff three loans. After paying refinancing and other fees, and placing funds in escrow for tenant improvements for the Promotional Retail Center, the Partnership netted approximately $448,000 in proceeds. The Partnership benefited from the extension of the weighted average maturity of 1.75 years for the three previous loans to 10 years on the new loan, and the reduction of the weighted average interest rate from 9.72% to 8.74%.

On May 14, 1996, the Partnership obtained a $2,500,000 construction loan, secured by the IRC building. The loan converted to a permanent loan on July 23, 1996 and requires $20,771 in monthly principal and interest payments through the maturity date of April 23, 2001.

At December 31, 1996, the Partnership holds a note receivable in the amount of $405,000 related to the 1990 sale of the TGI Friday's restaurant. On February 28, 1997, the Partnership purchased the property known as TGI Friday's in San Bernardino, California for $1,750,000. The Partnership paid $1,345,000 in cash and the $405,000 note receivable was retired at the time of this acquisition. By acquiring the TGI Friday's parcel, the Partnership will own all parcels within a certain maintenance association. This gives the Partnership a greater control over the future development of the remaining unimproved parcel within the maintenance association.

The Partnership remains contingently liable for subordinated real estate commissions payable to the Sponsor in the amount of $643,000 at December 31, 1996 for sales that transpired in previous years. The subordinated real estate commissions are payable only after the Limited Partners have received distributions equal to their original invested capital plus a cumulative non-compounded return of 6% per annum on their adjusted invested capital.

Lake Elsinore

Offsite improvements remain on hold at Lake Elsinore Square in Lake Elsinore, California. The tentative parcel map expired and there is no development activity planned for the near future.

Perris

There has been no development of the Perris property to date. The property is being marketed for sale by the Partnership to retail users and interested developers. Negotiations are underway for the sale of two additional lots totaling 1.56 acres. The remaining lots are currently held for sale by the Partnership.

                                  Appendix A-7

Temecula

Final map approval was received on January 2, 1996 on the 12.4 acre property in Temecula, California. The Partnership has an executed sales contract on a 3.16 acre parcel for $607,000, pending a due diligence period. The sale is expected to close between June, 1997 and January, 1998. Negotiations are currently underway for the sale of two additional lots totaling 1.56 acres and the remaining lots are held for sale.

The Partnership has a $100,000 certificate of deposit ("CD") held as collateral for subdivision improvements and monument bonds related to the 11.29 acres of land held for sale in Temecula, California. It is anticipated that this CD will be released in 1997. The Partnership also has a $2,000 CD pledged as security to a utility district for construction of a sewer crossing which has been completed. Management is currently waiting for the utility district to close this project and release the pledged CD.

General Matters

The $357,000 or 100% increase in accounts payable and other liabilities at December 31, 1996 from December 31, 1995 is only due to the timing of payments of current payables. The balance in accounts payable at December 31, 1996 was paid in early 1997.

Management believes that the Partnership's 1997 cash flow from operations will improve primarily as a result of (i) the placement of the Inland Regional Center into service and (ii) management of working capital and capital expenditures such that, when taken together with the Partnership's cash balance at December 31, 1996 of $97,000, will allow the Partnership to meet its cash obligations, including debt service, without requiring the disposal of the Partnership's assets other than in the normal course of business.

In January, 1997, the Partnership obtained an unsecured promissory note for a $1,500,000 revolving line of credit from Glenborough Inland Realty Corporation, a California corporation, an affiliate of the Partnership. In February and March, 1997, the Partnership drew a total of $1,000,000 on this line of credit to fund capital expenditures and miscellaneous charges until permanent financing can be obtained for the TGI Friday's and Circuit City properties. The promissory note requires interest to be paid monthly at 11% per annum and matures on December 31, 1997. In February 1997, the Partnership obtained a $1,200,000 unsecured loan to finance the acquisition of the TGI Friday's property. Management is currently under negotiations for a $5,000,000 loan that would be secured by the Circuit City property. The proceeds from the loan would be used to pay-off the $1,200,000 unsecured loan as well as finance tenant improvements at the Circuit City property and other Partnership expenditures.

The General Partners continue to assess the real estate market in Southern California in an effort to determine an appropriate time to liquidate the Partnership and realize the maximum value for its assets. Cash generated from property sales may be utilized in the development of other properties or distributed to the partners.

RESULTS OF OPERATIONS:

In 1995, the Partnership's reporting year end changed from October 31 to December 31. Since the Partnership's operations are not seasonal, the analysis of results of operations compares the fiscal years ended December 31, 1996 and October 31, 1995.

Revenues

Rental income for the year ended December 31, 1996 decreased $635,000 or 11% from the year ended October 31, 1995, primarily as a result of the November, 1995 vacancy upon lease expiration of one tenant, Aetna Health Management ("Aetna"), who occupied an aggregate of 74,000 square feet of space at One Vanderbilt, Two Vanderbilt and Carnegie Business Center I. This caused a decrease in average occupancy, as reflected in the table of Tri-City properties below. Aetna's vacancy was primarily a function of the tenant's desire to consolidate its operations into one building. This decrease was partially offset by the $40,000 income recognized by the Partnership as part of a settlement agreement with a former tenant. $40,000 was received in cash with the remaining $80,000 in the form of a note which has been fully reserved. The increase in rental income of $319,000 or 6% for the year ended October 31, 1995 over the year ended October 31, 1994 is largely due to the addition of Phase I of the Promotional Retail Center in Tri-City.

The Tri-City properties account for 68%, 72% and 71% of the Partnership's total rental income during the years ended December 31, 1996, October 31, 1995 and October 31, 1994, respectively. The Shadowridge Woodbend Apartments in Vista, California accounted for 32%, 28% and 29% of the total rental income during the same periods (and was 96%

                                  Appendix A-8
leased at December 31, 1996).

Occupancy rates at the Partnership's Tri-City properties as of December 31, 1996, October 31, 1995, 1994 and 1993 were as follows:

                                 1996       1995       1994       1993
                                 ----       ----       ----       ----
  One Vanderbilt                  86%        70%       100%        95%
  Two Vanderbilt                  25%        95%       100%       100%
  Carnegie Business Center I      90%        97%       100%        89%
  Service Retail Center          100%        90%        98%        82%
  Promotional Retail Center       98%        97%        94%        94%
  Inland Regional Center         100%        N/A        N/A        N/A

In 1996, tenants at Tri-City occupying substantial portions of leased rental space included: (i) ITT Educational Services with a lease which expires in December, 2004; (ii) Inland Regional Center with a lease through July, 2009;
(iii) CompUSA with a lease through August, 2003; (iv) PetsMart with a lease through January, 2009; and (v) Circuit City, currently on a ground lease which will convert to a twenty year lease expiring in January, 2018 when construction is completed in 1997. These five tenants, in the aggregate, occupied approximately 201,000 square feet of the 412,000 total leasable square feet at Tri-City in 1996. As of December 31, 1996, management is in various stages of negotiation for two new leases totaling 39,965 square feet of space. In addition, management is negotiating three lease renewals for 27,801 square feet of space.

Interest and other income for the year ended December 31, 1996 decreased $88,000 or 58% from the year ended October 31, 1995 primarily due to the significant decrease in cash during 1996 compared to fiscal year 1995, as cash was used to fund the construction of the Inland Regional Center property. Interest and other income for the year ended October 31, 1995 decreased $35,000 or 19% from the year ended October 31, 1994 due to the $720,000 principal reduction to the Partnership's note receivable received during 1995.

Expenses

Operating expenses for the year ended December 31, 1996 remained comparable to the operating expenses for the year ended October 31, 1995. The increase of $286,000 or 12% during the fiscal year ended October 31, 1995 over the prior year is primarily due to an increase in property taxes upon the completion of Phase I of the Promotional Retail Center.

Depreciation and amortization decreased $98,000 or 6% during the year ended December 31, 1996 compared to the year ended October 31, 1995 and increased $43,000 or 3% while comparing the year ended October 31, 1995 to the year ended October 31, 1994 as a result of fully amortizing lease commissions paid in connection with a tenant's early vacancy in the One Vanderbilt building in 1995.

Interest expense increased $39,000 or 5% and $33,000 or 5% during the year ended December 31, 1996 compared to the year ended October 31, 1995 and during the year ended October 31, 1995 compared to the year ended October 31, 1994, respectively, due to the increased debt to finance the construction of properties over this two year period.

Prior to 1995, the Partnership's business strategy was to hold its properties for future development and operations. Conclusions about the carrying value of the Partnership's properties were based upon this strategy. In 1995, the Partnership modified this strategy to focus on eventual disposition of its assets at the optimal time and sales price, however, development opportunities will be pursued for certain sites. The Partnership revalued certain of its assets based upon the change in strategy, independent appraisals and management's estimates of development value. Appraisals and development values are estimates of fair value based upon assumptions about the property and the market in which it is located. Due to the uncertainties inherent in these processes, these valuations do not purport to be the price at which a sale transaction involving these properties can or will take place. The Partnership made the following provisions to reduce the carrying value of investments in real estate for the year ended October 31, 1995:

       Unimproved Land:
         San Bernardino, CA                          $ 6,158,000
         Perris, CA                                    2,024,000
         Lake Elsinore, CA                             4,042,000
                                                     -----------
                Total                                $12,224,000
                                                     ===========

No such provisions were recorded in 1996, the two month period ended December 31, 1995 or in 1994.

                                  Appendix A-9

Expenses associated with undeveloped land include property taxes as well as maintenance association fees. Any expenses associated with land currently under construction (i.e., undergoing activities necessary to get it ready for its intended use) have been capitalized pursuant to Statement of Financial Accounting Standards No. 67 (SFAS 67) "Accounting for Costs and Initial Rental
Operations of Real Estate Projects". The $197,000 or 26% decrease in expenses associated with undeveloped land during the year ended December 31, 1996 compared to the year ended October 31, 1995 was in large part due to the capitalization of expenses at the Circuit City and Rancon Town Village projects in 1996. Expenses associated with undeveloped land during the year ended October 31, 1995 compared to the year ended October 31, 1994 decreased by $116,000 or 13% due to: (i) the capitalization of property taxes during the construction of a 15,000 square foot retail building in the Promotional Retail Center and the 81,000 square foot build-to-suit office building for Inland Regional Center and
(ii) a decrease in the assessed value of certain portions of the Partnership's unimproved land and refunds of previously paid property taxes.

Administrative expenses decreased $109,000 or 8% during the year ended December 31, 1996 from the year ended October 31, 1995, a result of a one-time severance payment to RFC's terminated employees in 1995, but partially offset by a $72,000 increase in general overhead expenses related to the management of the Partnership and a $28,000 increase in general partnership legal costs in 1996. The increase in administrative expenses of $568,000 or 70% during the year ended October 31, 1995 over the year ended October 31, 1994 is largely due to: (i) the aforementioned severance payment to RFC; (ii) an increase in investor update meetings and the associated costs in 1995; and (iii) the payment and expense of 1994 audit and tax return fees in 1995. Since January 1, 1995, audit and tax fees have been accrued in the year to which they relate.

In December, 1994, RFC entered into an agreement with Glenborough Inland Realty Corporation ("Glenborough") whereby RFC sold to Glenborough, for approximately $4,466,000 and the assumption of $1,715,000 of RFC's debt, the contract to perform the rights and responsibilities under RFC's agreement with the Partnership and other related Partnerships (collectively, "the Rancon Partnerships") to perform or contract on the Partnership's behalf for financial, accounting, data processing, marketing, legal, investor relations, asset and development management and consulting services for the Partnership for a period of ten years or to the liquidation of the Partnership, whichever comes first. According to the contract, the Partnership will pay Glenborough for its services as follows: (i) a specified asset administration fee of $993,000 per year, which is fixed for five years subject to reduction in the year following the sale of assets; (ii) sales fees of 2% for improved properties and 4% for land; (iii) a refinancing fee of 1% and (iv) a management fee of 5% of gross rental receipts. As part of this agreement, Glenborough will perform certain responsibilities for the General Partner of the Rancon Partnerships and RFC agreed to cooperate with Glenborough, should Glenborough attempt to obtain a majority vote of the limited partners to substitute itself as the Sponsor for the Rancon Partnerships. Glenborough is not an affiliate of RFC.

RFC entered into the transaction with Glenborough described above, when it determined to sell that portion of its business relating to investor relations services, property management services and asset management services, and those services are now rendered to the Partnership, eight other related partnerships and third parties by Glenborough.


Item 8.  Financial Statements and Supplementary Data

For information with respect to this Item 8, see Financial Statements and Schedules as listed in Item 14.


Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On June 6, 1995, Price Waterhouse LLP was dismissed as the principal independent accountant for the Partnership. The decision to dismiss Price Waterhouse LLP was made by the Partnership's General Partner.

The reports of Price Waterhouse LLP on the Partnership's financial statements for the period ending October 31, 1994, do not contain an adverse opinion or a disclaimer of an opinion, nor were such opinions modified as to uncertainty, audit scope, or accounting principles.

During the fiscal  years  ended  October  31,  1994 and 1993 and the  subsequent interim period from November 1, 1994 to June 6, 1995, there were no disagreements between the Partnership and Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. For this purpose the term disagreement does not include initial differences of opinion based on incomplete facts or preliminary information that were later resolved to the satisfaction of Price Waterhouse LLP by obtaining additional relevant facts or information.

                                 Appendix A-10

During the fiscal years ended October 31, 1994 and 1993 and the subsequent interim period from November 1, 1994 to June 6, 1995, there were no "reportable events" of the type described in Rule 304(a)(1)(v)(A) through (D) of Regulation S-K.

On June 6, 1995, the Partnership engaged Arthur Andersen LLP as its new principal independent accountant. During the fiscal years ended October 31, 1994 and 1993 and the subsequent interim period from November 1, 1994 through June 6, 1995, the Partnership did not consult with Arthur Andersen LLP as to the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Partnership's financial statements.


                                    Part III


Item 10. Directors and Executive Officers of the Partnership

Daniel Lee Stephenson and RFC are the General Partners of the Partnership. The executive officer and director of Rancon is:

Daniel L. Stephenson     Director, President, Chief Executive Officer and Chief
                         Financial Officer


There is no fixed term of office for Mr. Stephenson.

Mr. Stephenson, age 53, founded RFC (formerly known as Rancon Corporation) in 1971 for the purpose of establishing itself as a commercial, industrial and residential property syndication, development and brokerage concern. Mr. Stephenson has, from inception, held the position of Director. In addition, Mr. Stephenson was President and Chief Executive Officer of RFC from 1971 to 1986, from August 1991 to September 1992 and from March 31, 1995 to present. Mr. Stephenson is Chairman of the Board of PacWest Group, Inc., a real estate firm which has acquired a portfolio of assets from the Resolution Trust Corporation.

Effective January 1, 1994 RFC acquired all the outstanding shares of Partnership Asset Management Company, a California corporation, which previously performed or contracted on the Partnership's behalf for financial, accounting, data processing, marketing, legal, investor relations, asset and development management and consulting services for the Partnership. These services were provided to the Partnership by RFC subject to the provisions of the Partnership Agreement during calendar year 1994.

Rancon Development Fund VII (RDFVII), a partnership sponsored by the General Partners, filed for protection under Chapter 11 of Federal Bankruptcy Law on May 6, 1994 in order to put an automatic stay on RDFVII's property and to forestall the pending foreclosure. In March, 1994, the General partners were approached by a non-affiliated party interested in acquiring the interests of RDFVII's general partners and attempting to restructure the partnership and its secured debt.
Although the necessary majority-in-interest of RDFVII's limited partners was received, an agreement regarding the terms of the transfer and the plan of reorganization could not be reached. The holder of the note secured by RDFVII's property filed for and was granted a relief from the stay thereby allowing the foreclosure sale to proceed. Such sale took place on September 15, 1994 and the bankruptcy was subsequently dismissed, as the property was RDFVII's only asset.

Six Stoneridge L.P. (SSRLP), a partnership formed by Rancon Development Fund VI (RDFVI), a partnership sponsored by the General Partners filed for protection under Chapter 11 of Federal Bankruptcy Law in December, 1992. Efforts to negotiate a modification of the purchase agreement of StoneRidge I, to obtain loans, joint venture partners or other vehicles to meet or modify the cash payment requirements were unsuccessful. In February, 1993, an adversary complaint was filed against SSRLP in the bankruptcy court to determine the nature and extent of SSRLP's interest in StoneRidge I and the debt associated with the property. A tentative agreement has been reached and the bankruptcy was dismissed effective November 8, 1995. As of December 31, 1996, SSRLP and RDFVI have been dissolved.

Item 11. Executive Compensation

The Partnership has no executive officers. For information relating to fees, compensation, reimbursement and distributions paid to related parties, reference is made to Item 13 below.

Item 12. Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

No person is known by the Partnership to be the beneficial owner of more than 5% of the Units.

                                 Appendix A-11

Security Ownership of Management

  Title                                        Amount and Nature of    Percent
of Class   Name of Beneficial Owner            Beneficial Ownership    of Class
---------   --------------------------------    --------------------    --------
  Units    Daniel Lee Stephenson (I.R.A.)         4 Units (direct)        *
  Units    Daniel Lee Stephenson Family Trust   100 Units (direct)        *

*  Less than 1 percent

Changes in Control

The Limited Partners have no right, power or authority to act for or bind the Partnership. However, the Limited Partners have the power to vote upon the following matters affecting the basic structure of the Partnership, each of which shall require the approval of Limited Partners holding a majority of the outstanding Units: (i) amendment of the Partnership's Partnership Agreement;
(ii) termination and dissolution of the Partnership; (iii) sale, exchange or pledge of all or substantially all of the assets of the Partnership; (iv) removal of the General Partners or any successor General Partner; (v) election of a new General Partner or General Partners upon the removal, retirement, death, insanity, insolvency, bankruptcy or dissolution of the General Partners or any successor General Partner; and (vi) extension of the term of the Partnership.

Item 13. Certain Relationships and Related Transactions

Due to the agreement with Glenborough whereby RFC sold to Glenborough the contract to perform the rights and responsibilities under RFC's agreement with the Partnership, there were no such fees or reimbursements for the year ended December 31, 1996 or the two months ended December 31, 1995.


                                     Part IV

Item 14. Exhibits, Financial Statement Schedules, and Reports on Form 8-K

         (a)  The following documents are filed as part of the report


              (1)  Financial Statements:

                   Reports of Independent Public Accountants

                   Consolidated Balance Sheets as of December 31, 1996 and 1995 and October 31, 1995

                   Consolidated Statements of Operations for the year ended December 31, 1996, the two months ended December 31, 1995, and the years ended October 31, 1995 and 1994

                   Consolidated Statements of Partners' Equity (Deficit) for the year ended December 31, 1996, the two months ended December 31, 1995, and the years ended October 31, 1995 and 1994

                   Consolidated Statements of Cash Flows for the year ended December 31, 1996, the two months ended December 31, 1995, and the years ended October 31, 1995 and 1994

                   Notes to Consolidated Financial Statements


              (2)  Financial Statement Schedule:

                   Schedule III - Real Estate and Accumulated Depreciation as of December 31, 1996 and Note thereto


              (3)  Exhibits:

                    (3.1) Second Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership (included as Exhibit B to the Prospectus dated December 29, 1986, as amended on January 5, 1987, filed pursuant to Rule 424(b), file number 2-90327, is incorporated herein by reference).

                    (3.2) First Amendment to the Second Amended and Restated Agreement and Certificate of Limited Partnership of the Partnership, dated March 11, 1991 (included as
                           Exhibit 3.2 to 10-K dated October 31, 1992, File number 0-14207, is incorporated herein by reference).

                    (3.3) Limited Partnership Agreement of RRF IV Tri-City Limited Partnership, A Delaware limited partnership of which Rancon Realty Fund IV, A California Limited Partnership is the limited partner (filed as Exhibit
                           3.3 to the Partnership's annual report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference)

                                 Appendix A-12

                   (10.1) Management, administration and consulting agreement and amendment thereto for services rendered by Glenborough Inland Realty Corporation dated December 20, 1994 and March 30, 1995, respectively.

                   (10.2) Construction loan agreement and promissory note on the Discovery Zone site in the Promotional Retail Center at Tri-City Corporate Centre in the amount of $1,000,000 dated February 15, 1995.

                   (10.3) Promissory note secured by a deed of trust on the One Vanderbilt building at the Tri-City Corporate Centre in the amount of $2,400,000 dated January 17, 1995.

                   (10.4) Construction loan agreement and promissory note on the Inland Regional Center at Tri-City Corporate Centre in the amount of $1,000,000 dated May 12, 1995.

                   (10.5) Note secured by deed of trust on Carnegie Business Center I and Service Retail Center at Tri-City Corporate Centre in the amount of $2,800,000 dated June 1, 1995.

                   (10.6) Promissory note in the amount of $6,500,000, dated April 19, 1996, secured by Deeds of Trust on three of the Partnership Properties (filed as Exhibit 10.6 to the Partnership's annual report on Form 10-K for the year ended December 31, 1996 is incorporated herein by reference).

                     (27)  Financial Data Schedule.

         (b) Reports on Form 8-K

              None.


                                   SIGNATURES


Pursuant to the requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                             RANCON REALTY FUND IV,
                             a California Limited Partnership
                             (Partnership)




Date: March 27, 1997     By: /s/  DANIEL L. STEPHENSON
                             --------------------------
                             Daniel L. Stephenson, General Partner and Director, President, Chief Executive Officer and Chief Financial Officer of Rancon Financial Corporation, General Partner


Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by following persons on behalf of the Partnership and in the capacities and on the dates indicated.


Date: March 27, 1997     By: /s/  DANIEL L. STEPHENSON
                             --------------------------
                             Daniel L. Stephenson, General Partner and Director, President, Chief Executive Officer and Chief Financial Officer of Rancon Financial Corporation, General Partner

                                 Appendix A-13

                          INDEX TO FINANCIAL STATEMENTS
                                  AND SCHEDULE




Financial Statements and Schedule                                     Page


Financial Statements:

  Reports of Independent Public Accountants ............. Appendix A-15 and A-16

  Consolidated  Balance  Sheets as of December  31, 1996
   and 1995 and October 31, 1995 ................................. Appendix A-17

  Consolidated  Statements  of  Operations  for the year
   ended December 31, 1996 the two months ended December
   31,  1995,  and the years ended  October 31, 1995 and
   1994 .......................................................... Appendix A-18

  Consolidated  Statements of Partners' Equity (Deficit)
   for the year ended  December 31, 1996, the two months
   ended  December 31, 1995, and the years ended October
   31, 1995 and 1994 ............................................. Appendix A-19

  Consolidated  Statements  of Cash  Flows  for the year
   ended   December  31,  1996,  the  two  months  ended
   December  31, 1995,  and the years ended  October 31,
   1995 and 1994 ................................................. Appendix A-20

   Notes to Consolidated Financial Statements .................... Appendix A-21

Schedule:

   III - Real Estate and Accumulated Depreciation
      as of December 31, 1996 and Note thereto ................... Appendix A-29



All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                                 Appendix A-14

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
RANCON REALTY FUND IV, A CALIFORNIA LIMITED PARTNERSHIP:

We have audited the accompanying consolidated balance sheets of RANCON REALTY FUND IV, A CALIFORNIA LIMITED PARTNERSHIP as of December 31, 1996 and 1995 and October 31, 1995, and the related statements of operations, partners' equity (deficit) and cash flows for the year ended December 31, 1996, the two months ended December 31, 1995 and the year ended October 31, 1995. These consolidated financial statements and the schedule referred to below are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of RANCON REALTY FUND IV, A CALIFORNIA LIMITED PARTNERSHIP, as of December 31, 1996 and 1995 and October 31, 1995 and the results of its operations and its cash flows for the year ended December 31, 1996, the two months ended December 31, 1995, and the year ended October 31, 1995, in conformity with generally accepted accounting principles.


                                                  /s/Arthur Andersen LLP
                                                  ------------------------

San Francisco, California
  February 12, 1997 (except with regards to the matter discussed in Note 3, as to which the date is February 28, 1997)

                                 Appendix A-15

                       [PRICE WATERHOUSE LLP LETTERHEAD]


                        REPORT OF INDEPENDENT ACCOUNTANTS

January 20, 1995

To the General and Limited Partners of
Rancon Realty Fund IV

In our opinion, the accompanying statements of operations, of partners' equity and of cash flows present fairly, in all material respects, the results of operations and cash flows of Rancon Realty Fund IV for the year ended October 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. We have not audited the statements of Rancon Realty Fund IV for any period subsequent to October 31, 1994.


/s/PRICE WATERHOUSE LLP
-----------------------

                                 Appendix A-16

                                         RANCON REALTY FUND IV,
                                    A CALIFORNIA LIMITED PARTNERSHIP

                                       Consolidated Balance Sheets
                             December 31, 1996 and 1995 and October 31, 1995
                                (in thousands, except units outstanding)


                                                         December 31,     December 31,      October 31,
Assets                                                       1996             1995             1995
                                                           -----------      ----------        ---------
Investments in real estate:
    Rental property,  net of accumulated
      depreciation of $13,077 as of December
      31, 1996, $11,799 as of December 31, 1995
      and $11,609 as of October 31, 1995                   $  38,094      $   30,766       $  30,915
    Construction in progress                                   2,184           2,931           2,646
    Land held for development                                  4,911           9,088           9,063
    Land held for sale                                         4,869           1,632           1,630
                                                           ---------       ---------        --------
        Total real estate investments                         50,058          44,417          44,254
                                                           ---------       ---------        --------

Cash and cash equivalents                                         97           1,296           1,934
Restricted cash                                                  102             926           1,213
Accounts and interest receivable                                 188               8              14
Notes receivable                                                 405             405             405
Deferred financing costs and other fees,
  net of accumulated amortization of $775
  as of December 31, 1996, $675 as of December
  31, 1995 and $643 as of October 31, 1995                     1,223             640             643
Prepaid expenses and other assets                                622             590             858
                                                           ---------        --------        --------

        Total assets                                       $  52,695        $ 48,282        $ 49,321
                                                           =========        ========        ========
Liabilities and Partners' Equity (Deficit)

Notes payable                                              $  17,256        $ 11,757        $ 11,766
Accounts payable and accrued expenses                            713             356           1,034
Interest payable                                                  67              --              44
                                                           ---------        --------        --------

        Total liabilities                                     18,036          12,113          12,844
                                                           ---------        --------        --------

Commitments and contingent liabilities (see Note 8)

Partners' equity (deficit):
    General partners                                            (891)           (891)           (891)
    Limited partners, 79,846 limited partnership
      units outstanding at December 31, 1996,
      December 31, 1995 and October 31, 1995                  35,550          37,060          37,368
                                                           ---------        --------        --------

        Total partners' equity                                34,659          36,169          36,477
                                                           ---------        --------        --------

Total liabilities and partners' equity                     $  52,695        $ 48,282        $ 49,321
                                                           =========        ========        ========

                The accompanying notes are an integral part of these financial statements


                                              Appendix A-17

                                             RANCON REALTY FUND IV,
                                        A CALIFORNIA LIMITED PARTNERSHIP

                                      Consolidated Statements of Operations
                           For the year ended December 31, 1996, the two months ended
                        December 31, 1995, and the years ended October 31, 1995 and 1994
                          (in thousands, except per unit amounts and units outstanding)

                                                     For the        For the two       For the        For the
                                                   year ended      months ended      year ended     year ended
                                                   December 31,     December 31,     October 31,    October 31,
                                                       1996             1995            1995           1994
                                                   ----------        ---------      ----------      ---------
Revenues:
    Rental income                                   $   5,149         $    768       $   5,784      $   5,465
    Interest and other income                              65               16             153            188
                                                    ---------         --------       ---------      ---------

             Total revenues                             5,214              784           5,937          5,653
                                                    ---------         --------       ---------      ---------

Expenses:
    Operating, including $54 and $278
       paid to Sponsor for the years ended
       October 31, 1995 and 1994, respectively          2,642              411           2,683          2,397
    Depreciation and amortization                       1,449              207           1,547          1,504
    Interest expense                                      792              139             753            720
    Provision for impairment of real
       estate investments                                  --               --          12,224             --
    Expenses associated with undeveloped land             571              124             768            884
    Administrative, including $345 and $840 paid
       to Sponsor in 1995 and 1994, respectively        1,270              211           1,379            811
                                                    ---------         --------       ---------       --------

             Total  expenses                            6,724            1,092          19,354          6,316
                                                    ---------         --------       ---------       --------

Net loss                                            $  (1,510)        $   (308)      $ (13,417)      $   (663)
                                                    =========         ========       =========       ========


Net loss per limited partnership unit                $ (18.91)         $ (3.86)      $ (168.03)       $ (8.30)
                                                     ========          =======       =========        =======

Weighted average number of limited  partnership
  units  outstanding  during each period used
  to compute net loss per limited partnership unit     79,846           79,846          79,850         79,901
                                                      =======          =======         =======        =======


                    The accompanying notes are an integral part of these financial statements

                                                 Appendix A-18

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP

              Consolidated Statements of Partners' Equity (Deficit)
           For the year ended December 31, 1996, the two months ended
        December 31, 1995, and the years ended October 31, 1995 and 1994
                                 (in thousands)


                                          General     Limited
                                         Partners     Partners      Total
                                         --------     --------     --------
Balance at October 31, 1993              $  (891)     $ 51,484     $ 50,593

Retirement of Limited Partnership Units       --           (24)         (24)

Net loss                                      --          (663)        (663)
                                         -------      --------     --------

Balance at October 31, 1994                 (891)       50,797       49,906

Retirement of Limited Partnership Units       --           (12)         (12)

Net loss                                      --       (13,417)     (13,417)
                                         -------      --------     --------

Balance at October 31, 1995                 (891)       37,368       36,477

Net loss                                      --          (308)        (308)
                                         -------      --------     --------

Balance at December 31, 1995                (891)       37,060       36,169

Net loss                                      --        (1,510)      (1,510)
                                         -------      --------     --------

Balance at December 31, 1996             $  (891)     $ 35,550     $ 34,659
                                         =======      ========     ========


    The accompanying notes are an integral part of these financial statements

                                 Appendix A-19

                                                  RANCON REALTY FUND IV,
                                             A CALIFORNIA LIMITED PARTNERSHIP

                                           Consolidated Statements of Cash Flows
                                For the year ended December 31, 1996, the two months ended
                             December 31, 1995, and the years ended October 31, 1995 and 1994
                                                      (in thousands)

                                                            For the         For the two       For the        For the
                                                          year ended       months ended     year ended     year ended
                                                         Dec. 31, 1996     Dec. 31, 1995   Oct. 31, 1995    Oct. 31, 1994
                                                         -------------     -------------   -------------    -------------
Cash flows from operating activities:
Net loss                                                  $    (1,510)       $   (308)       $ (13,417)      $  (663)
Adjustments to reconcile net loss to net cash
  provided by (used for) operating activities:
  Depreciation and amortization                                 1,449             207            1,496         1,417
  Amortization of loan fees,
     included in interest expense                                  68              15               51            87
  Provision for impairment of real estate investments              --              --           12,224            --
  Changes in certain assets and liabilities:
   Deferred fees                                                 (596)             (6)             (13)         (140)
   Accounts and interest receivable                              (180)              6               (6)        1,143
   Prepaid expenses and other assets                              155             268               32           (37)
   Accounts payable and accrued expenses                          357            (678)             349           266
   Interest payable                                                67             (44)              22            --
   Payable to Sponsor                                              --              --               (8)          (73)
                                                          -----------        --------        ---------       -------

        Net cash provided by (used for)
        operating activities                                     (190)           (540)             730         2,000
                                                          -----------        --------        ---------       -------

Cash flows from investing activities:
  Collection on note receivable                                    --              --              720           --
  Net proceeds from sale of real estate                           248              --               --           --
  Additions to real estate and property
   development costs                                           (7,166)           (353)          (2,538)      (1,537)
                                                          -----------        --------        ---------      -------

        Net cash used for investing activities                 (6,918)           (353)          (1,818)      (1,537)
                                                          -----------        --------        ---------      -------

Cash flows from financing activities:
  Net loan proceeds                                             5,492              --            3,083           --
  Reduction (addition) of restricted cash, net                    824             287           (1,213)          --
  Payment of loan fees                                           (211)            (23)            (224)         (77)
  Notes payable principal payments                               (196)             (9)            (178)        (100)
  Retirement of Limited Partnership Units                          --              --              (12)         (24)
  Other liabilities                                                --              --               11          (22)
                                                          -----------        --------        ---------      -------

     Net cash provided by (used for) financing activities       5,909             255            1,467         (223)
                                                          -----------        --------        ---------      -------
Net increase (decrease) in cash and cash equivalents           (1,199)            (638)            379          240
Cash and cash equivalents at beginning of period                1,296            1,934           1,555        1,315
                                                          -----------       ----------       ---------      -------
Cash and cash equivalents at end of period                $        97       $    1,296       $   1,934      $ 1,555
                                                          ===========       ==========       =========      =======

Supplemental disclosure of cash flow information:
  Cash paid for interest                                  $     1,254       $      176       $     861      $   616
                                                          ===========       ==========       =========      =======

  Interest capitalized                                    $       597       $       28       $     130      $    --
                                                          ===========       ==========       =========      =======


Supplemental disclosure of non-cash refinancing activity:

   New financing                                          $    11,273       $       --       $      --      $    --
   Original financing paid-off in escrow                       (5,586)              --              --           --
   Increase in other assets and loan fees paid                   (195)              --              --           --
                                                          -----------       ----------       ---------      -------

Net loan proceeds                                         $     5,492       $       --       $      --      $    --
                                                          ===========       ==========       =========      =======

                         The accompanying notes are an integral part of these financial statements

                                                      Appendix A-20

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   Notes to Consolidated Financial Statements
                  December 31, 1996, October 31, 1995 and 1994



Note 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization

Rancon Realty Fund IV, a California Limited Partnership, ("the Partnership"), was organized in accordance with the provisions of the California Uniform Limited Partnership Act for the purpose of acquiring, developing and operating real property. The General Partners of the Partnership are Daniel L. Stephenson and Rancon Financial Corporation, ("RFC") hereinafter referred to as the Sponsor. RFC is wholly-owned by Daniel L. Stephenson. The Partnership reached final funding in July, 1987. 79,846 Partnership units were outstanding at December 31, 1996 and 1995.

Allocation of profits, losses and cash distributions from operations and cash distributions from sale or financing are made pursuant to the terms of the Partnership Agreement. Generally, net income and distributions from operations are allocated 90% to the limited partners and 10% to the general partners. Net losses from operations are allocated 99% to the limited partners and 1% to the general partners until such time as a partner's account is reduced to zero. Additional losses will be allocated entirely to those partners with positive account balances until such balances are reduced to zero.

A majority of the Partnership's assets are located within the Inland Empire, a submarket of Southern California, and have been directly affected by the economic weakness of the region. Management believes, however, that the market has flattened and is no longer falling in terms of sales prices. While prices have not increased significantly, the Southern California real estate market appears to be improving. Management continues to evaluate the real estate markets in which the Partnership's assets are located in an effort to determine the optimal time to dispose of them and realize their maximum value.

General Partners and Management Matters

Effective January 1, 1994, the Partnership contracted with RFC to perform or contract on the Partnership's behalf for financial, accounting, data processing, marketing, legal, investor relations, asset and development management and consulting services for the Partnership. These services were provided by RFC subject to the provisions of the Partnership Agreement.

In December 1994, RFC entered into an agreement with Glenborough Inland Realty Corporation ("Glenborough") whereby RFC sold to Glenborough the contract to perform the rights and responsibilities under RFC's agreement with the Partnership and other related Partnerships (collectively, "the Rancon Partnerships") to perform or contract on the Partnership's behalf for financial, accounting, data processing, marketing, legal, investor relations, asset and development management and consulting services for the Partnership for a period of ten years or to the liquidation of the Partnership, whichever comes first. According to the contract, the Partnership will pay Glenborough for its services as follows: (i) a specified asset administration fee of $993,000 per year, which is fixed for five years subject to reduction in the year following the sale of assets; (ii) sales fees of 2% for improved properties and 4% for land; (iii) a refinancing fee of 1% and (iv) a management fee of 5% of gross rental receipts. As part of this agreement, Glenborough will perform certain responsibilities for the General Partner of the Rancon Partnerships and RFC agreed to cooperate with Glenborough, should Glenborough attempt to obtain a majority vote of the limited partners to substitute itself as the Sponsor for the Rancon Partnerships. This agreement became effective January 1, 1995. Glenborough is not an affiliate of RFC or the Partnership.

As a result of this agreement, RFC terminated several of its employees between December 31, 1994 and February 28, 1995. Also as a result of this agreement, certain of the officers of RFC resigned from their positions effective February 28, 1995, March 31, 1995 and July 1, 1995.

Significant Accounting Policies

Basis of Accounting - The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles under the presumption that the Partnership will continue as a going concern.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and

                                 Appendix A-21

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   Notes to Consolidated Financial Statements
                  December 31, 1996, October 31, 1995 and 1994


disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties - The Partnership's ability to (i) achieve positive cash flow from operations, (ii) meet its debt obligations, (iii) provide distributions either from operations or the ultimate disposition of the Partnership's properties or (iv) continue as a going concern, may be impacted by changes in interest rates, property values, geographic economic conditions, or the entry of other competitors into the market. The accompanying financial statements do not provide for adjustments with regard to these uncertainties.

Investments in Real Estate - In March, 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." The Partnership adopted SFAS 121 in the fourth quarter of fiscal year 1995. SFAS 121 requires that an evaluation of an individual property for possible impairment be performed whenever events or changes in circumstances indicate that an impairment may have occurred and that long-lived assets to be disposed of be carried at the lower of carrying amount or fair value. The specific accounting policies for assets to be held and used and those to be disposed of are described in more detail below.

Rental Property - Rental properties including the related land, are stated at cost unless events or circumstances indicate that cost cannot be recovered in which case carrying value is reduced to estimated fair value. Estimated fair value: (i) is based upon the Partnership's plans for the continued operations of each property; (ii) is computed using estimated sales price, as determined by prevailing market values for comparable properties and/or the use of capitalization rates multiplied by annualized rental income based upon the age, construction and use of the building, and (iii) does not purport, for a specific property, to represent the current sales price that the Partnership could obtain from third parties for such property. The fulfillment of the Partnership's plans related to each of its properties is dependent upon, among other things, the presence of economic conditions which will enable the Partnership to continue to hold and operate the properties prior to their eventual sale. Due to uncertainties inherent in the valuation process and in the economy, it is reasonably possible that the actual results of operating and disposing of the Partnership's properties could be materially different than current expectations.

Depreciation is provided using the straight line method over the useful lives of the respective assets.

Land Held for Development and Construction in Progress - Land held for development and construction in progress is stated at cost unless events or circumstances indicate that cost cannot be recovered in which case the carrying value is reduced to estimated fair value. Estimated fair value: (i) is based on the Partnership's plans for the development of each property; (ii) is computed using estimated sales price, based upon market values for comparable properties;
(iii) considers the cost to complete and the estimated fair value of the completed project; and (iv) does not purport, for a specific property, to represent the current sales price that the Partnership could obtain from third parties for such property. The fulfillment of the Partnership's plans related to each of its properties is dependent upon, among other things, the presence of economic conditions which will enable the Partnership to either hold the properties for eventual sale or obtain financing to further develop the properties.

Land Held for Sale - Land held for sale is stated at the lower of cost or estimated fair value. During fiscal year ended October 31, 1995, the Partnership wrote down the carrying value of the land held for sale based upon independent appraisals obtained in 1995. Appraisals are estimates of fair value based upon assumptions about the property and the market in which it is located. Due to the uncertainties inherent in the appraisal process, these valuations do not purport to be the price at which a sale transaction involving these properties can or will take place.

Cash and Cash Equivalents - The Partnership considers certificates of deposit and money market funds with original maturities of less than ninety days to be cash equivalents.

Deferred Financing Costs and Other Fees - Deferred loan fees are amortized on a straight-line basis over the life of the related loan and deferred lease commissions are amortized over the initial fixed term of the related lease agreement.

Rental Income - Rental income is recognized as earned over the life of the respective leases.

                                 Appendix A-22

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   Notes to Consolidated Financial Statements
                  December 31, 1996, October 31, 1995 and 1994


Net Loss Per Limited Partnership Unit - Net loss per limited partnership unit is calculated using the weighted average number of limited partnership units outstanding during the period and the Limited Partners' allocable share of the net loss.

Income Taxes - No provision for income taxes is included in the accompanying financial statements, as the Partnership's results of operations are allocated to the partners for inclusion in their respective income tax returns. Net loss and partners' equity (deficit) for financial reporting purposes will differ from the Partnership income tax return because of different accounting methods used for certain items, including depreciation expense, provisions for impairment of investments in real estate, capitalization of development period interest and income and loss recognition.

Consolidation - In order to satisfy certain lender requirements for the Partnership's 1996 loan secured by Service Retail Center, Promotional Retail Center and Carnegie Business Center (see Note 6), Rancon Realty Fund IV Tri-City Limited Partnership, a Delaware limited partnership ("RRF IV Tri-City") was formed in April, 1996. The three properties securing the loan were contributed to RRF IV Tri-City by the Partnership. The limited partner of RRF IV Tri-City is the Partnership and the general partner is Rancon Realty Fund IV, Inc., a corporation wholly owned by the Partnership. Since the Partnership indirectly owns 100% of RRF IV Tri-City, the financial statements of RRF IV Tri-City have been consolidated with those of the Partnership. All intercompany transactions have been eliminated in consolidation.

Reclassifications - Certain 1995 and 1994 balances have been reclassified to conform with the current year presentation.

Note 2. RELATED PARTY TRANSACTIONS

Payable to Sponsor - As a result of the agreement between RFC and Glenborough (see Note 1), RFC terminated certain employees who were previously responsible for performing the administrative, legal and development services for the Partnership. Upon termination, certain employee costs including severance benefits were allocated to the various Rancon partnerships. Such costs allocated to the Partnership aggregated $200,000 and are included in administrative costs for the year ended October 31, 1995.

Reimbursable Expenses and Management Fees to Sponsor - Through December 31, 1994, the Partnership had an agreement with the Sponsor for property management services. The agreement provided for a management fee equal to 5% of gross rentals collected while managing the properties. Fees incurred under this agreement totaled $54,000 and $278,000 for the years ended October 31, 1995 and 1994, respectively. Effective January 1, 1995 the Partnership contracted with Glenborough to provide these services to the Partnership (see Note 1).

The Partnership paid $4,000 and $25,000 in program management fees to the Sponsor during the years ended October 31, 1995 and 1994, respectively. The Sponsor received this fee for its management and administration of unimproved or non-income producing properties. As a result of the agreement with Glenborough, effective January 1, 1995 this fee was no longer payable.

The Partnership Agreement also provides for the reimbursement of actual costs incurred by the Sponsor in providing certain administrative, legal and development services necessary for the prudent operation of the Partnership. Reimbursable costs incurred by the Partnership totaled $341,000 and $815,000 for the years ended October 31, 1995 and 1994, of which the Partnership capitalized $43,000 and $274,000 in fiscal years 1995 and 1994, respectively.Effective January 1, 1995, such services are being provided by Glenborough.

Note 3. NOTES RECEIVABLE

Included in notes receivable at December 31, 1996, the Partnership had a $405,000 note receivable secured by a deed of trust on the TGI Friday's property (which the Partnership sold in December, 1990). The note bore interest at 10% per annum and matured on December 31, 2000.

On February 28,  1997,  the  Partnership  purchased  the  property  known as TGI
Friday's in San Bernardino, California for $1,750,000. The Partnership paid $1,345,000 in cash and the $405,000 note receivable was retired at the time of this acquisition.

                                 Appendix A-23

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   Notes to Consolidated Financial Statements
                  December 31, 1996, October 31, 1995 and 1994


In 1996, the Partnership reached a $120,000 settlement with a former tenant. The Partnership received cash of $40,000 and an $80,000 note receivable which has been fully reserved. The note bears interest at ten percent per annum and requires monthly principal and interest payments of $4,805 commencing January 1, 1998 until the note matures on June 1, 1999.

Note 4. INVESTMENTS IN REAL ESTATE

Rental property components are as follows (in thousands):

                                   December 31,   December 31,   October 31,
                                      1996            1995           1995
                                  -----------     ------------   ----------
Land                              $     4,976      $     4,226   $    4,226
Buildings                              37,378           30,954       30,921
Leasehold and other improvements        8,817            7,385        7,377
                                  -----------      -----------   ----------
                                       51,171           42,565       42,524
Less: accumulated depreciation        (13,077)         (11,799)     (11,609)
                                  -----------      -----------   ----------
Total rental property, net        $    38,094      $    30,766   $   30,915
                                  ===========      ===========   ==========

The Partnership's rental property includes projects at the Tri-City Corporate Centre in San Bernardino, California and Shadowridge Woodbend Apartments in Vista, California. In the second quarter of 1996, construction was completed on the IRC project, an 81,000 square foot office building, and the tenant commenced a 13-year lease. Upon completion of IRC, the Partnership reclassified $8,599,000 of construction in progress to rental property.

Land held for development consists of the following (in thousands):

                                        December 31,   December 31,  October 31,
                                           1996           1995          1995
                                        ----------     ---------     ---------
26.0 acres in 1996 and 27.2 acres
   in 1995 at Tri-City Corporate
   Centre, San Bernardino, CA           $    2,975    $    4,648     $    4,643
24.8 acres in Lake Elsinore, CA              1,936         1,935          1,935
11.29 acres in 1995, in Temecula, CA            --         2,505          2,485
                                        ----------    ----------     ----------
Total land held for development         $    4,911    $    9,088     $    9,063
                                        ==========    ==========     ==========


In 1996, the Partnership reclassed $1,874,000 (after 1996 additions) from land held for development (Circuit City project in Tri-City) to construction in progress. Construction is expected to be completed by April 1, 1997. The Partnership also reclassed $3,483,000 (after 1996 additions) from land held for development (11.29 acres in Temecula, CA) to land held for sale.

The above land held for development remains unencumbered at December 31, 1996.

Land held for sale consists of the following (in thousands):

                                  December 31,    December 31,     October 31,
                                     1996             1995            1995
                                   ---------       ----------      -----------
17.14 acres in Perris, CA          $   1,386       $    1,386      $     1,384
11.29 acres and 1.11 acres
    in Temecula, CA in 1996
    and 1995, respectively             3,483              246              246
                                   ---------       ----------      -----------

Total land held for sale           $   4,869       $    1,632      $     1,630
                                   =========       ==========      ===========


The 1.11 acres of land in Temecula, California was sold on March 26, 1996 for $275,000 which after commissions and other fees, approximated cost. The Partnership currently has 3.16 acres under contract to sell to a mini storage operator for $607,000, pending satisfactory completion of due diligence. Negotiations are currently underway to sell another two lots totaling 1.56 acres.

                                 Appendix A-24

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   Notes to Consolidated Financial Statements
                  December 31, 1996, October 31, 1995 and 1994


The Partnership does not intend to develop the remaining sites held for sale. The proceeds generated from the future sale would be used to reduce the Partnership's existing debt or to increase reserves.

The above land remains unencumbered at December 31, 1996.

During the year ended October 31, 1995, the Partnership recorded the following provisions to reduce the carrying value of investments in real estate (in thousands):

Land held for development:
  San Bernardino, CA                              $    6,158
  Lake Elsinore, CA                                    4,042
Land held for sale:
  Perris, CA                                           2,024
                                                  ----------
Total provision for impairment of
         real estate investments                  $   12,224
                                                  ==========

Prior to 1995, the Partnership's business strategy was to hold its properties for future development and operations. Conclusions about the carrying value of the Partnership's properties were based upon this strategy. In 1995, the Partnership modified this strategy to focus on eventual disposition of its assets at the optimal time and sales price, however, development opportunities will be pursued for certain sites. The Partnership revalued certain of its assets based on the business strategy for the assets. Due to the uncertainties inherent in the valuation process, the carrying values do not purport to be the price at which a sale transaction involving these properties can or will take place.

Approximately 23 acres of the Tri-City Corporate Centre land owned by the Partnership was part of a landfill operated by the City of San Bernardino ("the City") from approximately 1950 to 1960. There are no records of which the Partnership is aware disclosing that hazardous wastes exist at the landfill. The Partnership's landfill monitoring program currently meets or exceeds all regulatory requirements. The Partnership is currently working with the Santa Ana Region of the California Regional Water Quality Control Board and the City to determine the need and responsibility for any further testing. There is no current requirement to ultimately clean up the site, however, no assurance can be made that circumstances will not arise which could impact the Partnership's responsibility related to the property.

Construction in progress of $2,184,000 at December 31, 1996 primarily represents development costs incurred on the Circuit City site in Tri-City. The construction in progress of $2,931,000 at December 31, 1995 and $2,646,000 at October 31, 1995 represented development costs incurred on the 81,000 square foot build-to-suit office building for Inland Regional Center which was completed and reclassed to rental property in 1996.

Note 5.           RESTRICTED CASH

Restricted cash of $102,000 at December 31, 1996 is comprised of two certificates of deposit ("CD"). The first is a $100,000 CD which is held as collateral for subdivision improvement bonds related to the 11.29 acres of land held for development in Temecula, California. The other is a $2,000 CD pledged as security to a utility district for construction of a sewer crossing.

Note 6.           NOTES PAYABLE

Notes payable as of the stated balance sheet dates was as follows (in thousands):

                                       December 31,   December 31,   October 31,
                                           1996          1995            1995
                                       -----------    ----------      ---------
Note payable, secured by first deed
of trust on Service  Retail Center,
Promotional   Retail   Center   and
Carnegie  Business  Center  I.  The
loan, which matures May 1, 2006, is
a 10-year,  8.744%  fixed rate loan
with  a  25-year  amortization  and
requires  $53  in   principal   and
interest  payments due  monthly.          $6,457          $ --          $ --

                                 Appendix A-25

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   Notes to Consolidated Financial Statements
                  December 31, 1996, October 31, 1995 and 1994


Permanent construction loan secured
by  the  IRC   building.   Interest
accrues  at a fixed  rate of  8.75%
per annum.  Monthly payments of $21
of  principal  and interest are due
until the loan matures on April 23,
2001.                                      2,488            --            --

Note payable, secured by first deed
of   trust   on   the   Shadowridge
Woodbend    Apartments.    Interest
accrues  at a fixed  rate of  7.95%
per annum.  Monthly installments of
$48 of  principal  and interest are
due until the loan matures on April
15, 1998.                                $ 5,960       $ 6,063       $ 6,079

Permanent  loan,  converted  from a
construction   loan  secured  by  a
first  deed of  trust on Phase I of
the   Promotional   Retail  Center.
Interest accrued at a fixed rate of
8.75% with monthly  installments of
principal  and interest of $22. The
unpaid  principal  and interest was
due on May 3,  1999,  but was  paid
off in April, 1996.                           --         2,650         2,658

Construction   loan  secured  by  a
portion   of   Phase   II  of   the
Promotional Retail Center. Interest
accrued at a variable  rate and was
payable     monthly    upon    full
utilization  of  the  $98  interest
reserve portion of the $1,000 loan.
The unpaid  principal  and  accrued
interest  was due on  February  15,
1996, but was extended until April,
1996 and then paid off.                       --           649           629

Note payable  secured by first deed
of  trust  on  the  One  Vanderbilt
building.  Interest  accrues  at  a
fixed    rate   of   9%.    Monthly
installments  of  $20  are  payable
which    include    principal   and
interest  amortized  over 25 years.
The unpaid  principal  and interest
is due on January  1,  2005.                2,351        2,380         2,385

Note  payable  secured by  Carnegie
Business   Center  I  and   Service
Retail Center. Interest was payable
monthly at the Imperial  Bank Prime
Rate plus 2%. The unpaid  principal
and  interest  was  due on May  15,
1997,  but was paid  off in  April,
1996.                                         --            15            15
                                       ---------    ----------     ---------

Total notes payable                    $  17,256    $   11,757     $  11,766
                                       =========    ==========     =========


The annual maturities of notes payable subsequent to December 31, 1996 are as follows (in thousands):


                  1997             $        254
                  1998                    6,005
                  1999                      171
                  2000                      186
                  2001                    2,498
                  Thereafter              8,142
                                   ------------
                  Total            $     17,256
                                   ============

Note 7.            LEASES

The Partnership's rental properties are leased under operating leases that expire at various dates through January, 2018. In addition to monthly base rents, several of the leases provide for additional rents based upon a percentage of sales levels attained by the tenants; however, no contingent rentals were realized during the years ended December 31, 1996, October 31, 1995 and 1994. Future minimum rents on non-cancelable operating leases as of December 31, 1996 are as follows (in thousands):

                                 Appendix A-26

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   Notes to Consolidated Financial Statements
                  December 31, 1996, October 31, 1995 and 1994


                  1997            $      4,696
                  1998                   4,076
                  1999                   4,073
                  2000                   3,889
                  2001                   3,667
                  Thereafter            23,410
                                   -----------
                  Total           $     43,811
                                   ===========


Note 8.  COMMITMENTS AND CONTINGENT LIABILITIES

The Partnership is contingently liable for subordinated real estate commissions payable to the Sponsor in the amount of $643,000 at December 31, 1996 for sales that transpired in previous years. The subordinated real estate commissions are payable only after the Limited Partners have received distributions equal to their original invested capital plus a cumulative non-compounded return of six percent per annum on their adjusted invested capital.


Note 9.  TAXABLE INCOME

The Partnership's tax returns, the qualification of the Partnership as a partnership for federal income tax purposes, and the amount of income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to the Partnership's taxable income or loss, the tax liability of the partners could change accordingly.

The Partnership's tax returns are filed on a calendar year basis. As such, the following reconciliation has been prepared using tax amounts estimated on a calendar year basis.

The following is a reconciliation for the years ended December 31, 1996 and October 31, 1995 and 1994 of the net loss for financial reporting purposes to the estimated taxable income (loss) determined in accordance with accounting practices used in preparation of federal income tax returns (in thousands).

                                    December 31,     October 31,     October 31,
                                        1996            1995            1994
                                    -----------      -----------     ----------
Net loss per financial statements   $    (1,510)     $   (13,417)    $    (663)
Financial reporting depreciation
  in excess of tax reporting
  depreciation                              191              599           578
Provision for impairment of
  investments in real estate                 --           12,224            --
Operating expenses recognized in a
  different period for financial
  reporting than for income tax
  reporting, net                           (692)            (271)           --
Property taxes capitalized for tax          465              476            --
                                    -----------      -----------      --------
Estimated net loss for federal
 income tax purposes                $    (1,546)     $      (389)    $     (85)
                                     ===========      ==========      ========


The following is a reconciliation as of December 31, 1996 and October 31, 1995 of partner's capital for financial reporting purposes to estimated partners' capital for federal income tax purposes (in thousands).

                                                     1996          1995
                                                  ----------     --------
Partners' equity per financial statements        $    34,659   $   36,477
Cumulative provision for impairment of
      investments in real estate                      14,274       14,274
Financial reporting depreciation in excess
  of tax reporting depreciation                        4,386        4,195
Operating expenses recognized in a
  different period for financial reporting
  than for income tax reporting, net                    (692)        (271)
Property taxes capitalized for tax                       941          476
Other, net                                              (287)        (325)
                                                  ----------    ---------
Estimated partners' capital for federal
 income tax purposes                             $    53,281   $   54,826
                                                  ==========    =========

                                 Appendix A-27

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   Notes to Consolidated Financial Statements
                  December 31, 1996, October 31, 1995 and 1994


Note 10.  SUBSEQUENT EVENT

In January, 1997, the Partnership obtained an unsecured promissory note for a $1,500,000 revolving line of credit from Glenborough Inland Realty Corporation, a California corporation, an affiliate of the Partnership. In February and March, 1997, the Partnership drew a total of $1,000,000 on this line of credit to fund capital expenditures and miscellaneous charges until permanent financing can be obtained for the TGI Friday's and Circuit City properties. The promissory note requires interest to be paid monthly at 11% per annum and matures on December 31, 1997. In February 1997, the Partnership obtained a $1,200,000 unsecured loan to finance the acquisition of the TGI Friday's property. Management is currently under negotiations for a $5,000,000 loan that would be secured by the Circuit City property. The proceeds from the loan would be used to pay-off the $1,200,000 unsecured loan as well as finance tenant improvements at the Circuit City property and other Partnership expenditures.

                                 Appendix A-28

                                                    RANCON REALTY FUND IV,
                                               A CALIFORNIA LIMITED PARTNERSHIP

                                   SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                      DECEMBER 31, 1996
                                                        (in thousands)
----------------------------------------------------------------------------------------------------------
             COLUMN A                   COLUMN B            COLUMN C                    COLUMN D
----------------------------------------------------------------------------------------------------------

                                                         Initial Cost to    Cost Capitalized Subsequent
                                                          Partnership             to Acquisition
                                                      --------------------     ---------------------
                                                              Buildings
                                                                 and                          Carrying
   Description                         Encumbrances     Land  Improvements     Improvements     Cost
----------------------------------------------------------------------------------------------------------

Rental Properties:
Commercial Office Complexes, San Bernardino County, CA:
   4.0 acres - One Vanderbilt            $ 2,351       $  572     $   --        $  8,599      $   9
   2.9 acres - Two Vanderbilt                 --          443         --           6,310         --
   5.3 acres - Carnegie Business Center I    (c)          380         --           5,268         --
   2.2 acres - Service Retail Center         (c)          300         --           1,717         --
    Less: Provision for impairment of
      real estate investment (b)              --           --         --            (250)        --
   5.2 acres: - Promo Retail                 (c)          811         --           5,677        282
    Less: Provision for impairment of
      real estate investment (b)              --           --         --            (119)        --
   7.4 acres - Inland Regional Center      2,488          608         --           7,437         --
    Less Provision for impairment of
      real estate investment (b)              --         (196)        --              --         --
Residential Property, San Diego County, CA:
  Shadowridge Woodbend Apartments          5,960        1,766     11,118             439         --
                                         -------       ------     ------        --------      -----
                                          17,256        4,684     11,118          35,078        291
                                         -------       ------     ------        --------      -----
Construction in Progress:
 San Bernardino County, CA:
   Circuit City                               --          284         --           2,010         --
    Less: Provision for impairment of
      real estate investment (b)              --           --         --            (419)        --
   Inland Regional Center                     --           --         --             309         --
                                         -------       ------     ------        --------      -----
                                              --          284         --           1,900         --
                                         -------       ------     ------        --------      ------
Land Held for Development: San Bernardino County, CA:
   26 acres - Tri-City                        --        4,186         --           5,597        417
    Less: Provision for impairment of
      real estate investment (b)              --         (244)        --          (6,980)        --
 Riverside County, CA:
   Lake Elsinore property 24.8 acres          --        4,495         --           1,482         --
    Less: Provision for impairment of
      real estate investment (b)              --       (2,560)        --          (1,482)        --
                                         -------      -------     ------        --------      -----
                                              --        5,877         --          (1,383)       417
                                         -------      -------     ------        --------      -----
Land Held for Sale:
 Riverside County, CA:
   Perris property 17.14 acres                --        3,005         --             327         78
    Less: Provision for impairment of
      real estate investment (b)              --       (1,697)        --            (327)        --
   Temecula property  11.29 acres             --        2,280         --           1,203         --
                                         -------      -------    -------        --------      -----
                                              --        3,588         --           1,203         78
                                         -------      -------    -------        --------      -----

                                         $17,256      $14,433    $11,118        $ 36,798      $ 786
                                         =======      =======    =======        ========      =====


- --------------------------------------------------------------------------------------------------------------------------
             COLUMN A                               COLUMN E                 COLUMN F     COLUMN G    COLUMN H   COLUMN I
- --------------------------------------------------------------------------------------------------------------------------

                                               Gross Amount Carried
                                               at December 31, 1996
                                           ---------------------------
                                                     Buildings                              Date                   Life
                                                       and         (a)      Accumulated  Construction   Date    Depreciated
   Description                              Land   Improvements   Total    Depreciation     Began     Acquired     Over
- ---------------------------------------------------------------------------------------------------------------------------
Rental Properties:
Commercial Office Complexes, San Bernardino County, CA:
   4.0 acres - One Vanderbilt            $   573    $ 8,607     $  9,180      $  3,714     11/30/85   11/06/84    3-40 yrs.
   2.9 acres - Two Vanderbilt                443      6,310        6,753         3,040      1/30/86   11/06/84    3-40 yrs.
   5.3 acres - Carnegie Business Center I    380      5,268        5,648         2,457      7/31/86   11/06/84    3-40 yrs.
   2.2 acres - Service Retail Center         301      1,716        2,017           483      7/31/86   11/06/84    3-40 yrs.
    Less: Provision for impairment of
      real estate investment (b)             (41)      (209)        (250)           --
   5.2 acres: - Promo Retail                 811      5,959        6,770           396      2/01/93   11/06/84   10-40 yrs.
    Less: Provision for impairment of
      real estate investment (b)              (7)      (112)        (119)           --
   7.4 acres - Inland Regional Center        946      7,099        8,045           115       1/96      6/26/87   10-40 yrs.
    Less Provision for impairment of
      real estate investment (b)            (196)        --         (196)           --
Residential Property, San Diego County, CA:
  Shadowridge Woodbend Apartments          1,766     11,557       13,323         2,872        N/A      6/26/87    5-40 yrs.
                                         -------    -------      -------       -------
                                           4,976     46,195       51,171        13,077
                                         -------    -------      -------       -------
Construction in Progress:
 San Bernardino County, CA:
   Circuit City                            2,294         --        2,294            --
    Less: Provision for impairment of
      real estate investment (b)            (419)        --         (419)           --
   Inland Regional Center                    309         --          309            --       8/95      11/06/84       N/A
                                         -------     ------      -------       -------
                                           2,184         --        2,184            --
                                         -------     ------      -------       -------
Land Held for Development: San Bernardino County, CA:
   26 acres - Tri-City                    10,200         --       10,200            --        N/A      11/06/84       N/A
    Less: Provision for impairment of
      real estate investment (b)          (7,224)        --       (7,224)           --
 Riverside County, CA:
   Lake Elsinore property 24.8 acres       5,977         --        5,977            --        N/A       7/06/88       N/A
    Less: Provision for impairment of
      real estate investment (b)          (4,042)        --       (4,042)           --        N/A      11/07/88       N/A
                                         -------     ------      -------       -------
                                           4,911         --        4,911            --
                                         -------     ------      -------       -------
Land Held for Sale:
 Riverside County, CA:
   Perris property 17.14 acres             3,410         --        3,410            --        N/A     11/07/88        N/A
    Less: Provision for impairment of
      real estate investment (b)          (2,024)        --       (2,024)           --
   Temecula property  11.29 acres          3,483         --        3,483            --
                                         -------     ------      -------       -------
                                           4,869         --        4,869            --
                                         -------     ------      -------       -------

                                         $16,940    $46,195     $ 63,135      $ 13,077
                                         =======    =======     ========      ========


(a) The aggregate cost for federal income tax purposes is $ 79,748.
(b) See Note 4 to Financial Statements.
(c) Service Retail Centre, Carnegie Business Center I and Promotional Retail Center are collateral for the debt in the aggregate amount of $6,457.

                                                      Appendix A-29

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP


             SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
                                 (in thousands)


Reconciliation of gross amount at which real estate was carried:


                                  For the      For the     For the     For the
                                 year ended  two months  year ended  year ended
                                   Dec.31,  ended Dec.31,   Oct. 31,   Oct. 31,
                                    1996        1995         1995        1994
                                  ---------   ---------    ---------   ---------
Investment in real estate

  Balance at beginning of period   $ 56,216    $ 55,863   $ 65,560    $ 63,790

     Additions during period:
       Improvements                   7,166         353      2,351       1,770
       Capitalized carrying costs        --          --        176          --
     Provision for impairment of
      investments in real estate         --          --    (12,224)         --
     Sales                             (247)         --         --          --
                                   --------     -------   --------    --------
  Balance at end of period         $ 63,135    $ 56,216   $ 55,863    $ 65,560
                                   ========    ========   ========    ========



Accumulated Depreciation

  Balance at beginning of period   $ 11,799    $ 11,609   $ 10,332    $  9,042

     Additions charged to expenses    1,278         190      1,277       1,290
     Sales during period                 --          --         --          --
                                   --------    --------   --------    --------
  Balance at end of period         $ 13,077    $ 11,799   $ 11,609    $ 10,332
                                   ========    ========   ========    ========

                                 Appendix A-30

                             RANCON REALTY FUND IV,
                        a California Limited Partnership


                                INDEX TO EXHIBITS


                                                                   Sequentially
    Exhibit Number                    Exhibit                      Numbered Page

        (3.3)      Limited  Partnership  Agreement of RRF IV Tri-
                   City Limited  Partnership,  A Delaware  limited
                   partnership of which Rancon Realty Fund IV, A
                   California Limited Partnership is the limited
                   partner ....................................... Appendix A-32

       (10.6) Promissory note in the amount of $9,600,000, dated April 19, 1996, secured by Deeds of Trust on three of the Partnership Properties .. Appendix A-37

                                 Appendix A-31

                                                                    Exhibit 3.3
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                       RRF IV TRI CITY LIMITED PARTNERSHIP

         THIS LIMITED PARTNERSHIP AGREEMENT is made as of this 1 5th day of March, 1996. between RRF IV, Inc., a Delaware corporation (the "General Partner") and Rancon Realty Fund IV. a California limited partnership (the "Limited Partner"), herein referred to collectively as the "Partners" and individually as a "Partner," and whose names and addresses are set forth in Exhibit A

                                    ARTICLE I
                                NAME AND PURPOSE

         1. Formation. The undersigned parties hereby form a partnership (herein called the "Partnership") pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act (the "Act").

         2. Name and Office. The name of the Partnership is RRF IV TRI CITY LIMITED PARTNERSHIP. The principal office of the Partnership shall be located at 400 South E1 Camino Real, San Mateo, California 94402-1708, but the Partnership may select and otherwise operate and conduct its business in any and all parts of the United States as the parties may deem advisable.

         3. Purposes. The Partnership has been formed for the purposes of:

         (a) acquiring all that certain real estate more particularly described on Exhibit B hereto and all improvements thereon and all personally associated therewith and all rentals, leases and agreements relating, thereto (collectively, the "Real Estate") from the transferor identified opposite the description of each such Real Estate described on Exhibit B hereto and financing each such Real Estate with a loan (collectively, the "Loans") from Bear. Stearns Funding. Inc. (the "Lender") and selling, conveying, mortgaging and otherwise disposing of all or any part of the Real Estate subject to the requirement of the documents evidencing and securing the Loans:

         (b) entering into and performing obligations pursuant to agreements necessary or desirable to effectuate the foregoing (such agreements and the agreements referred to in subparagraph (a) above shall be collectively referred to herein as the "Agreements"); and

         (c) engaging in any lawful act or activity that may be taken by, and exercising any powers permitted to, limited partnerships organized under the Act that are incidental to and necessary or desirable for the accomplishment of the above-mentioned purposes.

The Partnership is authorized to engage in any and all acts necessary, advisable or incidental to the conduct of its business and, after repayment in full of the Loans. may engage in any other business or activity which may be lawfully conducted by partnerships organized under the Act.

         4. Term. The term of the Partnership shall be from the date hereof to December 31, 2095. unless Terminated earlier as hereinafter provided or as otherwise provided by law.


                                   ARTICLE II
                                     CAPITAL

         1. Initial Capital contributions of Partners. The initial capital required to carry on the business purposes described in Article 1, Paragraph 3 above shall be advanced by the General Partner and the Limited Partner in the amounts as shown on the attached Exhibit A, which Exhibit is incorporated herein by this reference; provided, that the General Partner s initial capital contribution shall be in an amount equal to the lesser of $500,000 and 1% of the net asset value of the assets of the Partnership. No interest shall be paid by the Partnership to the Partners on any Capital Contribution paid to the Partnership. Except as otherwise provided in the Act or in this Agreement! no Partner shall be required to make any further contribution to the capital of the Partnership.

                                 Appendix A-32

                                                                     Exhibit 3.3

         2. Distributions of Capital. Under circumstances requiring a return of any Capital Contribution, no Partner shall have the right to receive property other than cash.

         3. Admission of Additional Partners. Neither the Partnership nor the General Partner on behalf of the Partnership may admit additional Partners without the consent of all of the Partners.


                                   ARTICLE III
                                   MANAGEMENT

         1. Management Decisions. The parties hereto agree that the General Partner is solely responsible for the day-to-day operations of the Partnership. Subject to express limitations set forth in this Partnership Agreement, the General Partner is authorized to do anything necessary and appropriate to achieve the purposes detailed in Article 1, Paragraph 3 above. The General Partner may be removed for cause by a vote of the Partners holding a majority interest in the Partnership but may not otherwise dissolve or resign as General Partner without the vote of the majority interest in the Partnership; provided, the General Partner may not resign or be removed in any event unless a successor bankruptcy remote corporation shall have been appointed and be ready and able to succeed to the General Partner as general partner of the Partnership.

         Sale of all or a substantial portion of the Partnership assets must be approved by a vote of the Partners holding a majority interest in the Partnership.

         The General Partner shall devote such time to the Partnership as shall be reasonably required for its welfare and success. The General Partner shall use its best efforts to enable the Partnership to carve out the purposes set forth in Article 1. Paragraph 3.

         2. Expenses. The General Partner may be reimbursed by the Partnership for reasonable out-of-pocket expenses incurred by it in connection with the business of the Partnership.

         3. Covenants Regarding Operation.

         (a)  The  Partnership   shall  not  incur,   assume  or  guarantee  any
indebtedness except for such indebtedness as may be incurred by the Partnership in connection with the Loans or as Otherwise permitted by the Lender.

         (b) The Partnership shall not engage in any business or activity other than in connection with or relating to the Partnership s purposes.

         (c) The Partnership shall not consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity.

         (d) The Partnership shall not dissolve or liquidate. in whole or in part, except in the event the Loans have been satisfied in full.

         (e) The funds and other assets of the Partnership shall not be commingled with those of any other entity.

         (f) The Partnership shall not guaranty or become obligated or hold itself out as being liable for the debts of any other party. The Partnership shall not plead its assets for the benefit of any other person or entity.

         (g) The Partnership shall not form. or cause to be formed, any subsidiaries.

         (h) The Partnership shall make no asset distributions, including, without limitation, any distribution of dividends, except to the extent of cash on hand in excess of that needed to cover the expected operating expenses of the Partnership.

         (i) The Partnership shall not make any loans to any person or entity.

         (j) The Partnership shall act solely in its name and through the General Partner in the conduct of its business, and shall conduct its business so as not to mislead others as to the identity of the entity with which they are concerned. The Partnership shall pay its own liabilities from its own funds.

         (k) The Partnership shall not file any voluntary petition or consent to the filing of any petition in or institute any bankruptcy. reorganization. arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law without the unanimous consent of the Partners.

                                 Appendix A-33

                                                                     Exhibit 3.3

         ( 1 ) The Partnership shall maintain partnership records and books of account and shall not commingle its partnership records and books of account with the corporate records and books of account of any entirety. The books of the Partnership may be kept (subject to any provision contained in the statutes) inside or outside the State of Delaware at such place or places as may be designated from time to time by the members of the General Partner

         (m) The Partnership shall maintain an arms-length relationship with the Partners and their affiliates and, in particular shall compensate such Partners or affiliates on a commercial reasonable basis for any services or office space provided by them.

         (n) The Partnership shall maintain a separate telephone number and use its own stationary, invoice and checks.

         (o) The Partnership shall observe all partnership formalities.


                                   ARTICLE IV
                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

1. Management of the Partnership.

         (a) No Limited Partner may take part in the management of or control of the business of the Partnership, transact any business in the name of the
Partnership, incur expenditures on behalf of the Partnership, bind the Partnership or sign any agreement or document in the name of the Partnership.

         (b) No Limited Partner will have any power or authority with respect to the Partnership or Partnership affairs except to the extent that the express provisions of this Agreement or the Act require or permit the Limited Partner to take certain actions with respect to the Partnership.

         2. Liability of Limited Partners. Except as otherwise provided in the Act or this Agreement and irrespective of any deficit in a Limited Partners' Capital Account, no Limited Partner will be required to contribute funds to the Partnership other than its Capital Contribution and will not be personally liable for any obligations of the Partnership beyond the amount of its Capital Contribution. Except as provided in this Agreement, no Limited Partner in its capacity as limited partner is required to loan funds to the Partnership.


                                    ARTICLE V
                                   ACCOUNTING

         1. Books and Records. The Partnership through the General Partner shall cause full and accurate books of the Partnership to be maintained at the Partnership's principal place of business. Such books and records shall include all receipts and expenditures, assets and liabilities, profits and losses and all other records necessary for recording the Partnership's business and affairs. Such books and records shall be open to inspection and examination by all Partners, in person or by their duly authorized representatives, at reasonable times.

         2. Fiscal Year. The fiscal years the Partnership will end on the last day of December, unless changed by the General Partner with the consent of the Limited Partner.

         3. Reports. Annual balance sheets and statements showing the income and expenses of the Partnership. Together with the Partnership federal and state income tax returns. shall be prepared and submitted to the Partners not later than 60 days after the end of the fiscal year. The General Partner is hereby authorized to designate itself as tax matters partner of the Partnership.

         4. Bank Accounts and Investment of Funds. All funds of the Partnership shall be deposited in its name in such checking and savings accounts or time certificates as shall be designated by the Partners. Withdrawals therefrom shall be made upon such signature or Signatures as the Partners may designate.

         5. Method of Accounting. The books of the Partnership shall be kept on the accrual basis of accounting.

                                 Appendix A-34

                                                                     Exhibit 3.3


                                   ARTICLE VI
                          ALLOCATIONS AND DISTRIBUTIONS

         1. Profits and Losses. The profits and losses of the Partnership shall be determined each year in accordance with accounting methods used for federal income tax purposes and shall be allocated among the Partners and credited (or charged) to their Capital Accounts (as defined and maintained in accordance with Regulations under Section 704(b) of the Internal Revenue Code of 1986, as amended) in accordance with the Partnership Percentages (as such percentages are set forth on Exhibit A hereto).

         2. Cash Distributions. All cash distributions of the Partnership shall be distributed among the Partners and charged to their Capital Accounts in accordance with the Partnership Percentages.

                                  ARTICLE VII
                         TERMINATION OF THE PARTNERSHIP

         1. Termination. The Partnership shall be dissolved upon the first to occur of the following:

         (a) the sale of all or substantially all of the Partnership assets;

         (b) the mutual unanimous agreement of the Partners; provided, that the Partners shall not agree to dissolve the Partnership while the Loans are outstanding.

         (c) the date December 31, 2095; or

         (d) the General Partner shall dissolve or file. or be the subject of, any reorganization, bankruptcy, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided, that any such act shall not cause a dissolution of the Partnership if within 90 days after such withdrawal, dissolution filing or commencement of proceeding the limited partners shall unanimously (i) elect to continue the Partnership, and
(ii) appoint a successor General Partner.

         2. Dissolution. Upon the occurrence of any one of the above events. the Partnership will be dissolved. the affairs of the Partnership wound up and the assets liquidated. allocated and distributed, as realized, in the following order:

         (a) to creditors of the Partnership; and

         (b) to the Partners in accordance with their Capital Account balances. If, upon liquidation. the General Partner has a deficit Capital Account balance, the General Partner shall be required to contribute cash to the Partnership in an amount equal to such deficit Capital Account balance


                                  ARTICLE VIII
                              TRANSFER OF INTEREST

         No partner may sell, transfer or otherwise assign its interest in the Partnership, in whole or in part; provided, that the initial General Partner may transfer its general partner interest in the Partnership to a corporation which is a wholly owned, qualified real estate investment trust subsidiary of Rancon Financial Corporation and is otherwise approved by the Lender, and following such transfer such transferee shall be the General Partner for all purposes of this Agreement. Anything contained herein to the contrary notwithstanding, in no event shall the Partners or any of them have the authority to amend the provisions of this Article VIII.


                                   ARTICLE IX
                               GENERAL PROVISIONS

         1. Indemnification. If the General Partner shall violate any of the terms, provisions and conditions of this Partnership Agreement, it shall, in addition to being subjected to the other remedies. liabilities and obligations herein imposed upon it therefor, keep and save harmless the Partnership property and indemnify the other Partners from any and all claims. demands and actions that may arise out of or by reason of such a violation of any of the terms, provisions and conditions thereof.

         2.  Amendments.  This  Partnership  Agreement  may not be  modified  or
amended   except  with  the

                                 Appendix A-35

                                                                     Exhibit 3.3

unanimous written consent of the Partners. Notwithstanding anything herein to the contrary, Article VIII may not be amended at any time.

         3. Governing Law; Binding. This Partnership Agreement shall be construed and enforceable in accordance with the laws of the State of Delaware and shall be binding upon all the parties and their assigns, successors, estates, heirs or legatees.

         4. Counterparts. This Partnership Agreement may be executed in any number of counterparts. each of which shall be deemed to constitute an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF. we have hereunto set our hands the day and year heretofore mentioned.

                                            GENERAL PARTNER:

                                            RRF IV. INC.

                                            By: /s/ Robert Batinovich
                                                Robert Batinovich. President

                                            LIMITED PARTNER:

                                            Rancon Realty Fund IV. L.P.,
                                              a California limited partnership

                                            By: /s/ Daniel Lee Stephenson
                                                Daniel Lee Stephenson,
                                                General Partner

                                            By: Rancon Financial Corporation,
                                                General Partner

                                                By: /s/ Daniel Lee Stephenson
                                                Its: President

                                 Appendix A-36

                                                                    Exhibit 10.6
                                 PROMISSORY NOTE
$6,500,000                                                  New York, New York
                                                                April 19, 1996

         FOR VALUE RECEIVED RRF IV TRI CITY LIMITED PARTNERSHIP, a Delaware limited partnership, as maker, having its principal place of business at c/o Glenborough Inland Realty Corporation, 400 South El Camino Real, San Mateo, California 94402 ("Borrower"), hereby unconditionally promises to pay to the order of BEAR, STEARNS FUNDING, INC., a Delaware corporation, as payee, having an address at 245 Park Avenue, New York, New York 10167 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of SIX MILLION FIVE HUNDRED THOUSAND Dollars ($6,500,000), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below), and to be paid in installments as follows:


                            ARTICLE 1: PAYMENT TERMS

         (a) A payment on the date hereof on account of all interest that will accrue on the principal amount of this Note from and after the date hereof through and including the last day of the present month;

         (b) A constant payment of $53,412.84 on the first day of June, 1996 and on the first day of each calendar month thereafter (the "Monthly Payment") up to and including the first day of April, 2006;

each Monthly Payment to be applied as follows:

         (i) first, to the payment of interest computed at the Applicable Interest Rate; and

         (ii) the balance toward the reduction of the principal sum and the balance of the principal sum and all interest thereon shall be due and payable on the first day of May, 2006 (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year based on twelve (12) thirty (30) day months, except that interest due and payable for a period of less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360-day year.


                               ARTICLE 2: INTEREST

         The term "Applicable Interest Rate" as used in the Security Instrument (defined below) and this Note shall mean an interest rate equal to eight and seven hundred forty four thousandths percent (8.744%) per annum.


                       ARTICLE 3: DEFAULT AND ACCELERATION

         (a) The whole of the principal sum of this Note, (b) interest, default interest, late charges and other sums, as provided in this Note, the Security Instrument or the Other Security Documents (defined below), (c) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the Other Security Documents, (d) all sums advanced pursuant to the Security Instrument to protect and preserve the Property (defined below) and the lien and the security interest created thereby, and (e) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (a) through (e) above shall collectively be referred to as the "Debt") shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid within ten (10) days of the date the same is due or on the Maturity Date or on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the Security Instrument or any of the Other Security Documents (collectively, an "Event of Default").


                           ARTICLE 4: DEFAULT INTEREST

         Borrower does hereby agree that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a rate equal to the lesser of (a) five percent (5%) plus the Applicable Interest Rate and (b) the maximum interest rate which Borrower may by law pay (the "Default Rate"). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is

                                 Appendix A-37

                                                                    Exhibit 10.6

cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.


                              ARTICLE 5: PREPAYMENT

         Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until the third anniversary of the date hereof.

         During the period commencing on the third anniversary of the date hereof and ending on or before the date which is six (6) months prior to the Maturity Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole or in part by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which sum shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and (ii) the excess, if any, of (A) the product of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date, (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)) and (2) a fraction, the numerator of which is the principal amount of this Note being prepaid and the denominator of which is the then outstanding principal amount of this Note, over (B) the principal amount of this Note being prepaid. Partial prepayments of the principal amount of this Note shall not be in increments of less than $100,000, be permitted more than once in any period of one year commencing on the date hereof or any anniversary hereof or result in a recalculation of the Monthly Payment.

         The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of the Prepayment Rate Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day"" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

         Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

         After the date which is six (6) months prior to the Maturity Date, Borrower may, provided that it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole or in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless the prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), and (c) all other sums then due under this Note, the Security Instrument and the Other Security Documents. Partial prepayments of this Note during such period shall not be in increments of less than $100,000 or result in a recalculation of the amount of monthly debt service payments due under this Note.

         Borrower's right to prepay any portion of the principal balance of this Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall

                                 Appendix A-38

                                                                    Exhibit 10.6

be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

         Following an Event of Default and acceleration of this Note, if Borrower or anyone on Borrower's behalf makes a tender of payment of the amount necessary to satisfy the indebtedness evidenced by this Note and secured by the Security Instrument at any time prior to foreclosure sale (including, but not limited to, sale under power of sale under the Security Instrument), or during any redemption period after foreclosure, (i) the tender of payment shall constitute an evasion of Borrower's obligation to pay any Prepayment Consideration due under this Note and such payment shall, therefore, to the maximum extent permitted by law, include a premium equal to the Prepayment Consideration that would have been payable on the date of such tender had this Note not been so accelerated, or (ii) if at the time of such tender a prepayment of the principal amount of this Note would have been prohibited under this Note had the principal amount of this Note not been so accelerated, the tender of payment shall constitute an evasion of such prepayment prohibition and shall, therefore, to the maximum extent permitted by law, include an amount equal to the greater of (i) 1% of the then principal amount of this Note and (ii) an amount equal to the excess of (A) the sum of the present values of a series of payments payable at the times and in the amounts equal to the payments of principal and interest (including, but not limited to the principal and interest payable on the Maturity Date) which would have been scheduled to be payable after the date of such tender under this Note had this Note not been accelerated, with each such payment discounted to its present value at the date of such tender at the rate which when compounded monthly is equivalent to the Prepayment Rate, over (B) the then principal amount of this Note.


                               ARTICLE 6: SECURITY

         This Note is secured by the Security Instrument and the Other Security Documents. The term "Security Instrument" as used in this Note shall mean those three (3) Deeds of Trust, Fixture Filings and Security Agreements dated as of the date hereof in the principal sum of this Note given by Borrower to (or for the benefit of) Lender each covering the fee simple estate of Borrower in certain premises located in Riverside County, State of California, and other property, as more particularly described therein (collectively, the "Property") and intended to be duly recorded in said County. The term "Other Security Documents" as used in this Note shall mean all and any of the documents other than this Note or the Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of this Note. Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

         All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. All capitalized terms not defined herein shall have the meanings ascribed to them in the Security Instrument and the Other Security Documents.


                            ARTICLE 7: SAVINGS CLAUSE

         This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due thereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due thereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.


                             ARTICLE 8: LATE CHARGE

         If any sum  payable  under  this  Note is not paid  prior to the  tenth
(10th) day after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of the unpaid sum or the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent

                                 Appendix A-39

                                                                    Exhibit 10.6

payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instrument and the Other Security Documents.


                            ARTICLE 9: NO ORAL CHANGE

         This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver,' extension, change, discharge or termination is sought.


                     ARTICLE 10: JOINT AND SEVERAL LIABILITY

         If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.


                               ARTICLE 11: WAIVERS

         Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the Other Security Documents. If Borrower is a partnership, the agreements herein contained shall remain in force and applicable, notwithstanding any changes in the individuals comprising the partnership. If Borrower is a corporation, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation. If Borrower is a limited liability company, the agreements contained herein shall remain in full force and applicable notwithstanding any changes in the members comprising, or the managers, officers or agents relating to, the limited liability company. The term "Borrower", as used herein, shall include any alternate or successor partnership, corporation, limited liability company or other entity or person to the Borrower named herein, but any predecessor partnership (and their partners), corporation, limited liability company, other entity or person shall not thereby be released from any liability. Nothing in this Article 11 shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such partnership which may be set forth in the Security Instrument or any Other Security Document.


                              ARTICLE 12: TRANSFER

         Lender may, at any time, sell, transfer or assign this Note, the Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage passthrough certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor in such Securities or any Rating Agency rating such Securities (collectively, the "Investor") and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any guarantor and the Property, whether furnished by Borrower, any guarantor or otherwise, as Lender determines necessary or desirable. Borrower and any guarantor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to the Security Instrument, including, without limitation, the delivery of an estoppel certificate in accordance therewith, and such other documents as may be reasonably requested by Lender. Borrower shall also furnish and Borrower and any guarantor consent to Lender furnishing to such Investors or such prospective Investors any and all information concerning the Property, the Leases, the financial condition of Borrower and any guarantor as may be requested by Lender, any Investor or any prospective Investor in connection with any sale, transfer or participation interest. Lender may retain or assign responsibility for servicing the Loan, including the Note, the Security Instrument, this Agreement and the Other Security Documents, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer. Lender may make such assignment or delegation on behalf of the Investors if the Note is sold or this Agreement or the Other Security Documents are assigned. All references to Lender herein shall refer to and include any such

                                 Appendix A-40

                                                                    Exhibit 10.6

servicer to the extent applicable.


                       ARTICLE 13: WAIVER OF TRIAL BY JURY

         BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.


                             ARTICLE 14: EXCULPATION

         (a) Except as otherwise provided herein, in the Security Instrument or in the Other Security Documents, Lender shall not enforce the liability and obligation of Borrower, to perform and observe the obligations contained in this Note, the Security Instrument or the Other Security Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or any partner of Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instrument, the Other Security Documents, and the interests in the Property; and any other collateral given to Lender pursuant to the Security Instrument and the Other Security Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower or any partner of Borrower only to the extent of Borrower's interest in the Property and in any other collateral given to Lender, and Lender, by accepting this Note, the Security Instrument and the Other Security Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower or any partner of Borrower, in any such action or proceeding, under or by reason of or in connection with this Note, the Security Instrument or the Other Security Documents. The provisions of this paragraph shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by the Security Instrument or the Other Security Documents, (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument,
(iii) affect the validity or enforceability of any guaranty made in connection with this Note, the Security Instrument or the Other Security Documents, (iv) impair the right of Lender to obtain the appointment of a receiver, (v) impair the enforcement of any assignment, or (vi) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

         (a) fraud or misrepresentation by Borrower in connection with this Note, the Security Instrument or the Other Security Documents;

         (b) the gross negligence or willful misconduct of Borrower;

         (c) material physical waste of the Property by Borrower;

         (d) the breach of provisions in this Note, the Security Instrument or the Other Security Documents concerning Environmental Laws and Hazardous Substances and any indemnification of Lender with respect thereto in either document;

         (e) the removal or disposal of any portion of the Property by Borrower after default under this Note, the Security Instrument or the Other Security Documents;

         (f) the misapplication or conversion by Borrower of (i) any insurance proceeds paid by reason.- of any loss, damage or destruction to the Property,
(ii) any a-wards or other amounts received in connection with the condemnation of all or a portion of the Property, or (iii) any Rents following default under this Note, the Security Instrument or the Other Security Documents;

         (g) Borrower's failure to pay Taxes (provided that the liability of Borrower shall be only for amounts in excess of the amount held by Lender in escrow for the payment of Taxes), assessments, charges for labor or materials or other charges that can create liens on any portion of the Property; and

         (h) Borrower's failure to deliver any security deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

         Notwithstanding anything to the contrary in this Note, the Security Instrument or the Other Security Documents (i) the Debt shall be fully recourse to Borrower; and (ii) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), ll.(b) or any other provisions of the US Bankruptcy Code to file a claim for the full

                                 Appendix A-41

                                                                    Exhibit 10.6

amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with this Note, the Security Instrument or the Other Security Documents, in the event that: (A) the first full Monthly Payment is not paid when due; (B) Borrower fails to permit on-site inspections of the Property, fails to provide financial information, or fails to maintain its status as a single purpose entity, as required by the Security Instrument; (C) Borrower fails to obtain Lender's prior written consent to any subordinate financing or other voluntary lien encumbering the Property; (D) Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of the Property or any interest therein as required by the Security Instrument.


                              ARTICLE 15: AUTHORITY

         Borrower (and the undersigned representative of Borrower, if any) represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.


                           ARTICLE 16: APPLICABLE LAW

         This Note shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.


                         ARTICLE 17: SERVICE OF PROCESS

         (a) (i) Borrower will maintain a place of business or an agent for service of process in California and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Borrower further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of Borrower available to be served, and if it at that time has no place of business in California then Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof.

         (ii) Borrower initially and irrevocably designates CT Corporation System, with offices on the date hereof at 818 West Seventh Street, Los Angeles, California 90017, to receive for and on behalf of Borrower service of process in California with respect to this Note.

         (b) With respect to any claim or action arising thereunder or under the Security Instrument or the Other Security Documents, Borrower (a) irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York, New York, and appellate courts from any thereof, and (b) irrevocably waives any objection which it may have at any time to the laying on venue of any suit, action or proceeding arising out of or relating to this Note brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) Nothing in this Note will be deemed to preclude Lender from bringing an action or proceeding with respect hereto in any other jurisdiction.


                            ARTICLE 18: COUNSEL FEES

         In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security therefor, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney's fees for the services of such counsel whether or not suit be brought.


                               ARTICLE 19: NOTICES

         All notices or other written communications thereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                                 Appendix A-42

                                                                    Exhibit 10.6

If to Borrower:                  RRF IV Tri City Limited Partnership
                                 c/o Glenborough Inland Realty Corporation
                                 400 South El Camino Real
                                 San Mateo, CA 94402-1708
                                 Attention: Mr. Robert Batinovich

With a copy to:                  Morrison & Foerster LLP
                                 345 California Street
                                 San Francisco, CA 94104
                                 Attn: Noel Nellis, Esq.

If to Lender:                    Bear, Stearns Funding, Inc.
                                 245 Park Avenue
                                 New York, New York 10167
                                 Attention: Kenneth A. Rubin

or addressed as such party may from time to time designate by written notice to the other parties.

         Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

         "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.


                            ARTICLE 20: MISCELLANEOUS

         (a) Wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

         (b) Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Lender, whether retained firms, the reimbursement for the expenses of in-house staff, or otherwise.


                             ARTICLE 21: DEFINITIONS

         All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Security Instrument.

         IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

                                    RRP IV TRI CITY LIMITED PARTNERSHIP

                                    By: RRF IV, Inc.,
                                    its general partner

                                         By: /s/ Robert Batinovich
                                               Name: Robert Batinovich
                                               Title: President

                                 Appendix A-43

                                   APPENDIX B
                         Financial Report on Form 10-Q
                       for the Period Ended June 30, 1997


PART 1.  FINANCIAL INFORMATION


Item 1.  Financial Statements

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP

                           Consolidated Balance Sheets
                    (in thousands, except units outstanding)
                                   (Unaudited)

                                                         June 30,   December 31,
                                                           1997         1996
                                                        ---------    ---------
Assets
Investments in real estate:
   Rental property, net of accumulated depreciation
       of $13,824 and $13,077 at June 30, 1997
       and December 31, 1996, respectively              $  43,765    $  38,094
    Construction in progress                                   --        2,184
    Land held for development                               4,915        4,911
    Land held for sale                                      4,495        4,869
                                                        ---------    ---------

       Total real estate investments                       53,175       50,058

Cash and cash equivalents                                     663           97
Restricted cash                                               371          102
Accounts and interest receivable                               37          188
Note receivable                                                --          405
Deferred financing costs and other fees, net of
   accumulated amortization of $896 and $775
   at June 30, 1997 and December 31, 1996,
   respectively                                             1,496        1,223
Prepaid expenses and other assets                             544          622
                                                        ---------    ---------

       Total assets                                     $  56,286    $  52,695
                                                        =========    =========
Liabilities and Partners' Equity (Deficit)

Liabilities:
    Notes payable                                       $  22,135    $  17,256
    Accounts payable and accrued expenses                     604          713
    Interest payable                                           85           67
                                                        ---------    ---------

       Total liabilities                                   22,824       18,036
                                                        ---------    ---------

Commitments and contingent liabilities (see Note 4)

Partners' equity (deficit):
    General partners                                         (891)        (891)
    Limited partners, 79,846 limited partnership units
      outstanding at June 30, 1997 and December 31, 1996   34,353       35,550
                                                        ---------    ---------

       Total partners' equity                              33,462       34,659
                                                        ---------    ---------

       Total liabilities and partners' equity           $  56,286    $  52,695
                                                        =========    =========


                 See accompanying notes to financial statements.

                                  Appendix B-1

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP

                      Consolidated Statements of Operations
          (in thousands, except per unit amounts and units outstanding)
                                   (Unaudited)


                                      Three months ended      Six months ended
                                            June 30,             June 30,
                                       -----------------     -----------------
                                         1997      1996       1997       1996
                                       -------   -------     -------   -------
Revenues:
  Rental income                        $ 1,748   $ 1,049     $ 3,287   $ 2,169
  Interest and other income                  3        26          11        54
                                       -------   -------     -------   -------

      Total revenues                     1,751     1,075       3,298     2,223
                                       -------   -------     -------   -------

Expenses:
  Operating                                758       527       1,470     1,052
  Interest expense                         468       356         861       617
Depreciation and amortization              429       386         820       689
  Provision for impairment of land
    held for sale                          378        --         378        --
  Expenses associated with
    undeveloped land                       148       219         325       402
  General and administrative expenses      325       330         641       655
                                       -------   -------     -------   -------

      Total expenses                     2,506     1,818       4,495     3,415
                                       -------   -------     -------   -------

Net loss                               $  (755)  $  (743)    $(1,197)  $(1,192)
                                       =======   =======     =======   =======

Net loss per limited partnership unit  $ (9.45)  $ (9.31)    $(14.99)  $(14.93)
                                       =======   =======     =======   =======

Weighted average number of limited
  partnership units outstanding during
  each period used to compute net loss
  per limited partnership unit          79,846    79,846      79,846    79,846
                                       =======   =======     =======   =======


                 See accompanying notes to financial statements.

                                  Appendix B-2

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP

              Consolidated Statements of Partners' Equity (Deficit)
                 For the six months ended June 30, 1997 and 1996
                                 (in thousands)
                                   (Unaudited)




                                   General       Limited
                                   Partners      Partners          Total
                                   -------       ---------       ---------


Balance at December 31, 1996       $  (891)      $  35,550       $  34,659

Net loss                                --          (1,197)         (1,197)
                                   -------       ---------       ---------

Balance at June 30, 1997           $  (891)      $  34,353       $  33,462
                                   =======       =========       =========




Balance at December 31, 1995       $  (891)      $  37,060       $  36,169

Net loss                                --          (1,192)         (1,192)
                                   -------       ---------       ---------

Balance at June 30, 1996           $  (891)      $  35,868       $  34,977
                                   =======       =========       =========


                 See accompanying notes to financial statements.

                                  Appendix B-3

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP

                      Consolidated Statements of Cash Flows
                                 (in thousands)
                                   (Unaudited)

                                                              Six months ended
                                                                  June 30,
                                                              1997       1996
                                                            --------   --------

Cash flows from operating activities:
  Net loss                                                  $ (1,197)  $ (1,192)
  Adjustments to reconcile net loss to net cash
   provided by (used for) operating activities:
     Depreciation and amortization                               820        689
     Amortization of loan fees, included in interest expense      48         39
     Provision for impairment of land held for sale              378         --
     Changes in certain assets and liabilities:
        Accounts and interest receivable                         151         (1)
        Prepaid expenses and other assets                         78       (284)
        Accounts payable and accrued expenses                   (109)     1,274
        Interest payable                                          18         47
        Deferred financing costs and other fees                 (272)       (38)
                                                            --------   --------

  Net cash provided by (used for) operating activities           (85)       534
                                                            --------   --------

Cash flows from investing activities:
  Net proceeds from sale of real estate                           --        248
  Additions to real estate and property development costs     (3,837)    (5,556)
                                                            --------   --------

  Net cash used for investing activities                      (3,837)    (5,308)
                                                            --------   --------

Cash flows from financing activities:
  Net loan proceeds                                            6,500      3,845
  Decrease (increase) in restricted cash, net                   (269)       826
  Payment of loan fees                                          (122)      (199)
  Notes payable principal payments                            (1,621)       (77)
                                                            --------   --------

  Net cash provided by financing activities                    4,488      4,395
                                                            --------   --------

Net increase (decrease) in cash and cash equivalents             566       (379)
Cash and cash equivalents at beginning of period                  97      1,296
                                                            --------   --------
Supplemental disclosure of cash flow information:
     Cash paid for interest                                 $    795   $    528
                                                            ========   ========

Supplemental disclosure of additions to real estate
  and property development costs:
     Purchase price of real estate                          $(1,750)   $     --
     Reduction of note receivable                               405          --
     Additions to real estate and property development costs (2,492)     (5,556)
                                                            -------    --------

Net additions to real estate and property development costs $(3,837)   $ (5,556)
                                                            =======    ========

Supplemental disclosure of non-cash refinancing activity:
   New financing                                            $ 7,700    $  9,425
   Original financing paid off in escrow                     (1,200)     (5,580)
                                                            -------    --------

Net loan proceeds                                           $ 6,500    $  3,845
                                                            =======    ========

                 See accompanying notes to financial statements.

                                  Appendix B-4

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP
                   Notes to Consolidated Financial Statements
                            June 30, 1997 (Unaudited)


Note 1.  THE PARTNERSHIP AND SIGNIFICANT ACCOUNTING POLICIES

In the opinion of Rancon Financial Corporation ("RFC") and Daniel Lee Stephenson (the "Sponsors") and Glenborough Corporation (successor by merger with Glenborough Inland Realty Corporation), the accompanying unaudited financial statements contain all adjustments (consisting of only normal accruals) necessary to present fairly the financial position of Rancon Realty Fund IV, A California Limited Partnership (the "Partnership") as of June 30, 1997 and December 31, 1996, and the related statements of operations for the three and six months ended June 30, 1997 and 1996, and the changes in partners' equity (deficit) and cash flows for the six months ended June 30, 1997 and 1996.

In December, 1994, RFC entered into an agreement with Glenborough Corporation ("Glenborough") whereby RFC sold to Glenborough the contract to perform the rights and responsibilities under RFC's agreement with the Partnership and other related Partnerships (collectively, the "Rancon Partnerships") to perform or contract on the Partnership's behalf, for financial, accounting, data processing, marketing, legal, investor relations, asset and development management and consulting services for the Partnership for a period of ten years or until the liquidation of the Partnership, whichever comes first. Pursuant to the contract, the Partnership will pay Glenborough for its services as follows:
(i) a specified asset administration fee, which is fixed for five years subject to reduction in the year following the sale of assets, currently $989,000 per year; (ii) sales fees of 2% for improved properties and 4% for land; (iii) a refinancing fee of 1% and (iv) a management fee of 5% of gross rental receipts. As part of this agreement, Glenborough will perform certain tasks for the General Partner of the Rancon Partnerships and RFC agreed to cooperate with Glenborough, should Glenborough attempt to obtain a majority vote of the limited partners to substitute itself as the General Partner for the Rancon Partnerships. This agreement became effective January 1, 1995. Glenborough is not an affiliate of RFC or the Partnership.

Consolidation - In order to satisfy certain lender requirements for the Partnership's 1996 loan secured by Service Retail Center, Promotional Retail Center, and Carnegie Business Center I, Rancon Realty Fund IV Tri-City Limited Partnership, a Delaware limited partnership ("RRF IV Tri-City") was formed in April 1996. The three properties securing the loan were contributed to RRF IV Tri-City by the Partnership. The limited partner of RRF IV Tri-City is the Partnership and the general partner is Rancon Realty Fund IV, Inc., a corporation wholly owned by the Partnership. Since the Partnership indirectly owns 100% of RRF IV Tri-City, the financial statements of RRF IV Tri-City have been consolidated with those of the Partnership. All intercompany transactions and account balances have been eliminated in consolidation.

Reclassification - Certain 1996 balances have been reclassified to conform to the current period presentation.


Note 2.  REFERENCE TO 1996 AUDITED FINANCIAL STATEMENTS

These unaudited financial statements should be read in conjunction with the Notes to Financial Statements included in the December 31, 1996 audited financial statements.

Note 3.  INVESTMENTS IN REAL ESTATE

On February 28, 1997, the Partnership purchased the property known as TGI Friday's for $1,750,000. The Partnership paid $1,345,000 in cash and the existing $405,000 note receivable secured by a deed of trust on the TGI Friday's property was retired as part of this transaction.

In May 1997, construction of the Circuit City site in the Tri-City Corporate Center was completed for a total cost of approximately $3,840,000 and was classified as rental property.

In the second quarter of 1997, due to the sales price of pending land sales, management concluded that the carrying value of the Partnership's investment in the land held for sale in Temecula, California was in excess of its fair value and a provision for impairment of the land held for sale in the amount of $378,000 was recorded.

                                  Appendix B-5

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP
                   Notes to Consolidated Financial Statements
                            June 30, 1997 (Unaudited)

Note 4.  RESTRICTED CASH

On March 12, 1997, pursuant to the Inland Regional Center ("IRC") lease, a $269,000 certificate of deposit ("DC") was opened. The $269,000 represents a security deposit which the Partnership will retain in the event of a default by IRC. Provisions in the lease allow for the security deposit plus accrued interest to be converted to prepaid rent after the 60th month of the lease if the tenant is not in default of the provisions of the lease.

Note 5.  COMMITMENTS AND CONTINGENT LIABILITIES

The Partnership is contingently liable for subordinated real estate commissions payable to the Sponsor in the amount of $643,000 at June 30, 1997 for sales that transpired in previous years. The subordinated real estate commissions are payable only after the Limited Partners have received distributions equal to their original invested capital plus a cumulative non-compounded return of six percent per annum on their adjusted invested capital.

Note 6.  NOTES PAYABLE

On January 31, 1997, the Partnership obtained an unsecured promissory note for a $1,500,000 revolving line of credit from Glenborough at a rate of eleven percent (11%) per annum to fund capital expenditures and other partnership costs. By April 1997, the Partnership had drawn the total $1,500,000 available on the line of credit and the loan was paid off in May 1997, from new permanent financing proceeds (see below).

On February 28, 1997, the Partnership obtained a $1,200,000 unsecured loan at an interest rate of one percent (1%) per annum in excess of the bank "Prime Rate." The loan was used to finance the acquisition of the TGI Friday's property. This loan was also paid off in May 1997, from the new permanent financing proceeds (see below).

On May 8, 1997, the Partnership obtained new permanent financing of $5,000,000 from Wells Fargo Bank, secured by real estate referred to as Circuit City and TGI Friday's. The Partnership used the proceeds to pay off the $1,500,000 Glenborough line of credit and $1,221,000 to pay off the unsecured Wells Fargo Bank loan (including accrued interest). In addition, the Partnership incurred approximately $193,000 in loan fees and closing costs and $1,956,000 for the Circuit City tenant improvement allowance, of which $35,000 remains to be paid as of June 30, 1997, pending final completion of all tenant improvements. The remaining net proceeds of approximately $130,000 were added to the Partnership's cash reserves.

The new loan bears interest at one percent (1%) per annum in excess of the lender's "Prime Rate," requires monthly payments of interest only, and matures on May 31, 1999 with an option for a one-year extension.

Note 7.  SUBSEQUENT EVENT

On July 1, 1997 and August 7, 1997, the Partnership sold four of the 11 remaining available lots of Rancon Towne Village for an aggregate sales price of $936,000.


Item 2. Management's Discussion and Analysis of Financial Conditions and Results of Operations.

LIQUIDITY  AND CAPITAL RESOURCES

At June 30, 1997, the Partnership had cash of $932,000. The remainder of the Partnership's assets consist primarily of its investments in real estate, totaling approximately $53,553,000.

The Partnership's primary source of funds consist of cash provided by rental activities, permanent financing, construction financing, property sales and interest income on certificates of deposit and other deposits of funds invested temporarily, pending their use in the development of properties.

                                  Appendix B-6

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP
                   Notes to Consolidated Financial Statements
                            June 30, 1997 (Unaudited)

The Partnership's improved cash position at June 30, 1997 compared to December 31, 1996 is largely due to the placement of the Inland Regional Center into service in June 1996, the acquisition of TGI Friday's in February 1997, and the net proceeds from various financing obtained in 1997.

On May 8, 1997, the Partnership obtained new permanent financing of $5,000,000 from Wells Fargo Bank, secured by real estate referred to as Circuit City and TGI Friday's. The Partnership used the proceeds to pay off a $1,500,000 line of credit and $1,221,000 to pay off the unsecured Wells Fargo Bank loan. In addition, the Partnership incurred approximately $193,000 in loan fees and closing costs and $1,956,000 for the Circuit City tenant improvement allowance. The remaining net proceeds of approximately $130,000 were added to the Partnership's cash reserves.

A majority of the Partnership's assets are located within the Inland Empire, a submarket of Southern California, and have been directly affected by the economic weakness of the region. Management believes, however, that while prices have not increased significantly, the Southern California real estate market appears to be improving. Management continues to evaluate the real estate markets in which the Partnership's assets are located in an effort to determine the optimal time to dispose of them and realize their maximum value.

Tri-City

The Partnership currently owns the following properties in the Tri-City Corporate Center area within the Inland Empire submarket of the Southern California region:

          Property                           Type                   Square Feet
 ---------------------------   ----------------------------------   -----------
 One Vanderbilt                Four story office building              73,809
 Two Vanderbilt                Four story office building              69,094
 Carnegie Business Center I    Two light industrial buildings          62,605
 Service Retail Center         Two retail buildings                    20,780
 Promotional Retail Center     Four strip center retail buildings     104,865
 Inland Regional Center        Two story office building               81,079
 TGI Friday's                  Restaurant                               9,386
 Circuit City                  Build-to-suit retail building           39,123


The Partnership also owns approximately 26 acres of unimproved land in the Tri-City area.

Additionally, the Partnership owns the Shadowridge Woodbend Apartments (a 240-unit apartment complex) in Vista, California plus unimproved land in Riverside County, California as described below.

Lake Elsinore

Lake Elsinore is 24.8 acres of undeveloped land, commercially zoned in Lake Elsinore, Riverside County, California. Offsite improvements remain on hold at the Lake Elsinore property and there is no development activity planned for the near future.

Perris

Perris is 17.14 acres of unimproved land near Perris Lake in Perris, Riverside County, California. There has been no development of the Perris property to date. The property is being marketed for sale to retail users and interested developers.

Temecula

The subdivision of the 12.4 gross acre property in Temecula, California, also known as Rancon Towne Village, into 12

                                  Appendix B-7

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP
                   Notes to Consolidated Financial Statements
                            June 30, 1997 (Unaudited)

lots was approved January 2, 1996. From February 1996 through August 1997, the Partnership sold five lots totaling approximately 3.7 acres for a cumulative sales price of $1,211,000. The Partnership has executed a sales contract on one lot consisting of approximately 1.06 acres for a sales price of $270,000. The sale is expected to close by January 1998. Negotiations are currently underway for the sale of one additional .76 acre lot while the remaining lots continue to be marketed for sale. The Partnership has a $100,000 certificate of deposit ("CD") held as collateral for subdivision improvements and monument bonds related to the land for sale in Temecula, California. It is anticipated that this CD will be released during 1997.

General Matters

The $5,671,000 increase in rental property at June 30, 1997 from December 31, 1996 is primarily due to the acquisition of the TGI Friday's property, the reclassification of Circuit City from construction in progress to rental property, and the tenant improvement allowance paid for the completion of the Circuit City property.

The General Partners continue to assess the real estate market in Southern California in an effort to determine an appropriate time to liquidate the Partnership and realize the maximum value for its assets. Cash generated from property sales may be utilized in the development of other properties or distributed to the partners.

RESULTS OF OPERATIONS

Revenues

Rental income for the six and three months ended June 30, 1997 increased $1,118,000 or 52% and $699,000 or 67% over the six and three months ended June 30, 1996, respectively, primarily as a result of: (i) the commencement of operations of the Inland Regional Center in June 1996; (ii) ground lease revenue earned from Circuit City as the project was under construction from September
1996 through May 1997; (iii) the commencement of the Circuit City operating lease in May 1997; (iv) the acquisition of the TGI Friday's property in February 1997; and (v) the increased occupancy at One Vanderbilt, Two Vanderbilt, Service Retail Center, and Shadowridge Woodbend Apartments during the six and three months ended June 30, 1997 over the six and three months ended June 30, 1996.

Occupancy rates at the Partnership's Tri-City properties as of June 30, 1997 and 1996 were as follows:
                                                             June 30,
                                                          1997       1996
                                                        --------   -------

      One Vanderbilt                                      90%         59%
      Two Vanderbilt                                      90%         25%
      Service Retail Center                              100%         97%
      Carnegie Business Center I                          81%         87%
      Promotional Retail Center-Phase I                   97%         97%
      Inland Regional Center (commenced operations
         June, 1996)                                     100%        100%
      TGI Friday's (acquired February 28, 1997)          100%        n/a
      Circuit City (commenced operations May, 1997)      100%        n/a

As of June 30, 1997, tenants at Tri-City occupying substantial portions of leased rental space included: (i) ITT Educational Services with a lease which expires in December 2004; (ii) Inland Regional Center with a lease through July 2009; (iii) CompUSA with a lease through August 2003; (iv) PetsMart with a lease through January 2009; (v) Circuit City with a lease through January 2018; and
(vi) Fidelity National Title with a lease through August 2003. These six tenants, in the aggregate, occupied approximately 219,000 square feet of the 412,000 total leasable square feet at Tri-City as of June 30, 1997 and account for 52% of the rental income generated at Tri-City and 38% of the total rental income for the Partnership during the first half of 1997.

                                  Appendix B-8

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP
                   Notes to Consolidated Financial Statements
                            June 30, 1997 (Unaudited)

Interest income decreased $43,000 or 80% and $23,000 or 88% during the six and three months ended June 30, 1997 compared to the six and three months ended June 30, 1996, respectively, due to a lower average cash balance in 1997 as a result of additions to real estate and property development costs in the second half of calendar year 1996 and the elimination of the interest income on the $405,000 note receivable that was retired as part of the acquisition of TGI Friday's on February 28, 1997.

Expenses:

Operating expenses increased $418,000 or 40% and $231,000 or 44% during the six and three months ended June 30, 1997 over the six and three months ended June 30, 1996, respectively, due to: (i) the addition of the Inland Regional Center as an operating property in June 1996; (ii) increased utility and operational expenses related to increased occupancy at selected properties; and (iii) property tax refunds received in the first half of 1996.

Interest expense increased $244,000 or 40% and $112,000 or 31% during the six and three months ended June 30, 1997 compared to the same periods in 1996, respectively, due to the increased debt to finance the acquisition and construction of properties over the past year.

Depreciation and amortization for the six and three months ended June 30, 1997 increased $131,000 or 19% and $43,000 or 11% from the six and three months ended June 30, 1996, respectively, primarily as a result of the acquisition/operations of the Inland Regional Center, TGI Friday's and Circuit City properties over the past year.

Expenses associated with undeveloped land decreased $77,000 or 19% and $71,000 or 32% during the six and three months ended June 30, 1997 compared to the six and three months ended June 30, 1996, respectively, due to the reduction of property taxes resulting from a reduction by the Assessor's office of assessed values of selected parcels of land.

Part II. OTHER INFORMATION


Item 1.  Legal Proceedings

         None.

Item 2.  Changes in Securities

         Not applicable.

Item 3.  Defaults Upon Senior Securities

         Not applicable.

Item 4.  Submission of Matters to a Vote of Security Holders

         None.

Item 5.  Other Information

         None.

Item 6.  Exhibits and Reports on Form 8-K

         (a)  Exhibits:

              #27 - Financial Data Schedule

         (b)  Reports on Form 8-K:

              None.

                                  Appendix B-9

                             RANCON REALTY FUND IV,
                        A CALIFORNIA LIMITED PARTNERSHIP
                   Notes to Consolidated Financial Statements
                            June 30, 1997 (Unaudited)


                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 RANCON REALTY FUND IV,
                                 a California Limited Partnership
                                 (Registrant)





Date: August 13, 1997            By: /s/ Daniel L. Stephenson
                                     ------------------------
                                     Daniel L. Stephenson
                                     Chief Executive Officer and
                                     Chief Financial Officer of
                                     Rancon Financial Corporation,
                                     General Partner of
                                     Rancon Realty Fund IV,
                                     a California Limited Partnership

                                 Appendix B-10